                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration Number 333-119363

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 3, 2005)

                               AUTOCAM CORPORATION

                   10.875% SENIOR SUBORDINATED NOTES DUE 2014

                                   ----------

     Attached hereto and incorporated by reference herein is our Current Report on Form 8-K dated December 27, 2005. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated May 3, 2005, with respect to the 10.875% Senior Subordinated Notes Due 2014, including any amendments or supplements thereto.

                                   ----------

     INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.

                                   ----------

                              GOLDMAN, SACHS & CO.

                                   ----------

                                December 27, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 27, 2005
                               (December 22, 2005)

                               AUTOCAM CORPORATION
             (Exact name of registrant as specified in its charter)

            MICHIGAN                     333-119215               38-2790152
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

           4436 BROADMOOR AVENUE SOUTHEAST, KENTWOOD, MICHIGAN, 49512
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (616) 698-0707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2005, Autocam Corporation ("we", "our", or "us") entered into a new second lien Term Loan and Guaranty Agreement ("second lien credit facility") with a syndicate of lenders, Goldman Sachs Credit Partners L.P. as syndication agent, lead arranger and sole book runner, and The Bank of New York as administrative agent and collateral agent. On that date we also amended our existing senior credit facility.

For more information about our second lien credit facility and the amendment to our existing senior credit facility, see the disclosure under Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

SECOND LIEN CREDIT FACILITY

As discussed in Item 1.01 above, we have entered into a second lien credit facility. A copy of the second lien credit facility is attached hereto as
Exhibit 10.1 and is incorporated herein by reference. The following is a summary of the material terms and conditions of our second lien credit facility, and is qualified in its entirety by reference to the second lien credit facility.

Borrower, Amount and Final Maturity. Our second lien credit facility provides for a $60,000,000 term loan and a E12,668,918.92 term loan (U.S. dollar equivalent of $15,000,000). Each term loan has a final maturity of 6 years. We are the Borrower under the term loans, which were fully borrowed at the closing on December 22, 2005.

Use of Proceeds. Proceeds of the new term loans were used by us to repay amounts under our existing senior credit facility as follows: (i) $12,600,000 of term loans borrowed by us, (ii) E22,727,848 of term loans borrowed by our French subsidiary, Autocam France, SARL, and (iii) $29,000,000 of revolving loans borrowed by us. The balance of the proceeds will be used to pay transaction costs and interest due on our existing senior credit facility and for future working capital and general corporate purposes.

Interest and Fees. The interest rates applicable to loans under our second lien credit facility will be (i) in the case of our U.S. dollar-denominated term loans, at our option equal to either (x), a base (prime) rate plus 7.50% per annum or (y) an adjusted Eurodollar bank deposit rate plus 8.50% per annum; or
(ii) in the case of our euro-denominated term loans, an adjusted Euro bank deposit rate plus 9.50% per annum. We may at our option, in lieu of payment of interest in cash, pay up to 1.50% per annum of the interest by adding such interest to the then outstanding principal amount of the term loans (payment-in-kind).

We may select interest periods (other than for base loans) of one, two, three, six and, if available to each applicable lender, nine or twelve months for our term loans.

We have agreed to pay various fees with respect to our second lien credit facility, including customary arrangement fees paid to Goldman Sachs Credit Partners L.P. and a customary annual administrative agent fee payable to The Bank of New York.

Prepayments. Our second lien credit facility requires mandatory prepayments, subject to exceptions, of an amount equal to:

- 100% of the net cash proceeds from asset sales or other dispositions of property by us or our subsidiaries, including insurance proceeds or governmental takings, other than inventory sold or disposed of in the ordinary course of business, certain other transactions and net cash proceeds reinvested in assets used in our business;

- 50% of the net cash proceeds from the issuance of specified equity securities, provided that this percentage will be reduced to 25% if our "Leverage Ratio", as defined in our second lien credit facility, is less than 3.00:1.00;

- 100% of the net cash proceeds from the issuance of specified debt obligations by us or our subsidiaries; and

- 75% of "Consolidated Excess Cash Flow", as defined in our second lien credit facility, provided that this percentage will be reduced to 50% if our "Leverage Ratio" is less than 3.00:1.00.

Mandatory prepayments (which are permitted to be waived by the lenders in certain circumstances) will be applied first to repay our obligations under our existing senior credit facility, and then remaining amounts, if any, to our U.S. dollar term loans and our euro term loans under our second lien credit facility on a pro rata basis.

We are permitted to voluntarily prepay loans under our second lien credit facility on or after December 22, 2006, subject to the terms of our existing senior credit facility. If we voluntarily prepay all or any portion of our second lien credit facility, we are required to pay a prepayment premium (as a percentage of the principal prepaid) as follows: on or after December 22, 2006, but prior to December 22, 2007, 2.0%; and on or after December 22, 2007, but prior to December 22, 2008, 1.0%. The term loans under our second lien credit facility may be prepaid without a prepayment penalty from and after December 22, 2008.

Collateral and Guarantors. Indebtedness under our second lien credit facility is guaranteed by our holding company (Titan Holdings, Inc.), our Netherlands subsidiary, Autocam Europe, B.V., and each of our existing and subsequently acquired or organized domestic and, to the extent no material adverse tax consequence would result and permitted under local law, each of our foreign subsidiaries.

Indebtedness under our second lien credit facility is secured by a second priority lien on substantially all of our and the guarantors' tangible and intangible assets, including personal property, real property, intercompany indebtedness and capital stock owned by us and such guarantors, limited to 65% of such capital stock in the case of certain foreign subsidiaries.

The liens to secure our second lien credit facility are subordinated to the liens to secure our existing credit facility. The priority of, and certain other matters relating to, the liens in the collateral under our second lien credit facility and our existing senior credit facility is set out in an intercreditor agreement.

Financial and Restrictive Covenants. Our second lien credit facility contains minimum senior leverage ratios that vary during the term of the facility.

Our second lien credit facility also contains covenants that restrict our ability to incur additional indebtedness, grant liens, make investments, loans, guarantees or advances, make restricted junior payments, including dividends, redemptions of capital stock and voluntary prepayments or repurchase of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. These are substantially identical to (and in some respects more flexible than) the covenants in our existing senior credit facility

Representations and Affirmative Covenants. Our second lien credit facility contains customary representations, warranties and affirmative covenants.

Events of Defaults. Our second lien credit facility contains customary events of default, which are substantially as set forth in our existing senior credit facility but with materiality thresholds 15% higher than the corresponding provisions in our existing senior credit facility, including:

-    failure to make payments when due;

-    defaults under other materials indebtedness;

-    non-compliance with covenants;

-    incorrectness of representations and warranties;

-    bankruptcy, insolvency or dissolution events;

-    material judgments;

-    certain events related to ERISA;

-    impairment of security interests in collateral or invalidity of guarantees;
     and

-    a "change of control," as defined in our second lien credit facility.

There is a 60-day standstill period with respect to a cross default to our existing senior credit facility.

AMENDMENTS TO EXISTING SENIOR CREDIT FACILITY

On December 22, 2005, we entered into the second amendment to the Guaranty and Credit Agreement, dated as of June 21, 2004 (the "Amendment") with Goldman Sachs Credit Partners L.P. and Citigroup Global Markets, Inc. as Joint Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, Citicorp North America, Inc., as General Administrative Agent and Collateral Agent, Citibank International PLC, as European Administrative Agent, and Bank One, NA, ING Capital, LLC and National City Bank, as Documentation Agents.

A copy of the Amendment is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The following is a summary of the material terms and conditions of the Amendment, and is qualified in its entirety by reference to the Amendment.

Pursuant to the Amendment, effective December 22, 2005, we amended our existing senior credit facility to permit us to incur the second lien term loans discussed above, to replace interest coverage, leverage and senior leverage ratio covenants with maximum first lien leverage and revised senior leverage ratio covenants, to amend the consolidated capital expenditures covenant and to make other modifications.

We also permanently reduced the committed amount of our multi-currency-denominated revolving credit facility to $28,880,000 and we permanently reduced the committed amount of Autocam France, SARL's euro-denominated revolving credit facility to E9,296,800.

The interest rate margins on our existing senior credit facility have changed. The interest rate margin applicable to the U.S. Term Loans (with a Eurocurrency rate) is 3.50% and the interest rate margin applicable to our Euro Term Loans is 4.00%, in each case from December 22, 2005 until the later of the first anniversary of the effective date of the first amendment and the date we demonstrate a "Leverage Ratio," as defined in our existing senior credit facility, of less than or equal to 4.50:1.00. Thereafter, the applicable interest rate margin is determined by reference to the Leverage Ratio in effect from time to time as set forth below:

                   Applicable Margin for Revolving Loans,
                   European Revolving Loans and U.S. Term   Applicable Margin for
Leverage Ratio     Loans                                    European Term Loans
--------------     --------------------------------------   ---------------------
> or = 3.00:1.00                    3.25%                           3.75%
     < 3.00:1.00                    3.00%                           3.50%

If, at any time our "First Lien Leverage Ratio" as defined in our existing senior credit facility exceeds 2.25:1.00, the applicable margins shown above shall be increased by 0.25%, and if our First Lien Leverage Ratio exceeds 2.75:1.00, the applicable margins shown above shall be increased by an additional 0.25%.

The interest rate margin applicable to swing line loans and other loans that are base rate loans is an amount equal to the margin applicable to Eurocurrency rate loans at that time, minus 1.00% per annum.

After giving effect to the prepayments made from the proceeds of the term loans under our second lien credit facility, no amortization of the term loans under our existing credit facility is required through the quarter ending June 30, 2008, and thereafter required amortization is as follows:

Fiscal Quarter Ending   U.S. Term Loan Installments   European Term Loan Installments
---------------------   ---------------------------   -------------------------------
September 30, 2008             $            0                  E   894,220.37
December 31, 2008              $            0                  E 1,072,653.00
March 31, 2009                 $            0                  E 2,681,632.49

Fiscal Quarter Ending   U.S. Term Loan Installments   European Term Loan Installments
---------------------   ---------------------------   -------------------------------
June 30, 2009                  $            0                  E 2,681,632.49
September 30, 2009             $            0                  E 2,681,632.49
December 31, 2009              $            0                  E 2,681,632.49
March 31, 2010                 $            0                  E 3,893,333.10
June 30, 2010                  $            0                  E 3,893,333.10
September 30, 2010             $ 2,298,134.81                  E 3,893,333.10
December 31, 2010              $ 5,896,455.06                  E 3,893,333.10
March 31, 2011                 $ 5,896,455.06                  E 3,893,333.10
June 30, 2011                  $ 5,896,455.07                  E 3,893,333.07
Total                          $19,987,500.00                  E36,053,401.90

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) The exhibits listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K.

EXHIBIT NO.
-----------
Exhibit 10.1   Term Loan and Guaranty Agreement, dated as of December 22, 2005, among Autocam Corporation, as Borrower, Titan Holdings, Inc. and
               certain subsidiaries of Autocam Corporation, as Guarantors, various lenders party thereto, The Bank of New York, as
               Administrative Agent and Collateral Agent, and Goldman Sachs
               Credit Partners L.P., as Syndication Agent, Lead Arranger and
               Sole Bookrunner.

Exhibit 10.2 Pledge and Security Agreement, dated as of December 22, 2005, between Autocam Corporation and each P of the other Grantors party thereto and The Bank of New York, as Collateral Agent.

Exhibit 10.3   Intercreditor Agreement, dated as of December 22, 2005, between
               Citicorp North America. Inc., as First Lien Collateral Agent, The
               Bank of New York, as Second Lien Collateral Agent, and Autocam
               Corporation.

Exhibit 10.4   Second Amendment to Credit and Guaranty Agreement, dated as of
               December 22, 2005 (effective as of December 22, 2005), by and among Autocam Corporation, Autocam France, SARL, Titan Holdings,
               Inc., certain subsidiaries of Autocam Corporation, various lenders parties thereto, Citicorp North America. Inc., as General
               Administrative Agent and Collateral Agent, and Citibank
               International PLC, as European Administrative Agent.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Autocam Corporation


                                        By: /s/ John C. Kennedy
                                            ------------------------------------
                                        Name: John C. Kennedy
                                        Title: President and Chief Executive
                                               Officer

Dated: December 27, 2005

                                  EXHIBIT INDEX

EXHIBIT NO.
-----------
Exhibit 10.1   Term Loan and Guaranty Agreement, dated as of December 22, 2005, among Autocam Corporation, as Borrower, Titan Holdings, Inc. and
               certain subsidiaries of Autocam Corporation, as Guarantors, various lenders party thereto, The Bank of New York, as
               Administrative Agent and Collateral Agent, and Goldman Sachs
               Credit Partners L.P., as Syndication Agent, Lead Arranger and
               Sole Bookrunner.

Exhibit 10.2 Pledge and Security Agreement, dated as of December 22, 2005, between Autocam Corporation and each of the other Grantors party thereto and The Bank of New York, as Collateral Agent.

Exhibit 10.3   Intercreditor Agreement, dated as of December 22, 2005, between
               Citicorp North America. Inc., as First Lien Collateral Agent, The
               Bank of New York, as Second Lien Collateral Agent, and Autocam
               Corporation.

Exhibit 10.4   Second Amendment to Credit and Guaranty Agreement, dated as of
               December 22, 2005 (effective as of December 22, 2005), by and among Autocam Corporation, Autocam France, SARL, Titan Holdings,
               Inc., certain subsidiaries of Autocam Corporation, various lenders parties thereto, Citicorp North America. Inc., as General
               Administrative Agent and Collateral Agent, and Citibank
               International PLC, as European Administrative Agent.

                                                                    EXHIBIT 10.1

                        TERM LOAN AND GUARANTY AGREEMENT

                          dated as of December 22, 2005

                                      among

                              AUTOCAM CORPORATION,
                                   as Borrower

                              TITAN HOLDINGS, INC.,

                                       and

                  CERTAIN SUBSIDIARIES OF AUTOCAM CORPORATION,
                                  as Guarantors

                                 VARIOUS LENDERS

                              THE BANK OF NEW YORK,
                  as Administrative Agent and Collateral Agent

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
             as Syndication Agent, Lead Arranger and Sole Bookrunner

                                   ----------

                                   $60,000,000
                                 E12,668,918.92
                         Senior Secured Credit Facility

                                   ----------

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
(1) SECTION 1. DEFINITIONS AND INTERPRETATION..................................      1
    1.1    Definitions.........................................................      1
    1.2    Accounting Terms....................................................     32
    1.3    Interpretation, etc.................................................     32

(2) SECTION 2. LOANS...........................................................     33
    2.1    Term Loans..........................................................     33
    2.2    Pro Rata Shares.....................................................     34
    2.3    Use of Proceeds.....................................................     34
    2.4    Evidence of Debt; Register; Lenders' Books and Records; Notes.......     34
    2.5    Interest on Loans...................................................     35
    2.6    Conversion/Continuation.............................................     37
    2.7    Default Interest....................................................     37
    2.8    Fees................................................................     38
    2.9    Repayment of Loans..................................................     38
    2.10   Voluntary Prepayments/Commitment Reductions.........................     38
    2.11   Mandatory Prepayments...............................................     41
    2.12   Application of Prepayments/Reductions...............................     42
    2.13   General Provisions Regarding Payments...............................     43
    2.14   Ratable Sharing.....................................................     44
    2.15   Making or Maintaining Eurocurrency Rate Loans.......................     45
    2.16   Increased Costs; Capital Adequacy...................................     47
    2.17   Taxes; Withholding, etc.............................................     48
    2.18   Obligation to Mitigate..............................................     51
    2.19   Removal or Replacement of a Lender..................................     51

(3) SECTION 3. CONDITIONS PRECEDENT............................................     52
    3.1    Closing Date........................................................     52
    3.2    Additional Conditions to the Credit Extension.......................     56

(4) SECTION 4. REPRESENTATIONS AND WARRANTIES..................................     57
    4.1    Organization; Requisite Power and Authority; Qualification..........     57
    4.2    Capital Stock and Ownership.........................................     57
    4.3    Due Authorization...................................................     58
    4.4    No Conflict.........................................................     58
    4.5    Governmental Consents...............................................     58
    4.6    Binding Obligation..................................................     58
    4.7    Historical Financial Statements.....................................     59
    4.8    Projections.........................................................     59
    4.9    No Material Adverse Change..........................................     59

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                  PAGE
                                                                                  ----
    4.10   No Restricted Junior Payments.......................................     59
    4.11   Adverse Proceedings, etc............................................     59
    4.12   Payment of Taxes....................................................     59
    4.13   Properties..........................................................     60
    4.14   Environmental Matters...............................................     60
    4.15   No Defaults.........................................................     61
    4.16   Material Contracts..................................................     61
    4.17   Governmental Regulation.............................................     61
    4.18   Margin Stock........................................................     61
    4.19   Employee Matters....................................................     61
    4.20   Employee Benefit Plans..............................................     62
    4.21   Certain Fees........................................................     62
    4.22   Solvency............................................................     62
    4.23   First Lien Credit Agreement and Other Agreements....................     62
    4.24   Compliance with Statutes, etc.......................................     63
    4.25   Disclosure..........................................................     63
    4.26   Second Lien Claims..................................................     63
    4.27   Quarterly Financials................................................     63

(5) SECTION 5. AFFIRMATIVE COVENANTS...........................................     63
    5.1    Financial Statements and Other Reports..............................     64
    5.2    Existence...........................................................     67
    5.3    Payment of Taxes and Claims.........................................     67
    5.4    Maintenance of Properties...........................................     67
    5.5    Insurance...........................................................     67
    5.6    Inspections.........................................................     68
    5.7    Lenders Meetings....................................................     68
    5.8    Compliance with Laws................................................     68
    5.9    Environmental.......................................................     69
    5.10   Subsidiaries........................................................     70
    5.11   Additional Material Real Estate Assets..............................     70
    5.12   Interest Rate Protection............................................     71
    5.13   Further Assurances..................................................     71
    5.14   Control Agreements..................................................     71

(6) SECTION 6. NEGATIVE COVENANTS..............................................     72
    6.1    Indebtedness........................................................     72
    6.2    Liens...............................................................     76

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                  PAGE
                                                                                  ----
    6.3    Equitable Lien......................................................     78
    6.4    No Further Negative Pledges.........................................     78
    6.5    Restricted Junior Payments..........................................     79
    6.6    Restrictions on Subsidiary Distributions............................     79
    6.7    Investments.........................................................     80
    6.8    Financial Covenant..................................................     81
    6.9    Fundamental Changes; Disposition of Assets; Acquisitions............     82
    6.10   Disposal of Subsidiary Interests....................................     83
    6.11   Sales and Lease-Backs...............................................     84
    6.12   Transactions with Shareholders and Affiliates.......................     84
    6.13   Conduct of Business.................................................     85
    6.14   Permitted Activities of Holdings....................................     85
    6.15   Amendments or Waivers with respect to First Lien Credit Agreement...     85
    6.16   Amendments or Waivers with respect to Subordinated Indebtedness.....     85
    6.17   Fiscal Year.........................................................     86

(7) SECTION 7. GUARANTY........................................................     86
    7.1    Guaranty of the Obligations.........................................     86
    7.2    Contribution by Guarantors..........................................     86
    7.3    Payment by Guarantors...............................................     87
    7.4    Liability of Guarantors Absolute....................................     87
    7.5    Waivers by Guarantors...............................................     89
    7.6    Guarantors' Rights of Subrogation, Contribution, etc................     90
    7.7    Subordination of Other Obligations..................................     90
    7.8    Continuing Guaranty.................................................     90
    7.9    Authority of Guarantors or Company..................................     91
    7.10   Financial Condition of Company......................................     91
    7.11   Bankruptcy, etc.....................................................     91
    7.12   Discharge of Guaranty Upon Sale of Guarantor........................     92
    7.13   Dutch Law Limitation................................................     92

(8) SECTION 8. EVENTS OF DEFAULT...............................................     92
    8.1    Events of Default...................................................     92

(9) SECTION 9. AGENTS..........................................................     95
    9.1    Appointment of Agents...............................................     95
    9.2    Powers and Duties...................................................     96
    9.3    General Immunity....................................................     96
    9.4    Agents Entitled to Act as Lender....................................     98

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                  PAGE
                                                                                  ----
    9.5    Lenders' Representations, Warranties and Acknowledgment.............     98
    9.6    Right to Indemnity..................................................     98
    9.7    Successor Administrative Agent, Collateral Agent....................     99
    9.8    Collateral Documents, Guaranty and Intercreditor Agreement..........    100
    9.9    Dutch Collateral Debt Covenant......................................    100
    9.10   USA Patriot Act.....................................................    102

(10)SECTION 10. MISCELLANEOUS..................................................    102
    10.1   Notices.............................................................    102
    10.2   Expenses............................................................    104
    10.3   Indemnity...........................................................    105
    10.4   Set-Off.............................................................    105
    10.5   Amendments and Waivers..............................................    106
    10.6   Successors and Assigns; Participations..............................    107
    10.7   Independence of Covenants...........................................    110
    10.8   Survival of Representations, Warranties and Agreements..............    110
    10.9   No Waiver; Remedies Cumulative......................................    110
    10.10  Marshalling; Payments Set Aside.....................................    111
    10.11  Severability........................................................    111
    10.12  Obligations Several; Independent Nature of Lenders' Rights..........    111
    10.13  Headings............................................................    111
    10.14  APPLICABLE LAW......................................................    111
    10.15  CONSENT TO JURISDICTION.............................................    111
    10.16  WAIVER OF JURY TRIAL................................................    112
    10.17  Confidentiality.....................................................    112
    10.18  Usury Savings Clause................................................    113
    10.19  Counterparts........................................................    114
    10.20  Judgment Currency...................................................    114
    10.21  Effectiveness.......................................................    114
    10.22  Intercreditor Agreement.............................................    114

APPENDIX:           A    Notice Addresses

SCHEDULES:   3.1(e) Closing Date Mortgaged Properties

                    4.1  Jurisdictions of Organization and Qualification
                    4.2  Capital Stock and Ownership
                    4.13 Real Estate Assets
                    6.1  Certain Indebtedness
                    6.2  Certain Liens
                    6.7  Certain Investments
                    6.12 Certain Affiliate Transactions

EXHIBITS:           A-1  Form of Funding Notice
                    A-2  Form of Conversion/Continuation Notice
                    B-1  Form of Dollar Term Loan Note
                    B-2  Form of Euro Term Loan Note
                    C    Form of Compliance Certificate
                    D    Form of Assignment Agreement
                    E    Form of Certificate Re Non-bank Status
                    F-1  Form of Closing Date Certificate
                    F-2  Form of Solvency Certificate
                    G    Form of Counterpart Agreement
                    H    Form of Pledge and Security Agreement
                    I    Form of Mortgage

                        TERM LOAN AND GUARANTY AGREEMENT

This TERM LOAN AND GUARANTY AGREEMENT, dated as of December 22, 2005, is entered into by and among AUTOCAM CORPORATION, a Michigan corporation ("Company"), TITAN HOLDINGS, INC., a Delaware corporation ("Holdings"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Lead Arranger, and Sole Bookrunner (in such capacities, the "Lead Arranger"), as Syndication Agent (in such capacity, "Syndication Agent"), and THE BANK OF NEW YORK ("BNY"), as Administrative Agent (together with its permitted successors in such capacity, "Administrative Agent") and as Collateral Agent (together with its permitted successor in such capacity, "Collateral Agent").

                                    RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain senior secured second lien term loans to Company, comprised of $60,000,000 of U.S. Dollar denominated term loans and E12,668,918.92 Euro denominated term loans, the proceeds of which shall be applied as described herein;

WHEREAS, Company has agreed to secure all of the Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and certain of its Foreign Subsidiaries and 65% of all the Capital Stock of its remaining Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Second Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and certain Foreign Subsidiaries and 65% of all the Capital Stock of each of their respective remaining Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

"Additional Sponsor Equity" means Cash proceeds received by Parent from the issuance of its Capital Stock to, or other capital contributions by, one or more Sponsors for their own account on any day after the Closing Date. "Adjusted Eurocurrency Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i)
(a) in the case of a Eurocurrency Rate Loan denominated in Dollars, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, (b) in the case of a Eurocurrency Rate Loan denominated in Euro, the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the EMU for the euro (currently being page 248) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Euro, determined as of approximately 11:00 A.M. (London, England time) on such Interest Rate Determination Date, (c) in the event the rate referenced in the preceding clause (a) or (b), as applicable, does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays, in the case of Eurocurrency Rate Loans in Dollars, an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, or in the case of a Eurocurrency Rate Loan in Euro, the average rate of the Banking Federation of the EMU for deposits (for delivery on the first day of such period) with a term equivalent to such period in Euros, in each case determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (d) in the event the rates referenced in the preceding clauses (a), (b) and (c) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market or European Interbank market, as applicable, by BNY for deposits (for delivery on the first day of the relevant period) in Dollars or Euro, as applicable, of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

"Administrative Agent" as defined in the preamble hereto.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

"Affected Lender" as defined in Section 2.15(b).

"Affected Loans" as defined in Section 2.15(b).

"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, provided no Person shall be an Affiliate of Holdings, Company or any of its Subsidiaries solely because such Person controls, or is under common control with, one or more of the entities constituting the Sponsors. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent" means each of Syndication Agent, Administrative Agent and Collateral Agent.

"Aggregate Amounts Due" as defined in Section 2.14.

"Aggregate Payments" as defined in Section 7.2.

"Agreement" means this Term Loan and Guaranty Agreement, dated as of December 22, 2005, as it may be amended, supplemented or otherwise modified from time to time.

"Applicable Margin" means (A) with respect to Dollar Term Loans (i) 8.50% per annum with respect to such Loans that are Eurocurrency Rate Loans and (ii) 7.50% per annum with respect to such Loans that are Base Rate Loans, and (B) with respect to Euro Term Loans, 9.50% per annum.

"Applicable Reserve Requirement" means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurocurrency Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans, including a percentage rate per annum determined by Administrative Agent to reflect the requirements of the Bank of England and/or the Financial Services Authority and/or the European Central Bank in respect of monetary control, liquidity or otherwise. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

"Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Domestic Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business,
(ii) Cash Equivalents sold for Cash or Cash Equivalents in the ordinary course of business of Company and its Subsidiaries, (iii) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection, (iv) sales of other assets for aggregate consideration of less than $1,150,000 with respect to any transaction or series of related transactions and less than $5,750,000 in the aggregate during any Fiscal Year, and (v) the sale, transfer, lease, other disposition or relocation of equipment by Bouverat or Frank & Pignard to the New Polish Subsidiary (or to a plant owned or leased by such New Polish Subsidiary); provided, that, the aggregate fair market value of such equipment when sold, transferred, leased, disposed of or relocated by Bouverat or Frank & Pignard to the New Polish Subsidiary (or to a plant owned or leased by such New Polish Subsidiary) and not sold, transferred, leased, disposed of or relocated back to Bouverat or Frank & Pignard shall not exceed $9,775,000, unless such equipment remains or becomes subject to a perfected security interest (or analogous Lien) under applicable law reasonably satisfactory to Administrative Agent and Syndication Agent securing either Obligations under this Agreement or intercompany loans permitted hereby that are pledged as Collateral to the Collateral Agent. The Collateral Agent shall (x) grant its consent to any transaction described in the foregoing clauses (i) - (v), if consent is necessary to permit any such transaction under any Collateral Document, and (y) at the request and sole expense of such transferor, execute and deliver all releases or other documents reasonably necessary or desirable for the release of the Liens created by any of the Collateral Documents on the property that is the subject of such transaction.

"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

"Autocam Brazil" means Autocam do Brasil Usinagem Ltda., a limited liability company organized and existing under the laws of Brazil.

"Autocam Europe" means Autocam Europe, B.V., a corporation organized and existing under the laws of the Netherlands.

"Autocam France" means Autocam France, Sarl, a French societe a responsabilite limitee (limited liability company).

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

"Beneficiary" means each Agent, Lender and Lender Counterparty.

"Bouverat" means Bouverat Industries, S.A.S., a French societe par actions simplifiee.

"Brazilian Security Documents" means (a) all intercompany note(s) (or other similar agreement(s) under the laws of Brazil) evidencing intercompany loans made by the Company to Autocam Brazil, and (b) all pledge or assignment agreement(s) evidencing the pledge or assignment of the note or other document described in clause (a) by Company to secure the Obligations.

"Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Texas or is a day on which banking institutions located in the State of New York or Dallas, Texas are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurocurrency Rate or any Eurocurrency Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits, in the London interbank market, or in Euro deposits in the European interbank market, as applicable.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (other than convertible Indebtedness, until converted).

"Cash" means money, currency or a credit balance in any demand or Deposit
Account.

"Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by, and money market deposit accounts issued or offered by, any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has combined capital and surplus and undivided profits in excess of the foreign currency equivalent of $100,000,000; (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) or (ii) above and entered into with any commercial bank satisfying the requirements of clause (iv) above; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; provided, that, in the case of any Investment by a Foreign Subsidiary, "Cash Equivalents" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

"Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit E.

"Change of Control" means, at any time, (i) prior to an IPO, one or more of the Sponsors shall cease to beneficially own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings; (ii) after an IPO, (a) one or more of the Sponsors shall cease to beneficially own and control, directly or indirectly, at least 35% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings and (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than one or more of the Sponsors
(A) shall, directly or indirectly, beneficially own a percentage of the economic and/or voting interests in the Capital Stock of Holdings on a fully-diluted basis that is greater than the percentage of the economic interests and/or in the Capital Stock of Holdings on a fully-diluted basis then held, directly or indirectly, by the Sponsors, taken together, or (B) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company or the failure at any time of Holdings to have the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company;
(iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of Holdings on the Closing Date or (b) were either (x) nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (y) designated or appointed by Sponsor; or (v) any "change of control" or similar event under the First Lien Credit Agreement or the Senior Subordinated Note Indenture or related documentation shall occur.

"Class" means (i) with respect to Lenders, each of the following classes of
Lenders: (a) Lenders having Dollar Term Loan Exposure and (b) Lenders having Euro Term Loan Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Dollar Term Loans and (b) Euro Term Loans.

"Closing Date" means the date on which the Term Loans are made.

"Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit F-1.

"Closing Date Mortgaged Property" as defined in Section 3.1(e).

"Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

"Collateral Agent" as defined in the preamble hereto.

"Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Brazilian Security Documents, the Control Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

"Commitment" means a Term Loan Commitment.

"Company" as defined in the preamble hereto.

"Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.

"Consolidated Adjusted EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) to the extent reducing Consolidated Net Income, (I) net extraordinary losses, (II)
(a) other unusual or non recurring expenses or losses in an amount not to exceed $10,000,000 in the aggregate for all periods from June 21, 2004 through the date of determination and (b) French Restructuring Costs, in an aggregate combined amount (for both clauses (II)(a) and (II)(b)) not to exceed $15,000,000 for any twelve month period, (III) Franklin Park Lease Termination charges, (IV) Insurance Termination charges, (V) charges associated with the write-off of unamortized financing fees and related costs arising in connection with the repayment of First Lien Term Loans and reduction of revolving commitments under the First Lien Credit Agreement on or about the Closing Date, and (VI) Second Lien Transaction Costs paid or which became due and payable in Cash by Company and its Subsidiaries on or about the Closing Date, and (g) other non-Cash items reducing Consolidated Net Income (including whether or not includible as a separate item in the statement of Consolidated Net Income, non-Cash losses on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) the sum, without duplication, of the amounts for such period of (a) any income or gains that are extraordinary, unusual or non-recurring (including whether or not includible as a separate item in the statement of Consolidated Net Income, gains on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan), and (b) other non-Cash items increasing Consolidated Net Income (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

"Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "expenditures for property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries, and other than any amount of such expenditures that constitute Permitted Acquisition Expenses, the permitted reinvestment of Net Asset Sale Proceeds in accordance with Section 2.11(a), the permitted investment of Net Insurance/Condemnation Proceeds in accordance with Section 2.11(b) or the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent the credit granted by the seller of such equipment for the equipment being traded in at such time.

"Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

"Consolidated Current Assets" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

"Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (without duplication) (i) the current portion of long term debt and
(ii) Indebtedness constituting revolving loans and swing line loans outstanding under the First Lien Credit Agreement.

"Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of
(a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (i) repayments of revolving loans or swing line loans under the First Lien Credit Agreement except to the extent the revolving commitments thereunder are permanently reduced in connection with such repayments and (ii) repurchases of Term Loans made pursuant to Section 2.10(c) or term loans under the First Lien Credit Agreement), (b)(x) Consolidated Capital Expenditures and (y) Permitted Acquisition Expenses (excluding any Permitted Acquisition Expenses paid in respect of Cash or Cash Equivalents of an acquired Person), except to the extent financed with the proceeds of, in the case of (x) Additional Sponsor Equity or, in the case of (x) or (y), other financings, insurance proceeds or Asset Sales, (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, (e) amounts paid pursuant to Section 6.5(b) and (c), and
(f) amounts described in clause (f) of the definition of Consolidated Adjusted EBITDA and payable in Cash by Holdings and Company with respect to such period.

"Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts, debt issuance costs and other fees and charges owed with respect to Indebtedness or letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.8 payable on or before the Closing Date and any unamortized fees associated with the repayment of the First Lien Term Loans and reduction of revolving commitments under the First Lien Credit Agreement on or about the Closing Date.

"Consolidated Net Income" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) except as provided in Section 6.8(b), the income


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

(or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries and (c) the undistributed income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

"Consolidated Senior Debt" means Consolidated Total Debt minus the aggregate stated balance sheet amount of all Subordinated Indebtedness, determined on a consolidated basis in accordance with GAAP.

"Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the ratios referred to in Section 6.8 for any period, any portion of the Consolidated Total Debt that is denominated in Euros shall be converted into Dollars by applying the exchange rate used by the Company in calculating Consolidated Net Income for the preparation of the financial statements delivered to the Lenders under this Agreement for such period.

"Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

"Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period excluding from such calculation the Net Current Assets of any Subsidiary acquired in a Permitted Acquisition during such period, determined at the time of such acquisition.

"Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

"Contributing Guarantors" as defined in Section 7.2.

"Control Agreement" means an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Administrative Agent's security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply (subject to the control rights of the First Lien Lenders), with instructions originated by Administrative Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

"Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable
Conversion/Continuation Notice.

"Conversion/Continuation Notice" means the Conversion/Continuation Notice substantially in the form of Exhibit A-2.

"Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

"Credit Document" means any of this Agreement, the Notes, if any, the Collateral Documents and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

"Credit Extension" means the making of a Loan.

"Credit Party" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

"Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Dollar Equivalent" means with respect to an amount denominated in Euro on any date, the amount of Dollars that may be purchased with such amount of Euro at the Spot Exchange Rate on such date and, with respect to an amount denominated in Dollars on any date, the principal amount thereof.

"Dollar PIK Amount" shall have the meaning assigned to such term in Section 2.5(b).

"Dollar Term Loan" means a Dollar Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i) together with any amount added thereto pursuant to Section 2.5(b).

"Dollar Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Dollar Term Loan and "Dollar Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Dollar Term Loan Commitment, if any, shall be set forth in the Register. The aggregate amount of the Dollar Term Loan Commitments as of the Closing Date is $60,000,000.

"Dollar Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Dollar Term Loans of such Lender; provided, at any time prior to the making of the Dollar Term Loans on the Closing Date, the Dollar Term Loan Exposure of any Lender shall be equal to such Lender's Dollar Term Loan Commitment.

"Dollar Term Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

"Dollars" and the sign "$" mean the lawful money of the United States of America.

"Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

"Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Holdings or Sponsor shall be an Eligible Assignee except for any Affiliate of Goldman, Sachs & Co.

"Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

"EMU" means the Economic and Monetary Union as contemplated in the Treaty on European Union.

"EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

"Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or
(iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

"ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

"ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of
Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
Code) or the failure to make by its due date a required installment under
Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

"Euro" and "E" means the single currency of participating member states of the EMU and as referred to in EMU Legislation.

"Euro PIK Amount" shall have the meaning assigned to such term in Section
2.5(b).

"Euro Term Loan" means a Euro Term Loan made by a Lender to Company pursuant to
Section 2.1(a)(ii) together with any amount added thereto pursuant to Section 2.5(b).

"Euro Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Euro Term Loan and "Euro Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Euro Term Loan Commitment, if any, shall be set forth in the Register. The aggregate amount of the Euro Term Loan Commitments as of the Closing Date is E12,668,918.92.

"Euro Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Euro Term Loans of such Lender; provided, at any time prior to the making of the Euro Term Loans on the Closing Date, the Euro Term Loan Exposure of any Lender shall be equal to such Lender's Euro Term Loan Commitment. "Euro Term Loan Note" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

"Eurocurrency Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

"Event of Default" means each of the conditions or events set forth in Section 8.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

"Excluded Tax" means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation,
(i) any Tax (and any liability with respect thereto) imposed as a result of a connection or former connection between any Lender and the jurisdiction imposing such tax, including without limitation, any connection arising from such Lender being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having had a permanent establishment or fixed place of business therein, but excluding any such connection arising from the activities of such Lender pursuant to or in respect of this Agreement or any other Credit Document, including executing, delivering or performing its obligations or receiving a payment under or enforcing this Agreement or any other loan document, and (ii) in the case of a U.S. Lender or Non-U.S. Lender (other than a Replacement Lender that is an assignee pursuant to a request by Company under Section 2.19), any Tax that (a) is imposed on amounts payable to any such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new lending office, or (b) is attributable to such U.S. Lender or Non-U.S. Lender's failure to comply with Sections 2.17(c), except to the extent that such U.S. Lender or Non-U.S. Lender (or its assignor, if any) was entitled, at the time of assignment or designation of a new lending office, as the case may be, to receive additional amounts from Company with respect to such Tax pursuant to Sections 2.17(c).

"Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

"Fair Share Contribution Amount" as defined in Section 7.2.

"Fair Share" as defined in Section 7.2.

"Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank of New York on the Business Day next succeeding such day; provided,
(i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

"Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

"Financial Plan" as defined in Section 5.1(i).

"First Lien Collateral Agent" means Citicorp North America, Inc., as collateral agent under the First Lien Credit Agreement, and any successor thereto acting in such capacity.

"First Lien Credit Agreement" means (i) the Credit and Guaranty Agreement dated as of June 21, 2004, as amended by the First Amendment to Credit and Guaranty Agreement dated as of March 31, 2005 and the Second Amendment to Credit and Guaranty Agreement dated as of the date hereof, by and among the Company, Holdings, Autocam France, certain Subsidiaries of Company, the financial institutions party thereto, GSCP, as Syndication Agent, Citicorp North America, Inc., as general administrative agent and collateral agent, Citibank International PLC, as European administrative agent and Bank One, NA, ING Capital, LLC and National City Bank, as documentation agents, as the same may be amended, restated supplemented, extended or otherwise modified from time to time to the extent permitted under Sections 6.1(s) and 6.15, and (ii) to the extent permitted by Sections 6.1(s) and 6.15, any replacement agreement or facility designated by the Company as the "First Lien Credit Agreement" existing at any time to refund, refinance, replace or renew (including subsequent or successive refinancings, replacements and renewals), in whole or in part, amounts outstanding under the document described in clause (i) plus any additional amounts to the extent permitted under this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Sections 6.1(s) and 6.15).

"First Lien Credit Documents" means the First Lien Credit Agreement and the "Credit Documents" as defined in the First Lien Credit Agreement.

"First Lien Hedge Agreements" means Hedge Agreements entered into with one or more Persons that are First Lien Lenders or Affiliates of First Lien Lenders in accordance with the terms of the First Lien Credit Documents.

"First Lien Lenders" means the lenders under the First Lien Credit Agreement.

"Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

"Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

"Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

"Foreign Plan" means any employee benefit plan maintained by Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

"Foreign Pledge Agreement" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with Section 5.10 by Company, any Domestic Subsidiary, or any Guarantor Foreign Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance reasonably satisfactory to Collateral Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"Frank & Pignard" means Frank & Pignard, SAS, a French societe par actions simplifiee.

"Franklin Park Lease" means the lease for the facility formerly operated by Autocam Har, Inc. in Franklin Park, Illinois.

"Franklin Park Lease Termination Charges" means, for any period, charges taken in such period associated with the termination of the Franklin Park Lease in excess of the rental and other payments required by the terms of such lease for such period, in an aggregate amount not to exceed $2,000,000 for all periods from the June 21, 2004 through the date of determination.

"French Restructuring Costs" means employee severance, plant closure or relocation costs and incremental management costs incurred in connection with the restructuring of the operations of Subsidiaries of Autocam France in an aggregate amount not to exceed $15,000,000 for all periods from June 21, 2004 through the date of determination.

"French Receivables Facility" means the sales by Autocam France or any of its Subsidiaries of trade receivables pursuant to (i) facility documentation as in effect on the Closing Date, as the same may be amended from time to time to the extent approved by Administrative Agent and Syndication Agent (which approval shall not be unreasonably withheld, delayed or conditioned), or (ii) terms substantially similar to the terms of transactions of a similar nature pursuant to market terms at such time.

"Funding Guarantors" as defined in Section 7.2.

"Funding Notice" means a notice substantially in the form of Exhibit A-1.

"GAAP" means, subject to the limitations on the application thereof set forth in
Section 1.2, United States generally accepted accounting principles in effect as of the date of determination or application thereof.

"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

"Grantor" as defined in the Pledge and Security Agreement.

"Guaranteed Obligations" as defined in Section 7.1.

"Guarantor" means each of Holdings, each Domestic Subsidiary of Holdings (other than Company), Autocam Europe and each other Guarantor Foreign Subsidiary of Company.

"Guarantor Domestic Subsidiary" means a Guarantor Subsidiary other than a Guarantor Foreign Subsidiary.

"Guarantor Foreign Subsidiary" as defined in Section 5.10.

"Guarantor Subsidiary" means each Guarantor other than Holdings.

"Guaranty" means the guaranty of each Guarantor set forth in Section 7.

"Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated as hazardous by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

"Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Holdings' or any of its Subsidiaries' businesses.

"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

"Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the nine month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

"Holdings" as defined in the preamble hereto.

"Increased-Cost Lenders" as defined in Section 2.19.

"Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness of another Person secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of another Person that is the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) obligations in respect of any Receivables Facility to the extent properly classified as a liability on a balance sheet in accordance with GAAP and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall (x) obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8 or (y) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, constitute Indebtedness.

"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender or Sponsor with respect to the transactions contemplated by this Agreement; or (iii) any (a) Hazardous Materials Activity which can reasonably be expected to result in non-compliance with, or liability under, Environmental Laws, or (b) Environmental Claim relating to or arising from any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

"Indemnitee" as defined in Section 10.3.

"Insurance Termination Charges" means charges arising from the forgiving of loans made to members of Company management under Company's insurance program in connection with the termination of such program, in an aggregate amount not to exceed $2,500,000 from the Closing Date through the date of determination.

"Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among the Company, the Collateral Agent on behalf of and for the benefit of the Lenders and First Lien Collateral Agent on behalf of and for the benefit of the First Lien Lenders, in form and substance satisfactory to the Collateral Agent and the Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time).

"Interest Payment Date" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

"Interest Period" means, in connection with a Eurocurrency Rate Loan, an interest period of one-, two-, three- or six-months, or, if available to each affected Lender, nine or twelve months, as selected by Company in its Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and
(ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Term Loan Maturity Date.

"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

"Investment" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be equal to the sum of (a) the original cost of such Investment, plus (b) the cost of all additions thereto, minus (c) any net, after-tax cash proceeds from the disposition of or other net, after-tax cash distributions on such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment, provided that the amount of any Investment shall not be less than zero.

"IPO" means a bona fide underwritten initial public offering of voting common stock of a Parent Company as a direct result of which at least 10% of the aggregate voting common stock of such Parent Company (calculated on a fully diluted basis after giving effect to all options to acquire voting common stock of such Parent Company then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Sponsor, such Parent Company and their respective Affiliates (including, in the case of such Parent Company, all directors, officers and employees of such Parent Company, Company and any Subsidiary of such Parent Company).

"Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

"Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

"Landlord Personal Property Collateral Access Agreement" means a landlord waiver and collateral access agreement in form and substance acceptable to the Collateral Agent.

"Lead Arranger" as defined in the preamble hereto.

"Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

"Lender Counterparty" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that provides written notice in form and substance satisfactory to the Collateral Agent as to the existence and terms of the applicable Hedge Agreement.

"Leverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date. "Lien" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

"Loan" means a Dollar Term Loan or a Euro Term Loan.

"Local Time" shall mean with respect to a Term Loan or delivery of Dollars, or notice with respect thereto, New York City time.

"Management Services Agreement" means that certain Management Services Agreement entered into on or about June 21, 2004, by and between Sponsor and Holdings (as the same may be amended, restated, supplemented or otherwise modified from time to time).

"Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

"Material Adverse Effect" means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

"Material Contract" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"Material Real Estate Asset" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate rental payments under the term of the lease are less than $1,000,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have determined in their reasonable judgment is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

"Moody's" means Moody's Investor Services, Inc.

"Mortgage" means a Mortgage substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

"Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

"NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

"Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

"Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes paid or reasonably estimated to be payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and the loans under the First Lien Credit Agreement) or other Contractual Obligation that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale,
(c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale, and (d) reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses.

"Net Current Assets" means, for any Person as at any date of determination, the difference (which may be a negative number) between (i) the total assets of such Person that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, minus (ii) the total liabilities of such Person that may properly be classified as current liabilities in conformity with GAAP, excluding (without duplication) the current portion of long term debt and revolving loans and swing line loans under the First Lien Credit Agreement.

"Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any insurance policy insuring against loss or damage to assets and property used the business of Holdings or its Subsidiaries (except, so long as no Default or Event of Default has occurred and is continuing, the proceeds of business interruption insurance or any other insurance policy to the extent such coverage compensates Company or its Subsidiaries for lost revenue or profits) or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof (including fees and expenses of professional advisors), (b) any bona fide direct costs and expenses incurred in connection with any taking or sale of such assets as referred to in clause (i)(b) of this definition, including income or gains taxes paid or reasonably estimated to be payable as a result of any gain recognized in connection therewith, reasonable fees and expenses of professional advisors, title and recordation expenses and reasonable indemnification reserves and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and the loans under the First Lien Credit Agreement) or other Contractual Obligations that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such loss, damage, taking or sale.

"New Polish Subsidiary" is defined in Section 6.1(b)(vii).

"Non-U.S. Lender" as defined in Section 2.17(c).

"Notice" means a Funding Notice or a Conversion/Continuation Notice.

"Obligations" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

"Obligee Guarantor" as defined in Section 7.7.

"Offer" as defined in Section 2.10.

"Offer Loans" as defined in Section 2.10.

"Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

"Parent" means Micron Holdings, Inc.

"Parent Common Stock" means the common stock of Parent, par value $0.01 per share.

"Parent Company" means Parent or Holdings or any other intermediate holding company between the Sponsor and Holdings.

"Parent Credit Document" as defined is Section 5.3.

"Patriot Act" as defined in Section 9.10.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of Section 8.1(k), any Foreign Plan.

"Permitted Acquisition" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

     (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

     (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

     (iv) Holdings and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended at least 45 days prior to the date of consummation of such acquisition (as determined in accordance with Section 6.8(b));

     (v) Company shall have delivered to Administrative Agent and Syndication Agent at least ten Business Days (or such shorter time period as may be acceptable to the Administrative Agent and the Syndication Agent) prior to such proposed acquisition, (A) a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8, (B) a copy of the acquisition agreement for such acquisition and (C) such information and due diligence materials relating to environmental matters as may be required under Section 5.9(a)(iv) or as may be otherwise reasonably requested by Administrative Agent and the Syndication Agent;

     (vi) any Person or assets or division as acquired in accordance herewith shall be in a Permitted Business; and

     (vii) the assets, capital stock, business line, unit or division so acquired generated positive EBITDA for the four quarter period most recently ended prior to the date of such acquisition (or for the four quarter period most recently ended for which financial statements are available to Holdings and its Subsidiaries), calculated on a pro forma basis after giving effect to the acquisition and related transactions (as determined in accordance with Section 6.8(b)) and, to the extent such Permitted Acquisition is to be financed in whole or part by Indebtedness (including assumed Indebtedness), the amount of such Indebtedness shall not exceed an amount equal to 3.5 multiplied by the amount of such positive EBITDA;

provided, no acquisition of assets, Capital Stock, a business line or unit or a division of any Person shall constitute a Permitted Acquisition unless made with the consent of such Person's board of directors or similar governing body.

In addition to the foregoing, the Company's acquisition of assets of ATS Automation Tooling Systems, Inc.'s Precision Metals Division shall constitute a Permitted Acquisition so long as the cash consideration paid with respect thereto is paid with the proceeds of Additional Sponsor Equity.

"Permitted Acquisition Cap" shall mean (a) $57,500,000 plus (b) the amount of Additional Sponsor Equity utilized to pay consideration toward any Permitted Acquisition where the assets, capital stock, business line, unit or division so acquired generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition (or for the four quarter period most recently ended for which financial statements are available to Holdings and its Subsidiaries), calculated on a pro forma basis after giving effect to the acquisition and related transactions in the manner described in Section 6.8(b).

"Permitted Acquisition Expenses" means Cash (a) consideration paid by Company or any of its wholly-owned Subsidiaries to acquire assets, Capital Stock or a business line or unit or division in connection with a Permitted Acquisition made in accordance with Section 6.9(f) (including the creation and capitalization with equity of Subsidiaries to own the property acquired thereby), (b) bona fide direct costs and expenses incurred as a result of a Permitted Acquisition (including costs and expenses related to the shutdown of facilities and employee severance) to the extent such costs and expenses (i) are capitalized as part of the cost of the Permitted Acquisition in the consolidated financial statements of Holdings and (ii) are paid by Company or its Subsidiaries no more than 180 days from the date of such Permitted Acquisition, and (c) bona fide direct costs and expenses paid in connection with such Permitted Acquisition, including reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses, provided, no Restricted Junior Payment shall constitute a Permitted Acquisition Expense.

"Permitted Business" means the design, manufacture and sale of close tolerance precision machined or molded components and assemblies or activities that are reasonably similar, ancillary or related to, or in connection with, or reasonable extension, development or expansion of, any of the foregoing.

"Permitted Liens" means each of the Liens permitted pursuant to Section 6.2.

"Permitted Management Stock Repurchase Payments" means amounts required for any repurchase, redemption, or other acquisition for value of any Capital Stock of Parent held by any member of Company's management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors of Company; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed (i) $850,000 in any twelve-month period (with amounts not used in any twelve-month period carried forward to the next twelve-month period) or (ii) $3,450,000 in the aggregate from and after June 21, 2004 (increased, in the case of both clauses (i) and (ii), by 50% of the net proceeds received by Company after the Closing Date from "key man" life insurance policies).

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"PIK Amount" shall mean the Dollar PIK Amount or Euro PIK Amount, as applicable.

"Pledge and Security Agreement" means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit H, as it may be amended, supplemented or otherwise modified from time to time.

"Prime Rate" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Principal Amount" in respect of any Receivables Facility shall mean (i) in the case of any Receivables Facility constituting Indebtedness, the stated balance sheet liability in respect of such Receivables Facility and (ii) otherwise, the amount of trade receivables sold under such Receivables Facility (measured as the amount of such sold trade receivables included on the balance sheet of Company and its Subsidiaries immediately prior to such sale minus the amount that has been collected from the account debtor at such time on such trade receivable).

"Principal Office" means the Administrative Agent's "Principal Office" as set forth on Appendix A, or such other office as Administrative Agent may from time to time designate in writing to Company and each Lender.

"Projections" as defined in Section 4.8.

"Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Dollar Term Loan of any Lender, the percentage obtained by dividing (a) the Dollar Term Loan Exposure of that Lender by (b) the aggregate Dollar Term Loan Exposure of all Lenders; and (ii) with respect to all payments, computations and other matters relating to the Euro Term Loan of any Lender, the percentage obtained by dividing (a) the Euro Term Loan Exposure of that Lender by (b) the aggregate Euro Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Dollar Term Loan Exposure and the Euro Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Dollar Term Loan Exposure and the aggregate Euro Term Loan Exposure.

"Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

"Receivables Facility" means one or more receivables financing facilities including, without limitation, the French Receivables Facility, as amended from time to time, pursuant to which the Company and/or any of its Subsidiaries, directly or indirectly through another Subsidiary, sells or otherwise transfers (or sells or transfers interests in) its accounts receivable and related assets pursuant to arrangements customary in the industry, regardless of whether such accounts receivable and related assets are required after such sale or transfer to be recorded as assets of the Company on its consolidated balance sheet in accordance with GAAP.

"Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

"Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

"Register" as defined in Section 2.4(b).

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, counsel, agents and advisors of such Person and of such Person's Affiliates.

"Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

"Replacement Lender" as defined in Section 2.19.

"Required Prepayment Date" as defined in Section 2.12(c).

"Requisite Class Lenders" means, at any time of determination, (i) for the Class of Lenders having Dollar Term Loan Exposure, Lenders holding more than 50% of the aggregate Dollar Term Loan Exposure of all Lenders; and (ii) for the Class of Lenders having Euro Term Loan Exposure, Lenders holding more than 50% of the aggregate Euro Term Loan Exposure of all Lenders.

"Requisite Lenders" means one or more Lenders having or holding Dollar Term Loan Exposure and/or Euro Term Loan Exposure representing more than 50% of the sum of
(i) the aggregate Dollar Term Loan Exposure of all Lenders and (ii) the aggregate Euro Term Loan Exposure of all Lenders.

"Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, or a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

"S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

"Second Lien Transaction Costs" means the fees, costs and expenses payable by Holdings, Company or any of Company's Subsidiaries on or about the Closing Date in connection with (i) the transactions contemplated by the Credit Documents and
(ii) the amendment of the First Lien Credit Agreement (including, for avoidance of doubt, consent fees, breakage or other costs and expenses in connection with the prepayment of Indebtedness).

"Second Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to Section 6.2) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to Section 6.2) to which such Collateral is subject.

"Secured Parties" has the meaning assigned to that term in the Pledge and Security Agreement.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Account" means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

"Senior Leverage Ratio" means the ratio of (a) Consolidated Senior Debt as of the date of determination minus the amount of Consolidated Senior Debt repaid with the proceeds of Additional Sponsor Equity during the 45-day period following the date of determination to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

"Senior Subordinated Note Indenture" means the indenture pursuant to which the Senior Subordinated Notes are issued as such indenture may be amended from time to time thereafter to the extent permitted under Section 6.16.

"Senior Subordinated Notes" means the (a) $140,000,000 in aggregate principal amount of 10.875% Senior Subordinated Notes due 2014 of the Company and (b) any additional Senior Subordinated Notes issued in accordance with Section 6.1(c)(ii), in each case issued pursuant to the Senior Subordinated Note Indenture.

"Solvency Certificate" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit F-2. "Solvent" means, with respect to any Credit Party, that as of the date of determination, both (i)
(a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets (including goodwill and other intangible assets); (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

"Sponsor" means Transportation Resource Partners, LP and other investment entities controlled by its affiliates, GS Capital Partners 2000 L.P. and other investment funds managed by affiliates of Goldman, Sachs & Co, and John C. Kennedy and his immediate family members, collectively.

"Spot Exchange Rate" means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into such currency); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by Administrative Agent and reasonably acceptable to the Company.

"Subject Transaction" as defined in Section 6.8(b).

"Subordinated Management Fee" means management fees payable by Holdings or any of its Subsidiaries to Sponsor pursuant to the Management Services Agreement in an aggregate annual amount not to exceed $690,000, which shall not be payable
(1) at any time when an Event of Default in respect of payment obligations hereunder shall have occurred and is continuing

(or would be caused by such payment) and (2) prior to the payment in full, in Cash, of all Obligations following the occurrence of, and during the continuance of, an Event of Default in Section 8.1(f), Section 8.1(g) or Section 8.1(h) (relating to bankruptcy).

"Subordinated Indebtedness" means the Senior Subordinated Notes and any other Indebtedness of Holdings and its Subsidiaries (other than intercompany Indebtedness permitted under Section 6.1) that is subordinated in right of payment to the Obligations.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"Syndication Agent" as defined in the preamble hereto.

"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and all liabilities with respect thereto.

"Term Loan" means a Dollar Term Loan or a Euro Term Loan.

"Term Loan Commitment" means the Dollar Term Loan Commitment or the Euro Term Loan Commitment of a Lender, and

"Term Loan Commitments" means such commitments of all Lenders in the aggregate. The initial aggregate amount of the Term Loan Commitments as of the Closing Date is the Dollar Equivalent of $75,000,000.

"Term Loan Maturity Date" means the earlier of (i) the sixth (6th) anniversary of the Closing Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Term Loan Note" means a Dollar Term Note or a Euro Term Note.

"Terminated Lender" as defined in Section 2.19.

"Title Policy" as defined in Section 3.1(e).

"Type of Loan" means a Base Rate Loan or a Eurocurrency Rate Loan.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

"Waivable Mandatory Prepayment" as defined in Section 2.12(c).

     1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

     1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

     2.1 Term Loans

          (a) Term Loan Commitments. Subject to the terms and conditions hereof,

               (i) each Lender with a Dollar Term Loan Commitment severally agrees to make, on the Closing Date, a Dollar Term Loan to Company in Dollars in an amount equal to such Lender's Dollar Term Loan Commitment; and

               (ii) each Lender with a Euro Term Loan Commitment severally agrees to make, on the Closing Date, a Euro Term Loan to Company in Euro in an amount equal to such Lender's Euro Term Loan Commitment.

          (b) The Company may make only one borrowing under each of the Dollar Term Loan Commitments and the Euro Term Loan Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) (or deemed borrowed under Section 2.5(b)) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.11, all amounts owed hereunder with respect to the Dollar Term Loans and the Euro Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Dollar Term Loan Commitment and Euro Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Dollar Term Loan Commitment and Euro Term Loan Commitment on such date.

          (c) Borrowing Mechanics.

               (i) The Company shall each deliver to Administrative Agent a fully executed Funding Notice at least one day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

               (ii) Each Lender shall make its Dollar Term Loan and/or Euro Term Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (Local Time) on the Closing Date, by wire transfer of same day funds in Dollars or Euro, as applicable, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of (a) the Dollar Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company and (b) Euro Term Loans available to Company on the Closing Date by causing an amount of same day funds in Euro, equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

     2.2 Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

     2.3 Use of Proceeds. The proceeds of the Dollar Term Loans and Euro Term Loans made on the Closing Date shall be used by the Company to repay First Lien Term Loans, to pay Second Lien Transaction Costs and for working capital and general corporate purposes of Holdings and its Subsidiaries (including the repayment of revolving loans outstanding under the First Lien Credit Agreement). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

     2.4 Evidence of Debt; Register; Lenders' Books and Records; Notes.

          (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the

Company's Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. In addition, Administrative Agent shall make the Register available for inspection by the Lenders upon reasonable prior notice at reasonable times, provided that a Lender shall only be entitled to inspect its own entry in the Register and not that of any other Lender. Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Term Loans or the Company's Obligations in respect of any Loan. The Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

          (c) Notes. If so requested by any Lender by written notice to the Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Company's receipt of such notice) a Term Loan Note or Term Loan Notes to evidence such Lender's Dollar Term Loan or Euro Term Loan (including any amounts added thereto pursuant to Section 2.5(b)). Any Term Loan
Note issued to a Lender on any Interest Payment Date with respect to the Dollar PIK Amount or Euro PIK Amount, as the case may be, shall be in an aggregate principal amount equal to the applicable PIK Amount with respect to such Term Loan for such Interest Payment Date, and shall otherwise be identical to the outstanding Dollar Term Loan Notes or Euro Term Loan Notes, as the case may be.

     2.5 Interest on Loans.

          (a) Except as otherwise set forth herein, the Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i) in the case of Dollar Term Loans:

                    (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                    (2) if a Eurocurrency Rate Loan, at the Adjusted Eurocurrency Rate plus the Applicable Margin; and

               (ii) in the case of Euro Term Loans, at the Adjusted Eurocurrency Rate plus the Applicable Margin.

          (b) Company may, at its option, (i) pay up to 1.50% per annum of the interest payable in respect of the Dollar Term Loans on any Interest Payment Date by capitalizing and adding such interest to the then outstanding principal amount of the Dollar Term Loans (the "Dollar PIK Amount") and (ii) pay up to 1.50% per annum of the interest payable in respect of the Euro Term Loans on any Interest Payment Date by capitalizing and adding such interest to the then outstanding principal amount of the Euro Term Loans (the "Euro PIK Amount"), in each case in lieu of payment of such portion of interest in Cash. Each Lender having Dollar Term Loan Exposure shall receive the same ratio of cash interest to Dollar PIK Amount on such Interest Payment Date. Each Lender having Euro Term Loan Exposure shall receive the same ratio of cash interest to Euro PIK Amount on such Interest Payment Date. From and after the applicable Interest Payment Date, references to the "Term Loans," "Dollar Term Loans" and "Euro Term Loans" shall include the applicable PIK Amount capitalized and added to the principal of such Loans on such date. Unless Company notifies Administrative Agent in writing at least three Business Days prior to an Interest Payment Date that it intends to pay in Cash all or any portion of the interest permitted to be paid in kind on such date pursuant to this Section 2.5(b), Company shall be deemed to have elected to pay in kind on such Interest Payment Date the maximum amount permitted by this Section 2.5(b). To the extent the

Company elects to pay in Cash any portion of the interest payable on any Interest Payment Date permitted to be paid in kind pursuant to this Section 2.5(b), the amount of such Cash payment shall be applied ratably to interest payable on such date in respect of the Dollar Term Loans and the interest payable on such date in respect of the Euro Term Loans.

          (c) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurocurrency Rate Loan, shall be selected by the Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the date that Syndication Agent notifies Company that the primary syndication of the Loans has been completed, as determined by Syndication Agent, the Term Loans shall be maintained as either
(1) Eurocurrency Rate Loans having an Interest Period of no longer than one month or (2) in the case of Dollar Loans, Base Rate Loans. If on any day a Loan is outstanding with respect to which a Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan if such Loan is denominated in Dollars or a Eurocurrency Loan with an Interest Period of one month if such Loan is denominated in Euro.

          (d) In connection with Eurocurrency Rate Loans there shall be no more than four (4) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurocurrency Rate Loan in the Conversion/Continuation Notice, such Loan (if outstanding as a Eurocurrency Rate
Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as a Base Rate Loan). In the event the Company fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Conversion/Continuation Notice, the Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (Local
Time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

          (e) Interest payable pursuant to this Section 2.5 shall be computed
(i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurocurrency Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (f) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

     2.6 Conversion/Continuation.

          (a) Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Company shall have the option:

               (i) to convert at any time all or any part of any Term Loan in Dollars equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurocurrency Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan unless Company shall pay all amounts due under Section 2.15 in connection with any such conversion; or

               (ii) upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 or E1,000,000 and integral multiples of $1,000,000 or E1,000,000 in excess of that amount as a Eurocurrency Rate Loan.

          (b) The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (Local Time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurocurrency Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

     2.7 Default Interest. The amount of Loans, interest, fees or other amounts not paid when due hereunder or under any other Credit Document, and, to the extent permitted by applicable law, any interest payments on such Loans, interest, fees or other amounts not paid when due hereunder or under any other Credit Document, shall thereafter bear interest to the fullest extent permitted by law (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurocurrency Rate Loans in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.8 Fees. Company agrees to pay to Agents fees in the amounts and at the times separately agreed upon in writing.

     2.9 Repayment of Loans. Company shall repay in full the aggregate principal amount of Term Loans outstanding and all other amounts owing hereunder with respect thereto no later than the Term Loan Maturity Date.

     2.10 Voluntary Prepayments/Commitment Reductions.

          (a) Voluntary Prepayments. The Loans shall not be prepayable at the Company's option prior to the first anniversary of the Closing Date.

               (i) Subject to the provisions of paragraph (b) below, at any time and from time to time on or after the first anniversary of the Closing
     Date:

                    (1) with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount;

                    (2) with respect to Eurocurrency Rate Loans in Dollars, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                    (3) with respect to Eurocurrency Rate Loans in Euro, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of E1,000,000 and integral multiples of E1,000,000 in excess of that amount.

               (ii) All such prepayments shall be made:

                    (1) upon written or telephonic notice on the day of prepayment in the case of Base Rate Loans; and

                    (2) upon not less than three Business Days' prior written or telephonic notice in the case of Eurocurrency Rate Loans;

in each case given to Administrative Agent by the Company by 12:00 p.m. (Local
Time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).

          (b) Prepayment Premium. In the event that any Term Loan is voluntarily prepaid on or after the first anniversary of the Closing Date but prior to the third anniversary of the Closing Date, Company shall pay Lenders a prepayment premium equal to the percentage set forth below opposite the period in which prepayment is made multiplied by the principal amount of the Term Loans so prepaid.

                                    Period                                       Percentage
                                    ------                                       ----------
On or after the first, but prior to the second anniversary of the Closing Date      2.00%
On or after the second, but prior to the third anniversary of the Closing Date      1.00%

Term Loans may be prepaid without prepayment premium from and after the third anniversary of the Closing Date.

          (c) Certain Permitted Term Loan Repurchases.

               Notwithstanding anything to the contrary contained in this
Section 2.10 or any other provision of this Agreement but subject to the terms of the First Lien Credit Agreement, so long as (i) there is no Default, (ii) there is no Event of Default and (iii) no Default or Event of Default would result therefrom, the Company may repurchase outstanding Term Loans on the following basis:

               (i) Company may repurchase all or any portion of its Term Loans of one or more Lenders, who elect in their sole discretion to sell the same, pursuant to an Assignment Agreement, between Company and such Lender or Lenders in an aggregate principal amount not to exceed $15,000,000 with respect to all such repurchases pursuant to this clause (i); provided that, with respect to such repurchases, Company shall simultaneously provide a copy of such Assignment Agreement and any other agreements between Company and such Lender with respect to such repurchase to Administrative Agent and Syndication Agent;

               (ii) In addition, Company may make one or more offers (each, an "Offer") to repurchase all or any portion of its Term Loans (such Term Loans, the "Offer Loans") of Lenders, provided, (A) Company delivers a notice of such Offer to Administrative Agent and all Lenders no later than noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of the Offer, (3) the repurchase price per dollar of principal amount of such Offer Loans at which Company is willing to repurchase the Offer Loans (which, in the case of Euro Term Loans, shall be converted to Euro based on the Spot Exchange Rate as of the date the Offer is made) and (4) the instructions, consistent with this Section 2.10(c) with respect to the Offer (which shall be reasonably acceptable to Company, Administrative Agent and Syndication Agent), that a Lender must follow in order to have its Offer Loans repurchased; (B) the maximum dollar amount of the Offer shall be no less than an aggregate $1,000,000; (C) Company shall hold the Offer open for a minimum period of two Business Days; (D) a Lender who elects to participate in the Offer may choose to tender all or part of such Lender's Offer Loans; and (E) the Offer shall be made to Lenders holding the Offer Loans on a pro rata basis in accordance with their Pro Rata Shares; provided, further that, if any Lender elects not to participate in the Offer, either in whole or in part, the amount of such Lender's Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans;

               (iii) With respect to all repurchases made by Company pursuant to this Section 2.10(c), (A) Company shall pay all accrued and unpaid interest, if any, on the repurchased Term Loans to the date of repurchase of such Term Loans, (B) the repurchase of such Term Loans by Company shall not be taken into account in the calculation of Consolidated Excess Cash Flow, (C) Company shall have provided to all Lenders all information that, together with any previously provided information, would satisfy the requirements of Rule 10b-5 of the Exchange Act with respect to an offer by Company to repurchase securities registered under the Securities Act of 1933 (whether or not such securities are outstanding) as if such offer was being made as of the date of such repurchase of Term Loans from a Lender and (D) such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.10, Section 2.12 or 2.13 hereunder except that the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Term Loan; and

               (iv) Following repurchase by Company pursuant to this Section 2.10(c), the Term Loans so repurchased shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Company), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. Any payment made by Company in connection with a repurchase permitted by this Section 2.10(c) shall not be subject to the provisions of either Section 2.13(a) or Section
     2.14. Failure by Company to make any payment to a Lender required by an agreement permitted by this Section 2.10(c) shall not constitute an Event of Default under Section 8.1(a).

Notwithstanding any of the provisions set forth in this Agreement to the contrary, Company, the Lenders and Agents hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Term Loans constitute "securities" for purposes of either the Securities Act or the Exchange Act.

     2.11 Mandatory Prepayments. Subject to Section 2.13, the Company shall apply the following amounts at the following times in the manner described in
Section 2.12(b):

          (a) Asset Sales. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall apply an amount equal to such Net Asset Sale Proceeds in accordance with Section 2.12(b); provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of Company and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition).

          (b) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee therefor, of any Net Insurance/Condemnation Proceeds, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds in accordance with Section 2.12(b); provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of Holdings and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition), which investment may include the repair, restoration or replacement of the applicable assets thereof.

          (c) Issuance of Equity Securities. No later than the third Business Day following the date of receipt by Parent or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan and other than any Capital Stock issued by a Subsidiary of Company to Company or any of its Subsidiaries of which such issuer is a Subsidiary), to the extent such proceeds are not used to pay Permitted Acquisition Expenses or, solely in the case of proceeds from Additional Sponsor Equity, to substantially concurrently pay Consolidated Capital Expenditures, Company shall apply an amount equal to 50% of such proceeds (net of underwriting or placement discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) in accordance with
Section 2.12(b); provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be less than 3.00:1.00, Company shall only be required to apply an amount equal to 25% of such net proceeds.

          (d) Issuance of Debt. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 except Section 6.1(c)(ii)), Company shall apply an amount equal to 100% of such proceeds (net of underwriting or placement discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) in accordance with Section 2.12(b).

          (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow after the Closing Date for any Fiscal Year (commencing with Fiscal Year ending December 31, 2004), Company shall, no later than one hundred twenty days after the end of such Fiscal Year, apply an amount equal to 75% of such Consolidated Excess Cash Flow in accordance with Section 2.12(b); provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be less than 3.00:1.00, Company shall only be required to apply an amount equal to 50% of such Consolidated Excess Cash Flow.

          (f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.11(a) through 2.11(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly apply an amount equal to such excess in accordance with Section 2.12(b), and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

     2.12 Application of Prepayments/Reductions.

          (a) Application of Voluntary Prepayments. Any prepayment of any Term Loan pursuant to Section 2.10(a) shall be applied as specified by the Company in the applicable notice of prepayment; provided, if the Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Dollar Term Loans and the Euro Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

          (b) Application of Mandatory Prepayments. Any amount required to be paid pursuant to Sections 2.11(a) through 2.11(e) shall be applied as follows:

               first, to prepay the "Obligations" under (and as defined in) the First Lien Credit Agreement to the extent such prepayment is required pursuant to the terms thereof;

               second, to prepay the Dollar Term Loans and Euro Term Loans to the full extent thereof on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and

               third, any amounts remaining after application in accordance herewith may be retained by the Company.

          (c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Loans pursuant to clause "second" of Section (b), not less than three Business Days prior to the date (the "Required Prepayment Date") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such

Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Loans in accordance with Section 2.12(b)). Company may retain any portion of the Waivable Mandatory Prepayment not otherwise payable to Lenders hereunder.

          (d) Application of Prepayments of Loans to Base Rate Loans and Eurocurrency Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.15(c).

     2.13 General Provisions Regarding Payments.

          (a) All payments by the Company of principal, interest, fees and other Obligations shall be made in the currency in which such Obligation is denominated (either Dollars or Euro) in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (Local Time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

          (b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

          (f) The Company hereby authorizes Administrative Agent to charge the Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (g) Administrative Agent may deem any payment by or on behalf of the Company hereunder that is not made in same day funds prior to 12:00 p.m. (Local
Time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic or electronic notice to the Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

          (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

     2.14 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary or mandatory payment (other than a voluntary or mandatory payment or prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply such proportionately greater payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.15 Making or Maintaining Eurocurrency Rate Loans.

          (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the applicable interbank market adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

          (b) Illegality or Impracticability of Eurocurrency Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurocurrency Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the applicable interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurocurrency Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurocurrency Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, (4) the Affected Loans in Dollars shall automatically convert into Base Rate Loans on the date of such termination, and (5) the Affected Loans in Euro shall be repaid by the Company on the date of such termination, together with all interest accrued thereon. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Company shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurocurrency Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan by the Company does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurocurrency Rate Loan of the Company does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan (including, without limitation, pursuant to Section 2.10(c) hereof); or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by the Company.

          (d) Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of Eurocurrency Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under
Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section
2.15 and under Section 2.16.

     2.16 Increased Costs; Capital Adequacy.

          (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date), or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), and with respect to any Lender that changes its lending office, after the date of such change in lending office, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any

Excluded Tax) with respect to this Agreement or any of the Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of Adjusted Eurocurrency Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the European interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.17 Taxes; Withholding, etc.

          (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than any Excluded Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to pay or make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) except with respect to any Excluded Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause
(ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing
Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender. Moreover, if any Taxes (other than any Excluded Taxes) are directly asserted against Administrative Agent or any Lender with respect to any payments under any Credit Document, such payee may pay such Taxes, and, upon receipt of reasonably satisfactory documentation evidencing such payment, the Credit Parties shall promptly pay such additional amounts (including, without limitation, any penalties, interest or reasonable expenses) as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been asserted; provided that Administrative Agent and each Lender shall use reasonable efforts, to the extent consistent with applicable laws and regulations, to minimize to the extent possible any such Taxes if they can do so without material cost or regulatory disadvantage; and provided further that no additional amount shall be required to be paid to any Lender under this sentence except to the extent that any change in the law (including any administrative or judicial interpretation thereof) under which the liability for such Taxes arises after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) shall result in an increase in the amount or rate of such Tax from those in effect at the date hereof or at the date of such Assignment Agreement, as the case may be.

          (c) Evidence of Exemption From U.S. Withholding Tax. (i) Each Lender with Term Loan Exposure that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "Non-U.S. Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), upon designation of a new lending office and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to establish that such Lender is not subject to or is subject to a reduced rate of deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot establish that it is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of the appropriate Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to such payments.

          (ii) Each Lender that is a United States Person (as such term in defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes and is not an exempt recipient (as such term is defined in Section 6049(b)(4) and the U.S. Treasury regulations thereunder (a "U.S. Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company or Administrative Agent, to establish that such Lender is not subject to deduction or withholding of United States federal backup withholding tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents.

          (iii) Each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence required to be provided by subsection (i) or (ii) of this Section 2.17(c), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or


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

     inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of the appropriate Internal Revenue Service Form W-8 (or applicable successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company or Administrative Agent, to confirm or establish that such Lender is not subject to or is subject to a reduced rate of deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

          (iv) Company shall not be required to pay any additional amount to any Lender under Section 2.17(b)(iii) and shall withhold from any payment to such Lender the amount equal to the applicable withholding tax required by law if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in this Section 2.17(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of this Section 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this subsection (iv) of
     Section 2.17(c) shall relieve Company of its obligation to pay any additional amounts pursuant this Section 2.17 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

          (d) Tax Refund. (i) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund (whether by way of a direct payment or by offset) of any Taxes as to which it has been indemnified by the Company pursuant to Section 2.16 or with respect to which the Company has paid additional amounts pursuant to this Section 2.17, it shall pay over the amount of such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

          (ii) If a Lender which has received indemnification from the Company pursuant to Section 2.16 or with respect to which the Company has paid additional amounts pursuant to this Section 2.17 shall become aware that it is entitled to a refund (whether by way of a direct payment or by offset) of any Taxes as to which it has been indemnified by or has received additional amounts from the Company, such Lender shall, at the expense of the Company, reasonably cooperate with the Company in seeking to obtain such refund. (iii) Nothing contained in this Section 2.17 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Company or any other Person.

     2.18 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.15, 2.16 or 2.17, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15, 2.16 or 2.17 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other office or in accordance with such other measures would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company


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

pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.19 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an "Increased-Cost Lender") shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.15, 2.16 or 2.17 or the Company shall have established to the reasonable satisfaction of Administrative Agent and such Lender that such Lender is entitled to such payments, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to (x) withdraw such notice or (y) waive in writing the right to receive applicable payments, in each of cases (a)(i) and (a)(ii) above, within five Business Days after Company's request for such withdrawal or waiver; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and all accrued but unpaid fees owing to such Terminated Lender pursuant to Section 2.8 (including any prepayment premiums payable on such Loans pursuant to Section 2.10(b) if the Loans of such Lender were prepaid on such date); (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15(c), 2.16 or 2.17; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

     3.1 Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

          (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

          (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate (or analogous document in the case of Guarantor Foreign Subsidiaries) from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent or Lenders may reasonably request.

          (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings, Parent and its Subsidiaries shall be as set forth on Schedule 4.1.

          (d) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in


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

form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          (e) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority Lien in certain Real Estate Assets, Collateral Agent shall have received from Company and each applicable Guarantor:

               (i) fully executed and notarized Mortgages, in proper form for recording in the respective applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(e) (each, a "Closing Date Mortgaged Property");

               (ii) an opinion of Honigman Miller Schwartz and Cohn LLP with respect to the enforceability of the form(s) of Mortgages to be recorded in the state of Michigan and such other matters as Collateral Agent may reasonably request and subject to appropriate assumptions and qualifications required by the counsel issuing the opinion, reasonably satisfactory to Collateral Agent;

               (iii) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "Title Policy"), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company all premiums in connection with the issuance of each Title Policy and to the appropriate governmental authorities all other sums and recording fees required in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records; and

               (iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent.

          (f) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected Second Priority Lien in the personal property Collateral, Collateral Agent shall have received:

               (i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party with their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver (a) UCC financing statements, (b) all cover sheets or other documents or instruments required to be filed with any applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Officer, (c) originals of stock certificates (which stock certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement and any Foreign Pledge Agreements, and (d) other instruments and chattel paper (duly endorsed, where appropriate) evidencing any Collateral); provided that with respect to items described in clauses (c) and (d) above, delivery to the First Lien Collateral Agent as agent for the Collateral Agent and the Lenders hereunder for perfection purposes pursuant to the terms of the Intercreditor Agreement shall constitute delivery to the Collateral Agent under this Section 3.1(f)(i);

               (ii) a completed Officer's Certificate dated the Closing Date and executed by an Authorized Officer of each Credit Party, certifying the exact name and jurisdiction of organization of each of Holdings and its


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

     Subsidiaries and attaching (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified by Collateral Agent, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed or authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens;

               (iii) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and

               (iv) execution and delivery to Collateral Agent of Foreign Pledge Agreements with respect to 65% (or 100%, if no material adverse tax consequences will be caused as a result thereof) of the Capital Stock owned by Company, a Domestic Subsidiary of Company, or a Guarantor Foreign Subsidiary of all Foreign Subsidiaries with respect to which Collateral Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the Second Priority Liens granted to Collateral Agent on behalf of Lenders in such Capital Stock, and the taking of all such other actions under the laws of the jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens.

          (g) Amendment to First Lien Credit Agreement. Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the First Lien Credit Agreement has been (or shall be concurrently with the making of the Term Loans and the application of the proceeds thereof) amended to permit Holdings and its Subsidiaries to enter into the Loan Documents (including the granting of Liens granted thereby) and the incurrence of the Term Loans hereunder.

          (h) Intercreditor Agreement. First Lien Collateral Agent shall have executed and delivered the Intercreditor Agreement, reasonably satisfactory in form and substance to the Collateral Agent and the Lenders.

          (i) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Lenders, as additional insured and loss payee thereunder to the extent required under Section 5.5.

          (j) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP,
(ii) Honigman Miller Schwartz and Cohn LLP, and (iii) NautaDutilh N.V., counsel for Credit Parties, with respect to such matters as Administrative Agent or Syndication Agent may reasonably request and subject to appropriate assumptions and qualifications required by the counsel issuing the opinion, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

          (k) Fees. Company shall have paid to Syndication Agent and Administrative Agent, the fees payable on the Closing Date.

          (l) Solvency Certificate. On the Closing Date, Syndication Agent and Administrative Agent shall have received a Solvency Certificate from Company dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, and in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, certifying that after giving effect to the transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, Company and Company and its Subsidiaries on a consolidated basis are and will be Solvent.

          (m) Closing Date Certificate. Holdings and Company shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

          (n) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect.

          (o) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

Notwithstanding the foregoing, Administrative Agent hereby delegates its responsibility to accept delivery of the closing items under this Section 3 to GSCP, and GSCP accepts such delegation. Lenders hereby agree that Administrative Agent may rely on a written acknowledgement by GSCP to Administrative Agent that GSCP has received all of the necessary deliveries, and made, or instructed Administrative Agent to make, all of the necessary filings, required under this
Section 3 unless such delivery has been waived in accordance with this Agreement. Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     3.2 Additional Conditions to the Credit Extension.

          (a) Conditions Precedent. The obligation of each Lender to make any Loan on the Closing Date, is also subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

               (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

               (ii) on and as of the Closing Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects;

               (iii) as of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension on the Closing Date that would constitute an Event of Default or a Default.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of the Loans, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lenders such request is warranted under the circumstances.

          (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans on the Closing Date, each Credit Party represents and warrants to each Lender on the Closing Date, that the following statements are true and correct, except to the extent any representation or warranty relates to a specific date, in which case such statement shall be true and correct as of such specific date:

     4.1 Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2 Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

     4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties or Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Each Credit Extension constitutes "Permitted Debt" under (and as defined in) the Senior Subordinated Note Indenture as of the Closing Date.

     4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, and except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in


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

such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

     4.8 Projections. On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period of the last Fiscal Quarter of Fiscal Year 2005, through and including Fiscal Year 2010 (the "Projections"), copies of which have been delivered to the Administrative Agent and the Syndication Agent, are based on good faith estimates and assumptions believed to be reasonable by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

     4.9 No Material Adverse Change. Since September 30, 2005, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10 No Restricted Junior Payments. Since the Closing Date, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

     4.11 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12 Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.13 Properties.

          (a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets owned on and after the Closing Date to the extent reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the Closing Date in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder with respect to a


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

Material Real Estate Asset, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.14 Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings' and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.15 No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.16 Material Contracts. All Material Contracts are in full force and effect and no defaults currently exist thereunder that has had or could reasonably be expected to have a Material Adverse Effect.

     4.17 Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.18 Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.19 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.


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

     4.20 Employee Benefit Plans. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and to the Company's knowledge, nothing has occurred subsequent to the issuance of such determination letter which, if not corrected, would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is reasonably expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event that would constitute an Event of Default under Section 8.1(k) has occurred or is reasonably expected to occur. Except to the extent required under
Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $500,000. To the Company's knowledge, as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA does not exceed $500,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. As of the date hereof, Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan.

     4.21 Certain Fees. Except as contemplated by Section 2.8, no broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     4.22 Solvency. Each Credit Party (other than Autocam-Har, Inc., as a result of Franklin Park Lease Termination Charges) is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.23 First Lien Credit Agreement and Other Agreements. The Company has heretofore delivered to the Administrative Agent true, correct and complete copies of the First Lien Credit Documents, all exhibits and schedules thereto, the Management Services Agreement and the Senior Subordinated Note Indenture.

     4.24 Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.25 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries (as modified or supplemented by other information so furnished in writing) for use in connection with the transactions contemplated hereby at the time such representation or warranty is made contains any untrue statement of a material fact or, considering such representations and warranties as a whole, omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not


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

to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There are no facts known to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby (including the Form 10-Q for the period ended September 30, 2005 filed by the Company with the Securities Exchange Commission).

     4.26 Second Lien Claims. The Obligations constitute "Second Lien Claims" under the Intercreditor Agreement.

     4.27 Quarterly Financials. The Company's quarterly financial statements for the quarterly period ended after September 30, 2005 were prepared in conformity with GAAP and fairly present in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject to changes resulting from audit and normal year-end adjustments that individually or in the aggregate do not constitute or evidence a Material Adverse Effect.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1 Financial Statements and Other Reports. Holdings will deliver to Agents for delivery to the Lenders:

          (a) Monthly Reports. Solely to Administrative Agent (and to other Lenders upon request), as soon as available, and in any event within 45 days after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

          (c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and
(ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together (to the


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

extent not inconsistent with the pronouncements of the Institute of Certified Public Accountants and FASB) with a written statement by such independent certified public accountants stating whether, in connection with their audit examination, any failure to comply with the terms, covenants, provisions or conditions of Article 5 or Article 6 (insofar as they relate to the accounting matters) has come to their attention and, if such a failure to comply has come to their attention, specifying the nature and period of existence thereof;

          (d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

          (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

          (f) Notice of Default. Promptly upon any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) delivery of a notice of default, event of default or acceleration from the First Lien Lenders or a trustee, agent or other representative of such a lender, or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (g) Notice of Litigation. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company (without waiver of attorney-client or similar privilege) to enable Lenders and their counsel to evaluate such matters;

          (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) upon request in writing, with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (i) Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each of the next four Fiscal Years (or portion thereof) (or, if earlier, through the final maturity date of the Loans) (a "Financial Plan"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of such Fiscal Year, each quarter of the subsequent Fiscal Year, and each Fiscal Year for the remaining Fiscal Years covered in such Financial Plan and (ii) forecasts demonstrating projected compliance with the requirements of Section 6.8 during the years covered by such Financial Plan, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;


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

          (j) Insurance Report. As soon as practicable and in any event by the last day of the first month of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in such Fiscal Year;

          (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Parent, Holdings or Company;

          (l) First Lien Credit Agreement. Promptly upon execution and delivery thereof, copies of any amendment, restatement, supplement or other modification to or waiver of the First Lien Credit Agreement entered into after the date hereof;

          (m) Information Regarding Collateral. (a) Company will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity, corporate structure or jurisdiction of organization or (iii) in any Credit Party's Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed; and

          (n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

     5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

     5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries or Parent, provided that Parent and each Credit Party shall have agreed in a Credit Document (in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent) that Parent shall be subject to limitations on its activities substantially equivalent to those set forth in Section 6.14 (as applied to Parent rather than Holdings)(such Credit Document being referred to herein as the "Parent Credit Document")).

     5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties


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

used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.5 Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder for any covered loss thereunder in excess of $500,000 and provides for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

     5.6 Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that any such representatives not employed by such Lender shall have been advised by such Lender of and agreed to comply with Section 10.17. If such visit and inspection occurs at a time when no Default or Event of Default has occurred and is continuing, such visit and inspection shall be at the expense of such Lender and, if such visit and inspection occur at a time when a Default or Event of Default has occurred and is continuing, such visit and inspection shall be paid by Company pursuant to Section 10.2. By this provision, each Credit Party authorizes its independent public accountants to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries, provided, such Credit Party may, if its so chooses, be present and participate in any such discussion.

     5.7 Lenders Meetings. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     5.8 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9 Environmental.

          (a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders the following information and materials, in each case to the extent that they relate to circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to any Hazardous Materials Activities, and (3) Holdings or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

               (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims or affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws; and

               (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this
     Section 5.9(a).

          (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in the cases of (i) and (ii) where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.10 Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Company or a Foreign Subsidiary of Company for which becoming a Guarantor will not cause adverse tax consequences for Company reasonably determined by Company to be material and is legally permissible under applicable law (a "Guarantor Foreign Subsidiary"), whether pursuant to a Permitted Acquisition or otherwise, Company shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(e), 3.1(f) and 3.1(j) which, in the case of a Guarantor Foreign Subsidiary, are required by Syndication Agent and Administrative Agent. In the event that any Person becomes a Foreign Subsidiary of Company and is not a Guarantor Foreign Subsidiary, and the ownership interests of such Foreign Subsidiary are owned by Company, by any Domestic Subsidiary thereof or by any Guarantor Foreign Subsidiary, Company shall, or shall cause such Domestic Subsidiary or Guarantor Foreign Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary or Guarantor Foreign Subsidiary to take, all of the actions referred to in
Section 3.1(e)(iii) necessary to grant and to perfect a Second Priority Lien in favor of Collateral Agent (to the extent a Second Priority Lien can be effectively granted under applicable law), for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.


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

     5.11 Additional Material Real Estate Assets. In the event that any Credit Party other than Autocam Europe or any other Guarantor Foreign Subsidiary acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(e), and 3.1(f) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

     5.12 Interest Rate Protection. Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than two years and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Interest Rate Agreements shall to the extent needed to effectively limit the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Consolidated Total Debt outstanding from time to time (other than the revolving loans and swing line loans made under the First Lien Credit Agreement) to a rate satisfactory to Administrative Agent and Syndication Agent. The Administrative Agent and the Syndication Agent acknowledge that, as of the Closing Date (based on the information provided by the Company), the Company does not need to maintain in effect any Interest Rate Agreements in order to comply with this Section 5.12.

     5.13 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

     5.14 Control Agreements. Company shall not permit any Deposit Account or Securities Account maintained by Company or any of its Domestic Subsidiaries (other than payroll or tax deposit accounts) at any time to be maintained at Comerica or otherwise have a principal balance in excess of $200,000 for any such account or $1,000,000 in the aggregate for all such accounts unless Company or such Domestic Subsidiary, as the case may be, has (i) executed and delivered to Collateral Agent a Control Agreement, and (ii) taken all other steps necessary or, in the opinion of Collateral Agent, desirable to ensure that Collateral Agent has a perfected security interest in such account; provided that, if Company or such Domestic Subsidiary is unable to obtain a Control Agreement from the financial institution at which the Deposit Account or Securities Account is maintained, upon the request of the Collateral Agent, Company shall, or shall cause such Domestic Subsidiary to, transfer all amounts in the applicable account to an account maintained at a financial institution from which Company or such Domestic Subsidiary has obtained a Control Agreement. The Administrative Agent, the Collateral Agent and the Lenders shall not (and shall not request or cause any agent or representative to) (x) deliver to any bank, securities intermediary or other financial institution at which any Deposit Account or Securities Account is maintained by Company or any of its Domestic Subsidiaries a Notice of Sole Control (as defined in the Pledge and Security Agreement) or any analogous notice of sole control pursuant to any Control Agreement, (y) originate any instruction directing disposition of funds in any such Deposit Account pursuant to any Control Agreement or (z) originate any entitlement order or other notification directing transfer or redemption of financial or other assets in any such Securities Account pursuant to any Control Agreement, in each case unless an Event of Default shall have occurred and be continuing. Any bank, securities intermediary or other financial institution at which any Deposit Account or Securities Account is maintained (in its capacity as such) shall not be bound by this Section.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations;

          (b) (i) Indebtedness (a) of any Guarantor Domestic Subsidiary to Company or to any other Guarantor Domestic Subsidiary, or (b) of Company to any Guarantor Domestic Subsidiary, or (c) of Autocam France to Company or any Guarantor Domestic Subsidiary made, directly or indirectly with the proceeds of the domestic revolving loans made under the First Lien Credit Agreement; provided, (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, and (C) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

               (ii) Indebtedness of Frank & Pignard to Autocam France arising as a result of intercompany loans;

               (iii) Indebtedness of Autocam Brazil to the Company arising as a result of intercompany loans in an aggregate principal amount outstanding at any time not to exceed $5,750,000, provided that any such intercompany loan is evidenced by an intercompany note (or other similar agreement appropriate under the laws of Brazil to evidence intercompany loans), which is pledged by the Company to secure the Obligations;

               (iv) Indebtedness of Bouverat to Autocam France arising as a result of intercompany loans;

               (v) Indebtedness of any Foreign Subsidiary to Company or any Guarantor Subsidiary, provided, (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms and conditions of the applicable promissory notes or an intercompany subordination agreement and (C) the intercompany loan giving rise to such Indebtedness is permitted as an Investment under Section 6.7(d), 6.7(m), 6.7(n) or 6.7(o);

               (vi) Indebtedness between Company and Holdings arising as a result of Restricted Junior Payments permitted under Section 6.5(b) or (c); and

               (vii) (A) Indebtedness of Autocam Europe or its wholly-owned subsidiary organized under the laws of Poland (the "New Polish Subsidiary") to Company or a Guarantor Domestic Subsidiary in an aggregate principal amount outstanding at any time not to exceed $3,450,000 minus the amount of equity investments made pursuant to the proviso in Section 6.7(e) and (B) Indebtedness of the New Polish Subsidiary to Autocam Europe made with the proceeds of loans made to Autocam Europe under clause (A); provided, that
     (w) Company shall have complied with Section 5.10 with respect to the New Polish Subsidiary; (x) any such intercompany loan is evidenced by an intercompany note (or other similar agreement appropriate under the laws of the Netherlands or Poland, as applicable, to evidence intercompany loans), which is pledged by the Company, the applicable Guarantor Domestic Subsidiary or Autocam Europe, as applicable, to secure the Obligations, (y) at such time as the aggregate amount of intercompany loans made to the New Polish Subsidiary pursuant to Section 6.1(b)(vii)(A) and (B) equals or exceeds $2,300,000, such intercompany loans shall be secured by assets of the New Polish Subsidiary in which security interests can legally and practicably be taken without the incurrence of excessive costs in relation to the value of the security afforded thereby as determined by the Administrative Agent and Syndication Agent and without causing adverse tax consequences for Company, reasonably determined by Company to be material; and (z) the proceeds of intercompany loans made to Autocam Europe under clause (A) above shall be used to make intercompany loans to the New Polish Subsidiary pursuant to clause (B) above.

          (c) (i) Indebtedness under the Senior Subordinated Notes and the subordinated guaranties thereof by Guarantor Subsidiaries, (ii) any additional notes issued under the Senior Subordinated Notes Indenture (the proceeds of which are applied to repay loans under the First Lien Credit Agreement or the Loans pursuant to Section 2.11(d)) and the subordinated guarantees thereof by guarantor subsidiaries thereof and (iii) any extensions, renewals, refinancings or replacements of any such Indebtedness permitted under the preceding clauses
(i) and (ii), provided, that (w) any such Indebtedness is unsecured and subordinated in right of payment on terms equivalent to those set forth in the Senior Subordinated Notes Indenture or on other terms reasonably satisfactory to the Administrative Agent and Syndication Agent, (x) the other terms and conditions thereof are not less favorable taken as a whole to the obligor thereon or to the Lenders than the Indebtedness being extended, renewed, refinanced or replaced, (y) the average life to maturity thereof is greater than or equal to that of the Indebtedness being extended, renewed, refinanced or replaced; and (z) shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) exceed in a principal amount the Indebtedness being extended, renewed, refinanced or replaced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or other permitted acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

          (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business that support other obligations of Holdings and its Subsidiaries (other than in respect of Indebtedness) incurred in compliance with this Agreement;

          (f) Indebtedness in respect of (i) netting services, overdraft protections and otherwise in connection with endorsements of checks and other negotiable instruments and deposit accounts incurred in the ordinary course of business; (ii) workers' compensation claims, self-insurance obligations, performance, surety, release, appeal and similar bonds and completion guarantees incurred in the ordinary course of business of Company and its Subsidiaries and any reimbursement obligations in respect of the foregoing; and (iii) indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Company and its Subsidiaries in connection with an Asset Sale otherwise permitted under this Agreement;

          (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

          (h) guaranties by Company of Indebtedness of a Domestic Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Domestic Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

          (i) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof (including the terms and conditions of any guarantee or other credit support for such Indebtedness) are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (j) Indebtedness under Receivables Facilities in an aggregate outstanding Principal Amount not to exceed at any time the Dollar Equivalent of $40,250,000 minus the outstanding Principal Amount of obligations not constituting Indebtedness under any Receivables Facility; provided that no more than $5,750,000 of Indebtedness under such

Receivables Facilities shall provide recourse to Company or any of its Subsidiaries other than customary provisions relating to the breach of representations by Company and/or its Subsidiaries;

          (k) Indebtedness with respect to Capital Leases and purchase money Indebtedness in an aggregate combined principal (or stated balance sheet) amount outstanding not to exceed at any time $11,500,000 provided, in the case of purchase money Indebtedness, any such Indebtedness (i) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness (plus accessions and improvements thereto), and (ii) shall constitute not more than 90% of the aggregate consideration paid with respect to such asset;

          (l) Indebtedness with respect to Capital Leases or purchase money Indebtedness (or similar types of financing in the relevant country) incurred by Foreign Subsidiaries in connection with the acquisition and/or construction of and/or acquisition and installation of equipment for a manufacturing facility outside of the United States in an aggregate combined principal amount outstanding not to exceed at any time $23,000,000, provided that no Credit Party shall be an obligor in respect of such Indebtedness, and in the case of purchase money Indebtedness, such Indebtedness shall satisfy the requirements described in the proviso of Section 6.1(k) above;

          (m) Indebtedness under Hedge Agreements or First Lien Hedge
Agreements;

          (n) (i) Indebtedness of any Person that becomes a Guarantor Subsidiary after the date hereof pursuant to a Permitted Acquisition (including purchase money Indebtedness or Capital Leases of such Person), which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary; and (ii) any extensions, renewals, refinancings or replacements of such Indebtedness which extensions, renewals, refinancings or replacements (A) are on terms and conditions (including the terms and conditions of any guarantee or other credit support for such Indebtedness) taken as a whole not materially less favorable to Company and its Subsidiaries or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced, (B) do not add as obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed, replaced or refinanced, (C) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed, replaced or refinanced and (D) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom; provided, the aggregate principal amount outstanding of Indebtedness described in clauses (i) and (ii) does not exceed $11,500,000 at any time outstanding;

          (o) Indebtedness of Autocam Brazil and its Subsidiaries denominated in the legal currency of Brazil in an aggregate principal amount outstanding not to exceed at any time the equivalent of $11,500,000;

          (p) other Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding not to exceed at any time $5,750,000;

          (q) Indebtedness consisting of reimbursement obligations in respect of letters of credit in an aggregate principal amount outstanding not to exceed at any time $1,150,000;

          (r) other unsecured Indebtedness of Holdings and its Guarantor Subsidiaries, which is unsecured in an aggregate principal amount not to exceed at any time $4,025,000;

          (s) Indebtedness of Company and Autocam France under the First Lien Credit Agreement (and the guaranties thereof by the Guarantors) in an aggregate principal amount at any one time outstanding under this clause (s) (with letters of credit and revolving commitments being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed an amount equal to the Dollar Equivalent of $115,000,000 minus the sum of all mandatory prepayments of loans thereunder (resulting in reductions of revolving commitments under the First Lien Credit Agreement in the case of repayments of revolving loans thereunder), paid or made on or prior to the date of determination; and

          (t) Indebtedness of the Company consisting of unsecured guaranties of Indebtedness of Autocam Brazil permitted hereunder; provided that the principal amount guaranteed shall be deemed to constitute either Investments made under
Section 6.7(d), or, at the Company's election, intercompany loans made to Autocam Brazil under Section 6.1(b)(iii).


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

For purposes of determining compliance with this Section 6.1 and 6.2, Indebtedness incurred in currencies other than Dollars shall be considered to be outstanding in Dollars using Spot Exchange Rate as of the date of incurrence (except for any Indebtedness incurred in currencies other than Dollars under any revolving facility under the First Lien Credit Agreement, which shall be considered to be outstanding in Dollars using the Spot Exchange Rate as of the effective date of the applicable revolving commitments).

     6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

          (b) Liens for Taxes or Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, in each case, if the underlying obligations are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

          (c) statutory Liens of landlords, banks (and rights of set-off), Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA or any such Lien imposed by a Government Authority in connection with any Foreign Plan), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, other types of social security and other similar statutory obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

          (g) Liens solely on any cash earnest money deposits or escrows made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or Liens evidenced by the filing of UCC financing statements relating solely to goods consigned with the Company and its Subsidiaries in the ordinary course of business;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          (l) Liens described in Schedule 6.2 and any renewals or replacements of such Liens granted to secure a renewal, extension, refinancing or replacement of the Indebtedness originally secured by such Lien, so long as such renewal, extension, refinancing or replacement is permitted by Section 6.1 and such renewal or replacement Lien does not cover more property than the Lien described in Schedule 6.2 (plus accessions and improvements thereto and proceeds and distributions thereon) or on a title report delivered pursuant to Section 3.1(e)(iii);

          (m) Liens securing Indebtedness permitted pursuant to Sections 6.1(k), 6.1(l) and 6.1(n); provided, any such Lien (i) exists on the date of the applicable acquisition or, solely in the case of Indebtedness permitted in
Section 6.1(k) or 6.1(l), is created in connection with the financing of the acquisition within 180 days thereafter, (ii) solely in the case of Indebtedness permitted by Section 6.1(n), is not created in contemplation of, or in connection with, such Permitted Acquisition, and (iii) applies only to the property or assets acquired (plus accessions and improvements thereto and proceeds and distributions thereon);

          (n) Liens securing Indebtedness permitted pursuant to Section 6.1(b)(ii), (iii), (iv), and (vii);

          (o) Liens on any receivables and related rights sold pursuant to any Receivables Facility permitted hereunder;

          (p) other Liens securing obligations in an aggregate principal amount not to exceed $1,150,000 at any time outstanding;

          (q) other Liens on assets other than the Collateral securing Indebtedness in an aggregate principal amount not to exceed $2,300,000 at any time outstanding; and

          (r) Liens on the Collateral securing Indebtedness permitted pursuant to Section 6.1(s) and First Lien Hedge Agreements.

     6.3 Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

     6.4 No Further Negative Pledges. Except (a) as set forth in the First Lien Credit Agreement, (b) with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other disposition of assets not prohibited by this Agreement, (c) with respect to restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) or joint ventures, (d) with respect to restrictions on property or assets subject to a Lien permitted under Section 6.2(m), provided, such restrictions relate only to the property or assets subject to such Lien, (e) with respect to restrictions, if any, under the Senior Subordinated Note Indenture or restrictions no less favorable taken as a whole to the Lenders under documents governing Indebtedness permitted under Section 6.1(c), and (f) with respect to restrictions permitted pursuant to the proviso to Section 6.6, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) Company may make regularly scheduled payments of interest (including payments of additional interest imposed under the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued for failure to comply with certain provisions thereof) in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued; (b) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (and, subject to delivery of the Parent Credit Document, Holdings may make Restricted Junior Payments to Parent) (i) in an aggregate amount not to exceed $450,000 in any Fiscal Year, to the extent necessary to permit Holdings (or Parent, as applicable) to pay general administrative costs and expenses and to pay franchise taxes and other fees to maintain its corporate existence and (ii) to the extent necessary to permit Holdings (or Parent, as applicable) to discharge the consolidated tax liabilities of Holdings (or Parent, as applicable) and its Subsidiaries, in each case so long as Holdings (or Parent, as applicable) applies the amount of any such Restricted Junior Payment for such purpose (provided this Section 6.5 shall not prohibit direct payment of by Company of taxes for itself and its Subsidiaries or such other costs and expenses); and (c) Company may make Restricted Junior Payments to Holdings for the purpose of paying, and Holdings may pay (i) the Subordinated Management Fees plus reasonable out-of-pocket expenses incurred pursuant to the Management Services Agreement and (ii) Permitted Management Stock Repurchase Payments.

     6.6 Restrictions on Subsidiary Distributions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company; provided that the foregoing shall not prohibit encumbrances or restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(a), (c), (i), (m) or (s), (ii) in agreements evidencing Indebtedness permitted by Section 6.1(k) and 6.1(j) that impose restrictions on the property so leased or acquired, (iii) restrictions imposed by applicable law, (iv) agreements evidencing Indebtedness of Foreign Subsidiaries permitted by Section 6.1(l) and 6.1(n), (iv) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business or joint venture agreements not otherwise prohibited under this Agreement, (v) that are or were created by virtue of any sale, lease, transfer or other disposition of, agreement to sell, lease, transfer or other disposition or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement and (vi) imposed pursuant to Permitted Liens.

     6.7 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

          (a) Investments in Cash and Cash Equivalents;

          (b) Investments owned as of the Closing Date in any Subsidiary;

          (c) Investments made after the Closing Date in the Company or any wholly-owned Guarantor Domestic Subsidiary;

          (d) Investments made after the Closing Date by Company or any of its Domestic Subsidiaries in Foreign Subsidiaries in an aggregate amount not to exceed $11,500,000; provided, that a change in the form of Investment (e.g. debt to equity, equity to debt or equity to equity) or the applicable investee without increase in amount shall not be deemed an additional Investment under this Section 6.7(d);

          (e) intercompany loans to the extent permitted under (i) Section 6.1(b)(i)-(iv), (ii) Section 6.1(b)(vii), provided that the Company may make up to $1,150,000 of the Investments permitted under Section 6.1(b)(vii)(A) and the corresponding Investments permitted under Section 6.1(b)(vii)(B) in the form of equity Investments, rather than as intercompany loans, and (iii) to the extent owed to Autocam Europe, Section 6.1(b)(v);

          (f) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in settlement of litigation, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business, (iii) prepaid expenses and lease, utility, worker's compensation, performance and other similar deposits made in the ordinary course of business of Holdings and its Subsidiaries, (iv) arising in connection with extensions of trade credit in the ordinary course of business and (v) arising in connection with guarantees permitted under Section 6.1 or given in respect of obligations (other than Indebtedness) in the ordinary course of business;

          (g) Consolidated Capital Expenditures and expenditures that would be Consolidated Capital Expenditures but for express exclusions set forth in the definition thereof;

          (h) loans and advances to directors, consultants and employees of Holdings and its Subsidiaries made (i) in the ordinary course of business in an aggregate principal amount not to exceed $250,000 outstanding at any time, (ii) to purchase Capital Stock of any Parent Company pursuant to management and employment agreements of Company approved by the Board of Directors of Holdings not to exceed $575,000 outstanding at any time, and (iii) investments made under Company's current split dollar insurance program (as the same may be modified to reflect requirements of law) for certain senior managers of Company currently benefiting from such program in an aggregate amount from and after the Closing Date not to exceed $1,725,000;

          (i) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

          (j) Investments described in Schedule 6.7;

          (k) Investments that constitute Hedge Agreements;

          (l) Investments constituting promissory notes or other non-cash consideration received in connection with an Asset Sale permitted under Section 6.9;

          (m) Investments made in Autocam Europe and/or Autocam France with the proceeds of the Term Loans, so as to permit Autocam France to repay the European term loans on or about the Closing Date with the proceeds of the Loans made hereunder;

          (n) Investments in the Chinese joint venture currently named Wuxi Weifu Autocam Precision Machinery Co., LTD. in an aggregate amount not to exceed $3,450,000 in the aggregate; provided that no less than 50% of each such Investment shall be returned to the Company or any of its Guarantor Domestic Subsidiaries (including by way of technology transfer royalty payments or purchases of machine tools, or otherwise) within one year of the date such Investments are made; and

          (o) other Investments in an aggregate amount not to exceed at any time $2,875,000.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior payment not otherwise permitted under the terms of Section 6.5.

     6.8 Financial Covenant.

          (a) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                    SENIOR LEVERAGE RATIO
---------------------                    ---------------------
December 31, 2005                              5.25:1.00
March 31, 2006                                 5.25:1.00
June 30, 2006                                  5.25:1.00
September 30, 2006                             5.25:1.00
December 31, 2006                              5.25:1.00
March 31, 2007                                 5.25:1.00
June 30, 2007                                  5.25:1.00

FISCAL QUARTER ENDING                SENIOR LEVERAGE RATIO
---------------------                ---------------------
September 30, 2007                         5.25:1.00
December 31, 2007                          4.75:1.00
March 31, 2008                             4.75:1.00
June 30, 2008                              4.75:1.00
September 30, 2008                         4.75:1.00
December 31, 2008 and each Fiscal          4.25:1.00
   thereafter

          (b) Certain Calculations. With respect to any period during which a Permitted Acquisition involving the payment by Holdings and its Subsidiaries of consideration in excess of $500,000 or an Asset Sale involving the receipt by Holdings and its Subsidiaries of gross proceeds in excess of $500,000 has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenant set forth in this Section 6.8, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Parent) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

     6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          (a) any Subsidiary of Holdings may be merged with or into Company or any Guarantor Domestic Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Domestic Subsidiary; provided, in the case of such a merger, Company or such Guarantor Domestic Subsidiary, as applicable shall be the continuing or surviving Person;

          (b) any Subsidiary of Autocam France may be merged with or into Autocam France or with or into any Wholly Owned Subsidiary of Autocam France, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Autocam France or to any Wholly Owned Subsidiary of Autocam France; provided, in the case of such a merger, Autocam France or the Wholly Owned Subsidiary of Autocan France, as the case may be, shall be the continuing or surviving Person;

          (c) sales or other dispositions of assets that do not constitute Asset Sales;

          (d) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $5,750,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $11,500,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash or in securities, notes or other obligations converted into Cash within 30 days of receipt and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(a);

          (e) disposals of obsolete, worn out or surplus property or disposals of equipment, by means of trade in, so long as such equipment is replaced, substantially concurrently, by like kind equipment in an effort to upgrade any facilities of Company and its Subsidiaries;

          (f) Permitted Acquisitions, the consideration for which (including, without limitation, cash paid, or acquired or assumed Indebtedness and the value of any other consideration paid or given (other than the assumption of current liabilities (other than the current portion of any funded Indebtedness) incurred in the ordinary course of business of the subject of such acquisition) in the aggregate from the Closing Date to the date of determination does not exceed the Permitted Acquisition Cap;

          (g) Company may liquidate any of its Subsidiaries that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents and at the time of liquidation) of $115,000 or less, provided, any Restricted Junior Payments in connection with such liquidation are made in accordance with Section 6.5;

          (h) sales of Capital Stock in any Subsidiary to qualify directors or allow for investments by foreign nationals, in either case, to the extent required by applicable law;

          (i) sales of receivables and related rights under Receivables Facilities (including the French Receivables Facility) in an aggregate Principal Amount outstanding from time to time not to exceed the Dollar Equivalent of $28,750,000; and

          (j) Investments made in accordance with Section 6.7 and any grant of a Permitted Lien.

     6.10 Disposal of Subsidiary Interests. Except for (i) Liens created under any of the Credit Documents and the First Lien Credit Documents and (ii) any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors or allow for investments by foreign nationals, in either case, if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors or allow for investment by foreign nationals, in either case, if required by applicable law. Any Subsidiary that would constitute a wholly-owned Subsidiary except for any Capital Stock issued to directors or foreign nationals as permitted under this Section 6.10 shall be deemed a wholly-owned Subsidiary for purposes of this Agreement.

     6.11 Sales and Lease-Backs. Except for leases permitted pursuant to Section 6.1(i), no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease (it being acknowledged that equipment and other personal property first acquired in the ordinary course of business of Company and its Subsidiaries in connection with, and not more than 180 days prior to the commencement of, a Capital Lease or operating lease otherwise permitted by this Agreement is not considered a sale and lease-back governed by this Section 6.11 or an Asset Sale); provided, that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the applicable lessee, guarantor or other surety would not be prohibited under Section 6.1 from entering into, and remaining liable under, such lease. The sale and lease back transaction shall be deemed to be (i) the sale of the asset subject to such transaction (and any Net Asset Sale Proceeds arising from such sale shall be subject to application by the Company or its Subsidiaries pursuant to Section 2.11(a)), and (ii) the incurrence of Indebtedness in a principal amount equal to the amount of any liability for the lease shown (or required to be shown) on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

     6.12 Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Parent or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms taken as a whole that are less favorable to Holdings or that Subsidiary, as the case may be, than those available at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) employment, compensation or indemnification arrangements for directors, consultants, officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business;
(d) loans or advances to officers, directors, consultants and employees otherwise permitted pursuant to Section 6.7 or guarantees in respect thereof or otherwise made on their behalf (including any payments on such guarantees), (e) the grant of options or similar rights to directors and employees of Holdings and its Subsidiaries, (f) payment of Subordinated Management Fees, Permitted Management Stock Repurchase Payments and other Restricted Junior Payments (or payments that would be Restricted Junior Payments but for the exceptions in the definition of such term) to the extent permitted by Section 6.5, (g) intercompany Indebtedness permitted by Section 6.1, and (h) transactions described in Schedule 6.12.

     6.13 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     6.14 Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under or in connection with the Credit Documents, the Management Services Agreement, the Senior Subordinated Note Indenture and the First Lien Credit Documents (and any related Credit Documents as defined therein); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any material operating assets other than (i) holding 100% of the Capital Stock of Company and, indirectly, Company's Subsidiaries, (ii) performing its obligations and activities incidental thereto under the Credit Documents, the Management Services Agreement, the Senior Subordinated Note Indenture and the First Lien Credit Documents (and any related Credit Documents as defined therein); and
(iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

     6.15 Amendments or Waivers with respect to First Lien Credit Agreement. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under the First Lien Credit Agreement or any related document, or make any payment consistent with an amendment thereof or change thereto, if such amendment or change would (a) increase the principal amount of loans and commitments under the First Lien Credit Agreement to an amount in excess of the amount permitted by Section 6.1(s), or (b) otherwise violate the terms of the Intercreditor Agreement.

     6.16 Amendments or Waivers with respect to Subordinated Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

     6.17 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

SECTION 7. GUARANTY

     7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "Guaranteed Obligations").

     7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (or the release of such Guarantor permitted by the Credit Documents). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Company and any Beneficiary with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary


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might have elected to apply such payment to any part or all of the Guaranteed
Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations;
(vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of
Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct, gross negligence or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6 Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section
7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of


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Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     7.11 Bankruptcy, etc. (a) Without limiting any Guarantor's ability to file a voluntary bankruptcy petition in respect of itself, so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a


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preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in a transaction consummated in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

     7.13 Dutch Law Limitation. To the extent applicable and notwithstanding any other provision of this Section 7, the guarantee, indemnity and other obligations of any Guarantor incorporated under the laws of the Netherlands (each, a "Dutch Guarantor") or any Subsidiary of a Dutch Guarantor expressed to be assumed in this Section 7 shall be deemed not to be assumed by such Guarantor or such Subsidiary to the extent that the same would constitute unlawful financial assistance within the meaning of Articles 2:207(c) or 2:98(c) of the Dutch Civil Code and the provisions of this Agreement and the other Credit Documents shall be construed accordingly.

SECTION 8. EVENTS OF DEFAULT

     8.1 Events of Default. If any one or more of the following conditions or events shall occur:

          (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

          (b) Default in Other Agreements.

               (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,750,000 or more or with an aggregate principal amount of $11,500,000 or more, in each case beyond the grace period, if any, provided therefor; or

               (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be

     ; provided that an "Event of Default" under and as defined in the First Lien Credit Agreement ("First Lien Event of Default") shall constitute an Event of Default under this Section 8.1 only after a period of 60 days has elapsed, and such First Lien Event of Default shall not have been remedied or waived, after the earlier of (i) an officer of Company or any Credit Party becoming aware of such First Lien Event of Default or (ii) notice of such First Lien Event of Default from the administrative agent under the First Lien Credit Agreement to Company or Autocam France, or from Company or Autocam France to such administrative agent or any First Lien Lender; or

          (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section
5.2 or Section 6; or

          (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or


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          (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc.. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h) French Bankruptcy Events. Autocam France, Frank & Pignard, Bouverat or any other Subsidiary that is located in France (i) is unable or shall admit in writing its inability to pay its debts generally as they become due; (ii) shall declare to the court such inability (declaration de cessation des paiements); (iii) shall suspend making payments of any of its debts, or, by reason of actual or anticipated financial difficulties, or shall commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (iv) shall apply for or take any corporate action approving any voluntary liquidation (liquidation volontaire); (v) shall apply for the appointment of a conciliator (conciliateur), or a "mandataire ad-hoc" in accordance with Articles 611-3 et seq of the French Code de Commerce; (v) shall enter into an amicable settlement (accord amiable) with its creditors; (vi) shall cease its payments (cessation de paiements) for the purposes of Article 621-1 et seq. of the French Code de Commerce; (vii) shall have a judgment issued in respect of its judicial reorganization (redressement judiciaire) and the administrateur judiciaire named in connection with such proceedings does not (or is deemed not to) opt to continue performance of this Agreement; (viii) shall have a judgment issued in respect of its judicial liquidation (liquidation judiciaire) pursuant to Article 620-1 et seq. of the French Code de Commerce, or for the transfer of the whole or part of its business (cessation totale ou partielle de l'entreprise); or (ix) shall apply for or take any corporate action approving any procedure for the resolution, restructuring, reduction or modification of any debt, in any manner, if such procedure is set forth in Book Six (Livre Six) of the French Code de Commerce at the time of such application or corporate action and is not enumerated above; or

          (i) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,750,000 or (ii) in the aggregate at any time an amount in excess of $11,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or


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          (j) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

          (k) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, which individually or in the aggregate (A) have or could reasonably be expected to have a Material Adverse Effect, (B) have resulted in liabilities of Holdings, its Subsidiaries or any of their ERISA Affiliates, taken together, in excess of $11,500,000 which liabilities (1) have continued for a period of 60 days without being paid, waived or otherwise discharged and (2) are not being contested in good faith by appropriate proceedings or (ii) there shall be imposed a Lien or security interest under Section 401(a)(29) or Section 412(n) of the Internal Revenue Code or under ERISA on Collateral which Lien or security interest (1) has continued in effect for a period of 60 days without being discharged and (2) is not being contested in good faith by appropriate proceedings; or

          (l) Change of Control. A Change of Control shall occur; or

          (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (unless released pursuant to the terms of the Credit Documents), in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) automatically, and (2) so long as any other Event of Default shall be continuing, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; and (B) Administrative Agent may (and at the direction of the Requisite Lenders, shall) cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

     9.1 Appointment of Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Lead Arranger hereunder, and each Lender hereby authorizes Lead Arranger to act as its agents in accordance with the terms hereof and the other Credit Documents. The Bank of New York is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent and Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents (including through powers of attorney with respect actions in foreign jurisdictions). Subject to Sections 9.2 and 9.3, each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, GSCP, in its capacity as Lead Arranger or Syndication Agent shall not have any obligations but shall be entitled to all benefits of this
Section 9.


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     9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its Related Parties, its agents, sub-agents, Affiliates or employees. The exculpatory provisions of this Agreement shall apply to any such agent, Related Parties, sub-agents, affiliates and employees of any Agent and any such agent or sub-agent, and shall apply to their respective activities in connection with the activities of such Agent. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender regardless of whether a Default exists; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. No Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its Related Parties to liability or that is contrary to any Credit Document or applicable law.

     9.3 General Immunity.

          (a) No Responsibility for Certain Matters. No Agent nor any Related Party shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document (other than solely to confirm receipt of items expressly required to be delivered to such Agent hereunder) or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof. No Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law.

          (b) Exculpatory Provisions. No Agent or any Related Party shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. Each Agent may at any time request instructions from Requisite Lenders or all affected Lenders with respect to any actions or approvals, which by the terms of this Agreement or any of the Credit Documents, such Agent is permitted or required to take or to grant. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

          (c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and


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exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of
Section 9.6 shall apply to the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

     9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5 Lenders' Representations, Warranties and Acknowledgment.

          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          (b) Each Lender, by delivering its signature page to this Agreement and funding its Dollar Term Loan and/or Euro Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and each of its Related Parties, to the extent that such Agent or such Related Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to


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require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7 Successor Administrative Agent, Collateral Agent. Administrative Agent may resign at any time by giving forty-five days' prior written notice thereof to Lenders and the Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Company and Administrative Agent and signed by Requisite Lenders. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appoint appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations thereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and
(ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any resignation or removal of BNY or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of BNY or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder and under the other Credit Documents.

     9.8 Collateral Documents, Guaranty and Intercreditor Agreement.

          (a) Agents under Collateral Documents, Guaranty and Intercreditor Agreement. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be agent for and representative of Lenders with respect to the Guaranty, the Intercreditor Agreement, the Collateral and the Collateral Documents and to execute and deliver on its behalf the Intercreditor Agreement and each of the Collateral Documents to which it is party. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

          (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on
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pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

     9.9 Dutch Collateral Debt Covenant.

          (a) Definitions. In this Section 9.9:

          "Dutch Obligor" means (i) Autocam Corporation, (ii) Autocam Europe if and when it grants a Lien to Collateral Agent pursuant to Dutch Law, and (iii) any Foreign Subsidiary of Company not in existence on the Closing Date organized under the laws of the Netherlands, which becomes a Guarantor Foreign Subsidiary and grants a Lien to Collateral Agent pursuant to Dutch law.

          (b) Parallel Debt Undertaking. The Dutch Obligor irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) to pay to Collateral Agent amounts equal to any amounts owing by each Credit Party to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties in respect of the Obligations (whether present or future and whether actual or contingent) as and when the same fall due for payment thereunder. Such a payment undertaking and the obligations and liabilities resulting from it by the Dutch Obligor to Collateral Agent are referred to as the "Parallel Debt".

          (c) Acknowledgment. Each party to this Agreement acknowledges that (i) the Parallel Debt constitutes, undertakings, obligations and liabilities of the Dutch Obligor to Collateral Agent separate and independent from, and without prejudice to the Obligations (whether present or future and whether actual or contingent) of each Credit Party to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, and (ii) the Parallel Debt represents the Collateral Agent's own separate and independent claim (eigen en zelfstandige vordering) to receive payment of the Parallel Debt from the Dutch Obligor; provided that in all events the aggregate amount which may become due under the Parallel Debt shall never exceed the aggregate amount which may become due under the Obligations.

          (d) Decrease Parallel Debt. Each party to this Agreement agrees that the aggregate amount due by the Dutch Obligor under the Parallel Debt will be decreased to the extent a Credit Party has paid any amounts to the Agents, the Lenders or any of them and Lender Counterparties to reduce its outstanding Obligations provided except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

          (e) Decrease Obligations. Each party to this Agreement agrees that to the extent the Dutch Obligor has paid any amounts to Collateral Agent under the Parallel Debt the aggregate amount due by each Credit Party under the Obligations will be decreased accordingly, except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

          (f) Application Parallel Debt. To the extent Collateral Agent receives any amount in payment of the Parallel Debt subject to the terms of the Intercreditor Agreement, Collateral Agent shall distribute such amount among the Lenders and Lender Counterparties in accordance with the terms of the Credit Documents.

          (g) Default. For the avoidance of doubt, the Parallel Debt will become due and payable (opeisbaar) at the same time and to the same extent as the related Obligations become due and payable.

          (h) No common property. Each party to this Agreement confirms that, in accordance with this Section 9.9 the claim of Collateral Agent against the Dutch Obligor in respect of the Parallel Debt does not constitute common property (een gemeenschap) within the meaning of Article 3:166 Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of Collateral Agent does constitute


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such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Article 3:168 Dutch Civil Code.

          (i) No agent. For the purpose of this Section 9.9 Collateral Agent acts in its own name and on behalf of itself and not as agent or representative of any other party to this Agreement and any Lien granted by a Dutch Obligor to Collateral Agent to secure the Parallel Debt is granted to Collateral Agent in its capacity as creditor of the Parallel Debt.

          (j) Governing Law. Notwithstanding the provisions of Section 10.14, this Section 9.9 shall be governed by the law of the Netherlands.

     9.10 USA Patriot Act. Each Lender and Agent hereby notifies Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act.

SECTION 10. MISCELLANEOUS

     10.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent or Administrative Agent, shall be sent to such Person's address as set forth on Appendix A or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix A or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

The Company hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to SJerard@Bankofny.com. In addition, the Company agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent. The Company further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO COMPANY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF COMPANY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT


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PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

     10.2 Expenses.

          (a) Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the out-of-pocket actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the out-of-pocket actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the out-of-pocket actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other out-of-pocket actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) during the continuance of a Default or an Event of Default, (i) all costs and expenses of inspections and visits by any Agent or Lender pursuant to Section 5.6 and (ii) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

          (b) Reimbursement. To the extent that Company for any reason fails to indefeasibly pay any amount required under this Section 10 to be paid by it to any Agent (or any sub-agent thereof, or any Related Party of any of the foregoing), each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the reimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity). All amounts due under this Section 10.2(b) shall be paid promptly after demand therefore.

     10.3 Indemnity.

          (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent, the Lead Arranger and Lender and their respective Related Parties (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction


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by a final and non-appealable judgment. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

          (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and each Agent is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Agent to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender or such Agent hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender or such Agent shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. A Lender's failure to obtain the required consent of the Administrative Agent described above shall not affect the validity of any such set off or application. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5 Amendments and Waivers.

          (a) Requisite Lenders' Consent. Subject to Section 10.5(b), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders (and, to the extent the rights or obligations of an Agent are affected, such Agent).

          (b) Affected Lenders' Consent. Without the written consent of each Lender that would be affected thereby (and the consent of an Agent if the rights or obligations of such Agent are affected), no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               (i) extend the scheduled final maturity of any Loan or Note;

               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

               (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

               (iv) extend the time for payment of any such interest or fees;

               (v) reduce the principal amount of any Loan;

               (vi) amend, modify, terminate or waive any provision of this
     Section 10.5(b);


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

               (vii) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

               (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except as expressly provided in any Credit Document.

          (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               (i) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

               (ii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.12 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; or

               (iii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6 Successors and Assigns; Participations.

          (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.


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

          (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan):

               (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee"; provided, that each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 or E1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Dollar Term Loans or Euro Term Loans with respect to the assignment of Term Loans).

          (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.17(c).

          (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

          (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in loans such as the applicable Loans; and (iii) it will make or invest in, as the case may be, its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

          (g) Effect of Assignment. Subject to the terms and conditions of this
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) if applicable, the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

          (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver


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

of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and
2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section
2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.17 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

          (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder unless and until an assignment is made in accordance with the provisions of Section 10.6(c).

     10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.15(c), 2.16, 2.17, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.14, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.

     10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of


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

such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11 Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12 Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND
SECTION 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.15 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE,


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

MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17 Confidentiality. Each Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

     10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

     10.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


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

     10.20 Judgment Currency.

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

          (b) The obligations of Company in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to Company.

     10.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     10.22 Intercreditor Agreement.

EACH LENDER HEREUNDER (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND
(D) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE FIRST LIEN LENDERS TO EXTEND CREDIT TO THE COMPANY AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        AUTOCAM CORPORATION
                                        TITAN HOLDINGS, INC.
                                        AUTOCAM-PAX, INC.
                                        AUTOCAM SOUTH CAROLINA, INC.
                                        AUTOCAM GREENVILLE, INC.
                                        AUTOCAM ACQUISITION, INC.
                                        AUTOCAM LASER TECHNOLOGIES, INC.
                                        AUTOCAM-HAR, INC.
                                        AUTOCAM INTERNATIONAL, LTD.
                                        AUTOCAM INTERNATIONAL SALES CORPORATION


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        AUTOCAM EUROPE B.V.
                                        By: Autocam Corporation,
                                        as Managing Director


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        THE BANK OF NEW YORK,
                                        as Administrative Agent and Collateral
                                        Agent


                                        By: /s/ Stephen C. Jerard
                                            ------------------------------------
                                        Name: Stephen C. Jerard
                                        Title: Vice President

Address for Notices:

     The Bank of New York
     600 East Las Colinas Blvd. Suite 1300
     Irving, TX 75039
     Attention: Stephen C. Jerard
     Telecopier: (972) 401-8556
     E-mail: SJerard@Bankofny.com

with a copy to:

     Haynes and Boone, LLP
     901 Main Street, Suite 3100
     Dallas, TX 75202
     Attention: Laurie G. Lang
     Telecopier: (214) 200-0667
     Laurie.Lang@haynesboone.com

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        as Lead Arranger, Syndication Agent,
                                        Sole Bookrunner and a Lender

                                        By: Authorized Signatory

Address for Notices:

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York 10004
     Attention: Stephen King
     Telecopier: (212) 357-0932
     E-mail: stephen.king@gs.com

with a copy to:

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York 10004
     Attention: John Makrinos
     Telecopier: (212) 357-4597
     E-mail: john.makrinos@gs.com

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT

                                Notice Addresses

AUTOCAM CORPORATION

     4070 East Paris Avenue Southeast
     Grand Rapids, MI 49512
     Attention: Warren A. Veltman, Chief Financial Officer
     Telecopier: (616) 698-6876

TITAN HOLDINGS, INC.

     4070 East Paris Avenue Southeast
     Grand Rapids, MI 49512
     Attention: Warren A. Veltman, Chief Financial Officer
     Telecopier: (616) 698-6876

in each case, with a copy to:
     Fried, Frank, Harris, Shriver & Jacobson LLP
     One New York Plaza
     New York, NY 10004-1980
     Attention: Craig F. Miller, Esq.
     Telecopier: (212) 859-4000

THE BANK OF NEW YORK,
as Administrative Agent and Collateral Agent

     The Bank of New York
     600 East Las Colinas Blvd. Suite 1300
     Irving, TX 75039
     Attention: Stephen C. Jerard
     Telecopier: (972) 401-8556
     E-mail: SJerard@Bankofny.com

with a copy to:

     Haynes and Boone, LLP
     901 Main Street, Suite 3100
     Dallas, TX 75202
     Attention: Laurie G. Lang
     Telecopier: (214) 200-0667
     Laurie.Lang@haynesboone.com

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Lead Arranger, Syndication Agent, Sole Bookrunner and a Lender

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York 10004
     Attention: Stephen King
     Telecopier: (212) 357-0932

with a copy to:

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York 10004
     Attention: John Makrinos
     Telecopier: (212) 357-4597

                                                                    EXHIBIT 10.2

                             INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT ("AGREEMENT"), is dated as of December 22, 2005, and entered into by and among AUTOCAM CORPORATION, a Michigan corporation (the "COMPANY"), CITICORP NORTH AMERICA, INC. ("CITICORP"), in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time (the "FIRST LIEN COLLATERAL AGENT"), and THE BANK OF NEW YORK ("BNY"), in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time (the "SECOND LIEN COLLATERAL AGENT"). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

                                    RECITALS

The Company, Autocam France, Sarl (the "EUROPEAN FIRST LIEN BORROWER"), Titan Holdings, Inc. ("HOLDINGS"), certain Subsidiaries of the Company, the lenders and agents party thereto, and Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, and First Lien Collateral Agent, as Administrative Agent and Collateral Agent, have entered into that Credit and Guaranty Agreement dated as of the June 21, 2004 providing for a revolving credit facility and term loans (as amended through the Second Amendment thereto dated as of the date hereof and as further amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms thereof, the "FIRST LIEN CREDIT AGREEMENT");

The Company, Holdings, certain Subsidiaries of the Company, the lenders and agents party thereto, GSCP, as Syndication Agent, and the Second Lien Collateral Agent as Administrative Agent and Collateral Agent, have entered into that Term Loan and Guaranty Agreement dated as of the date hereof providing for term loans (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the "SECOND LIEN CREDIT AGREEMENT");

Pursuant to (i) the First Lien Credit Agreement, Holdings has guarantied the First Lien Obligations (the "FIRST LIEN HOLDINGS GUARANTY"), Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the First Lien Obligations (the "FIRST LIEN SUBSIDIARY GUARANTY") and the Company has guarantied the obligations of the European First Lien Borrower under the First Lien Credit Agreement, and (ii) the Second Lien Credit Agreement, Holdings has agreed to guaranty the Second Lien Obligations (the "SECOND LIEN HOLDINGS GUARANTY") and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the Second Lien Obligations (the "SECOND LIEN SUBSIDIARY GUARANTY");

The obligations of the Company under the First Lien Credit Agreement and any Hedge Agreements with a Lender Counterparty, the obligations of Holdings under the First Lien Holdings Guaranty and the obligations of the Subsidiary guarantors under the First Lien Subsidiary Guaranty are secured on a first priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guaranty thereof, the "GUARANTOR SUBSIDIARIES"), respectively, pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Second Lien Credit Agreement, the obligations of Holdings under the Second Lien Holdings Guaranty and the obligations of the Guarantor Subsidiaries under the Second Lien Subsidiary Guaranty will be secured on a second priority basis by liens on substantially all the assets of the Company, Holdings and the Guarantor Subsidiaries (other than the stock of the European First Lien Borrower), respectively, pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

                                    AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 11. Definitions.

          11.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

"AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to "CONTROL" or be "CONTROLLED BY" a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

"AGREEMENT" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

"ASSET SALE" has the meaning assigned to that term in the First Lien Credit Agreement.

"BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

"BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"CAP AMOUNT" has the meaning assigned to that term within the definition of "First Lien Obligation".

"COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

"COLLATERAL AGENT" means either the First Lien Collateral Agent or the Second Lien Collateral Agent; "COLLATERAL AGENTS" means each of them collectively.

"COMPANY" has the meaning assigned to that term in the Preamble to this Agreement.

"COMPARABLE SECOND LIEN COLLATERAL DOCUMENT" means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Loan Document which creates a Lien on the same Collateral, granted by the same Grantor.

"CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"DIP FINANCING" has the meaning assigned to that term in Section 6.1.

"DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise expressly provided in Sections 5.4 and 6.5:

          (a) indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations (including without limitation, all Indebtedness of the European First Lien Borrower that is guaranteed by the Company or the other Grantors);

          (b) indefeasible payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including without limitation any such amounts owing by the European First Lien Borrower that are guaranteed by the Company or the other Grantors);

          (c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations (including without limitation any commitments to extend credit to the European First Lien Borrower, the repayment of which is guaranteed by the Company or the other Grantors);

          (d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations (including without limitation any such letters of credit issued for the benefit of the European First Lien Borrower the reimbursement obligations for which are guaranteed by the Company or the other Grantors); and

          (e) delivery by the First Lien Collateral Agent to the Second Lien Collateral Agent written notice confirming that the conditions set forth in (a) through (d) have been satisfied (which the First Lien Collateral Agent hereby agrees to promptly deliver upon request if such conditions have in fact been satisfied).

"DISPOSITION" has the meaning assigned to that term in Section 5.1(a)(2).

"EUROPEAN FIRST LIEN BORROWER" has the meaning assigned to that term in the Recital of this Agreement.

"EUROPEAN FIRST LIEN COLLATERAL" has the meaning assigned to that term in
Section 2.3.

"FIRST LIEN CLAIMHOLDERS" means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents.

"FIRST LIEN COLLATERAL AGENT" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations. For the avoidance of doubt, the European First Lien Collateral shall not constitute "First Lien Collateral" for the purposes of this Agreement.

"FIRST LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the First Lien Credit Agreement) pursuant to which a Lien is granted in Collateral and any other agreement, document or instrument pursuant to which a Lien is granted in Collateral, in each case securing any First Lien Obligations.

"FIRST LIEN CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN HOLDINGS GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN LENDERS" means the "Lenders" under and as defined in the First Lien Loan Documents.

"FIRST LIEN LOAN DOCUMENTS" means the First Lien Credit Agreement and the Credit Documents (as defined in the First Lien Credit Agreement), including Hedge Agreements entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered by a Grantor at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, Refinanced, replaced, renewed or extended from time to time in accordance with the provisions of this Agreement.

"FIRST LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

"FIRST LIEN OBLIGATIONS" means, subject to the next sentence, all Obligations of the Company and the Grantors outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents, including Hedge Agreements entered into with any Lender Counterparty and guarantees of the obligations of the European First Lien Borrower. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money of the Company constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents; plus (2) the principal amount of Indebtedness for borrowed money of the European First Lien Borrower guaranteed by the Company, plus (3) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of the Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations. The "CAP AMOUNT" shall be $115,000,000 minus the aggregate principal amount of prepayments and repayments of loans under the First Lien Credit Agreement (to the extent such prepayments and repayments cannot be reborrowed) and permanent reductions or terminations of commitments thereunder, in each case after the date hereof. Non-U.S. Dollar denominated First Lien Obligations shall be applied toward the Cap Amount in an amount equal to their U.S. Dollar equivalent amount calculated based on the Spot Exchange Rate in effect on the date such First Lien Obligations were incurred, in the case of term debt, or first committed, in the case of revolving credit debt.

"FIRST LIEN SUBSIDIARY GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"GRANTORS" means the Company, Holdings, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a "Grantor" (or the equivalent thereof).

"GUARANTOR SUBSIDIARIES" has the meaning set forth in the Recitals to this Agreement.

"HEDGE AGREEMENTS" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the First Lien Credit Agreement or otherwise in the ordinary course of Holding's or any of its Subsidiaries' businesses.

"HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Hedge Agreements.

"HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

"INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

"INSOLVENCY OR LIQUIDATION PROCEEDING" means: any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

          (a) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

          (b) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy except as permitted in Section 6.9 of the First Lien Credit Agreement or Section 6.9 of the Second Lien Credit Agreement, as applicable; or

          (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"LENDER COUNTERPARTY" means GSCP and each First Lien Lender or any Affiliate of a First Lien Lender counterparty to a Hedge Agreement (including any Person who is a First Lien Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a First Lien Lender) including, without limitation, each such Affiliate that provides written notice in form and substance satisfactory to the First Lien Collateral Agent as to the existence and terms of the applicable Hedge Agreement.

"LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

"NEW AGENT" has the meaning assigned to that term in Section 5.4.

"OBLIGATIONS" means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case under the First Lien Loan Documents, the Second Lien Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

"PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

"PLEDGED COLLATERAL" has the meaning set forth in Section 5.3.

"RECOVERY" has the meaning set forth in Section 6.5.

"REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

"SECOND LIEN CLAIMHOLDERS" means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.

"SECOND LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

"SECOND LIEN COLLATERAL AGENT" has the meaning assigned to that term in the Preamble of this Agreement.

"SECOND LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations.

"SECOND LIEN CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

"SECOND LIEN HOLDINGS GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"SECOND LIEN LENDERS" means the "Lenders" under and as defined in the Second Lien Credit Agreement.

"SECOND LIEN LOAN DOCUMENTS" means the Second Lien Credit Agreement and the Credit Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered by a Grantor at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, Refinanced, replaced, renewed or extended from time to time in accordance with the provisions of this Agreement.

"SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

"SECOND LIEN OBLIGATIONS" means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents. "Second Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"SECOND LIEN SUBSIDIARY GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"SPOT EXCHANGE RATE" means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of U.S. Dollars into such currency).

"STANDSTILL PERIOD" has the meaning set forth in Section 3.1.

"SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          11.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise:

          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

          (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;

          (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

          (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 12. Lien Priorities.

          12.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

          (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

          (b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

          12.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

          12.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

          (a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

          (b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations other than the capital stock of the European First Lien Borrower unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

The Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, acknowledges that (i) the obligations of the European First Lien Borrower under the First Lien Credit Agreement are secured by certain assets of, and the capital stock of, the European First Lien Borrower and may be secured by additional assets of the European First Lien Borrower and its Subsidiaries in the future (the "EUROPEAN FIRST LIEN COLLATERAL"), and (ii) notwithstanding
Section 2.3, 2.4 or anything else in this Agreement to the contrary, neither the Second Lien Collateral Agent nor the Second Lien Claimholders shall be entitled to a Lien on the European First Lien Collateral and the European First Lien Collateral shall not constitute "Collateral" governed by this Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

          12.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

          (a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

          (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations (except any guarantee which would cause a material adverse tax effect on the Company under the Second Lien Collateral Documents but not the First Lien Collateral Documents), subject to
Section 5.2(d), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

          SECTION 13. Enforcement.

          13.1 Exercise of Remedies.

          (a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

               (i) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Collateral Agent declares the existence of any Event of Default under any Second Lien Loan Documents and demands the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Collateral Agent receives notice from the Second Lien Collateral Agent of such declarations of an Event of Default and demand (the "STANDSTILL PERIOD"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent);

               (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

               (iii) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

     provided, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders shall attach to any proceeds resulting from actions taken by the First Lien Collateral Agent or any First Lien Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Obligations.

          (b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Collateral Agent and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Second Lien Collateral Agent on behalf of itself and the Second Lien Claimholders agrees that the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

          (c) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

               (i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

               (ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

               (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or liens of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

               (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

               (v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not in contravention of the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; and

               (vi) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1) and subject to Section 4.1.

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this
Section 3.1(c), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

          (d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):

               (i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

               (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

               (iii) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

          (e) Except as otherwise specifically set forth in Sections 3.1(a) and
(d), the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

          (f) Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the regularly scheduled payments of interest, principal and other amounts due an payable on a non-accelerated basis and voluntary or mandatory prepayments of principal on a non-accelerated basis in respect of the Second Lien Obligations in accordance with the Second Lien Loan Documents so long as such receipt is not prohibited by the First Lien Loan Documents and is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies with respect to Collateral as a secured creditor (including set-off) or enforcement against Collateral in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

          SECTION 14. Payments.

          14.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or First Lien Claimholders, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

          14.2 Payments Over in Violation of Agreement. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

          SECTION 15. Other Agreements.

          15.1 Releases.

          (a) If in connection with the exercise of the First Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

          (b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a "DISPOSITION") permitted under the terms of both the First Lien Loan Documents and the Second Lien Loan Documents (other than in connection with the exercise of the First Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

          (c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent's own name, from time to time in the First Lien Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          (d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

          (e) In the event that the principal amount of funded First Lien Obligations plus the aggregate face amount of letters of credit, if any, issued under the First Lien Credit Agreement and not reimbursed plus the aggregate principal amount of unfunded commitments under the First Lien Credit Agreement, plus, without duplication, the principal amount of Indebtedness guaranteed by the Company in respect of the obligations of the European First Lien Borrower (collectively, the "FIRST LIEN OBLIGATIONS AMOUNT"), at any date of determination no longer constitute at least 15% of the sum of (i) the First Lien Obligations Amount and (ii) the principal amount of funded Second Lien Obligations plus the aggregate principal amount of unfunded commitments under the Second Lien Credit Agreement (collectively, the "SECOND LIEN OBLIGATIONS AMOUNT"), then any agreement provided for in Section 5.1(a) and (b) above (except for releases given in connection with a Disposition permitted under the First Lien Loan Documents and the Second Lien Loan Documents) shall require the consent of First Lien Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of (i) the First Lien Obligations Amount and (ii) the Second Lien Obligations Amount.

          (f) Insurance. Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Loan Documents, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral and to the extent required by the First Lien Loan Documents shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

          15.2 Amendments to First Lien Loan Documents and Second Lien Loan Documents. (a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt (acting directly or by an administrative agent, collateral agent or authorized representative) bind themselves in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent:

               (i) increase the sum of (without duplication) (A) the then outstanding aggregate principal amount of the First Lien Credit Agreement and (B) the aggregate amount of revolving commitment under the First Lien Credit Agreement and (C) the aggregate face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed in excess of the Cap Amount;

               (ii) increase the "Applicable Margin" or similar component of the interest rate or yield provisions applicable to the First Lien Obligations by more than 2.00% per annum (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate);

               (iii) extend the scheduled maturity of the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Credit Agreement or any Refinancing thereof; or

               (iv) contravene the express provisions of this Agreement.

          (b) Without the prior written consent of the First Lien Collateral Agent, no Second Lien Loan Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new Second Lien Loan Document, would:

               (i) increase the principal amount of the Second Lien Credit Agreement in excess of the amount permitted under the First Lien Credit Agreement;

               (ii) increase the "Applicable Margin" or similar component of the interest rate or yield provisions applicable to the Second Lien Obligations by more than 2.00% per annum (excluding increases resulting from the accrual of interest at the default rate);

               (iii) change any default or Event of Default thereunder in a manner adverse to the loan parties thereunder (other than to waive, narrow or eliminate any such default or Event of Default or increase any grace period related thereto or otherwise make such default or Event of Default or condition less restrictive or burdensome on the Company);

               (iv) change (to earlier dates) any dates, including the maturity date, upon which payments of principal or interest are due thereon;

               (v) change the prepayment provisions thereof;

               (vi) increase materially the obligations of the obligor thereunder or to confer any additional material rights on the lenders under the Second Lien Credit Agreement (or a representative on their behalf) which would be adverse to any Credit Party or First Lien Lenders; or

               (vii) contravene the express provisions of this Agreement.

The Second Lien Credit Agreement may be Refinanced to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.2(b), the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Agreement and the holders of such Refinancing debt (acting directly or by an administrative agent, collateral agent or authorized representative) bind themselves in a writing addressed to the First Lien Collateral Agent and the First Lien Claimholders to the terms of this Agreement.

          (c) The parties hereto agree that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 22 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR Agreement"), among Autocam Corporation, Citicorp North America, Inc., as First Lien Collateral Agent and The Bank of New York, as Second Lien Collateral Agent and certain other persons party thereto or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control as between the First Lien Collateral Agent and the Collateral Agent."

In addition, the parties hereto agree that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

          (d) In the event any First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights regarding the Collateral of the First Lien Collateral Agent (other than solely with respect to the capital stock of the European First Lien Borrower), such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company or any other Grantor, provided, that:

               (i) no such amendment, waiver or consent shall have the effect of:

                    (1) removing or releasing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

                    (2) imposing duties on the Second Lien Collateral Agent without its consent;

                    (3) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; or

                    (4) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

               (ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

          15.3 Bailee for Perfection; Collateral Agent.

          (a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the "PLEDGED COLLATERAL") as collateral agent for the First Lien Claimholders and as collateral agent and bailee for the Second Lien Collateral Agent (such collateral agency/bailment being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-104, 9-105, 9-106, 9-107 and
9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this
Section 5.3. Likewise, the Second Lien Collateral Agent agrees to hold any Pledged Collateral that is in its possession or control as collateral agent for the Second Lien Claimholders and as collateral agent and bailee for the First Lien Collateral Agent (such collateral agency/bailment being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-104, 9-105, 9-106, 9-107 and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Second Lien Loan Documents and the First Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.3.

          (b) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person (including to protect or preserve the Collateral for the benefit of the Second Lien Claimholders) or otherwise owes such Person any duty in respect of its role as collateral agent and bailee pursuant to Section 5.3(a) except as expressly set forth in this Section 5.3. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.3 shall be limited solely to holding and/or maintaining control of the Pledged Collateral as collateral agent and bailee in accordance with this Section 5.3 (to the extent that the First Lien Collateral Agent has not Disposed of the Collateral or returned the Collateral to a Grantor or its designee in accordance with the First Lien Loan Documents) and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below. Likewise, the Second Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the First Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person (including to protect or preserve the Collateral for the benefit of the First Lien Claimholders) or otherwise owes such Person any duty in respect of its role as collateral agent and bailee pursuant to Section 5.3(a) except as expressly set forth in this Section 5.3. The duties or responsibilities of the Second Lien Collateral Agent under this Section 5.3 shall be limited solely to holding and/or maintaining control of the Pledged Collateral as collateral agent and bailee in accordance with this Section 5.3.

          (c) Neither the First Lien Collateral Agent nor the Second Lien Collateral Agent acting pursuant to this Section 5.3 shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Claimholder, any Second Lien Claimholder or the other Collateral Agent.

          (d) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct, at the Company's expense to the extent required by the Second Lien Loan Documents, and otherwise at the sole cost and expense of the Second Lien Collateral Agent.

          (e) Subject to the terms of this Agreement, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other First Lien Credit Documents as if the Liens of the Second Lien Collateral Agent and Second Lien Claimholders did not exist.

          (f) Concurrently herewith, the First Lien Collateral Agent and the Second Lien Collateral Agent are entering into a deposit account control agreement with respect to certain of the Company's and its Subsidiaries' deposit accounts at Comerica Bank. Such control agreement provides (and other control agreements entered into in the future may provide) that the depository institution need only take direction from the Second Lien Collateral Agent regarding disposition of the funds in the applicable accounts if it has received the written consent of the First Lien Collateral Agent. The First Lien Collateral Agent hereby agrees to deliver such consent promptly upon request if the Discharge of the First Lien Obligations has occurred or the Second Lien Collateral Agent is then permitted to exercise remedies against the Collateral pursuant to Section 3.1(a) (it being understood that the First Lien Collateral Agent may revoke such consent in the event of a reinstatement of the First Lien Obligations and/or this Agreement pursuant to Section 6.5 or if the Second Lien Collateral Agent is no longer entitled to exercise remedies against the Collateral pursuant to Section 3.1(a)).

          15.4 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Lien Obligations, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Loan Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the "NEW FIRST LIEN DEBT NOTICE") stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the "NEW AGENT"), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations (other than European First Lien Collateral), then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

          15.5 Purchase Right. Without prejudice to the enforcement of the remedies under the First Lien Credit Documents, the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments agree at any time following an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments will offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments to the Company or any Grantor under the First Lien Credit Agreement) and the entire aggregate amount of the outstanding European Term Loans and all unfunded commitments to the European First Lien Borrower under the First Lien Credit Agreement) at par plus accrued interest, commitment fees and expenses for which the Company is obligated under the First Lien Loan Documents (without regard to any prepayment penalty or premium), without warranty or representation or recourse (except as to free and clear title), on a pro rata basis across First Lien Claimholders and holders of the European Term Loans and the European Revolving Commitments. The Second Lien Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent containing customary terms and provisions. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments shall have no further obligations pursuant to this Section 5.5 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

          SECTION 16. Insolvency or Liquidation Proceedings.

          16.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP FINANCING") then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing is (i) on commercially reasonable terms, (ii) the Second Lien Collateral Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and (iii) the DIP Financing (a) does not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3).

          16.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the court with jurisdiction regarding the Insolvency or Liquidation Proceeding.

          16.3 Adequate Protection.

          (a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

               (i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection; or

               (ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection.

          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

               (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

               (ii) in the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Collateral Agent or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

          16.4 No Waiver. Subject to Sections 3.1(a) and (c), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

          16.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a "RECOVERY"), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

          16.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          16.7 Post-Petition Interest. (a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder's Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

          (b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien in favor of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).

          16.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

          16.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and
(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions in respect of Collateral in any Insolvency or Liquidation Proceeding shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them in respect of Collateral to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

          SECTION 17. Reliance; Waivers; Etc.

          17.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

          17.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

          17.3 No Waiver of Lien Priorities. (a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.2(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

               (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

               (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or the European First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

               (iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

               (iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the

     Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

          (c) Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and, except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

               (i) the First Lien Loan Documents (other than this Agreement);

               (ii) the collection of the First Lien Obligations or any obligations of the European Borrower under the First Lien Credit Documents; or

               (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral or any European First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

          (d) Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral, the European First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

          17.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

          SECTION 18. Miscellaneous.

          18.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control as between the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand.

          18.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, the European First Lien Borrower or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

          (a) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

          (b) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

          18.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes, but is not limited to any amendment to the Grantors' ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

          18.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

          (a) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

          (b) to provide any additional information or to provide any such information on any subsequent occasion;

          (c) to undertake any investigation; or

          (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          18.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the First Lien Claimholders; provided that, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the Second Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

          18.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.2(a)(3), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

          18.7 Obligations under Brazilian Applicable Law. The parties hereto agree that, in accordance with the provisions of article 1456 of the Brazilian Civil Code, and in view of the creation of a second priority lien over the quotas of Autocam do Brazil Ltd. ("AUTOCAM BRAZIL"), any payments due by the quotaholder under the Quota Pledge Agreement dated as of the date hereof by and among the Company, as quotaholder, the Second Lien Collateral Agent and Autocam International Ltd., as intervening party, shall be paid directly to the First Lien Collateral Agent in its capacity as collateral agent under the Quota Pledge Agreement dated as of June 21, 2004 by and among the Company, as quotaholder, the First Lien Collateral Agent and Autocam International Ltd., as intervening party. As a consequence, upon evidence of the existence of a relevant credit and after receipt of the funds from the quotaholder and subject to the terms and conditions of this Agreement, including Sections 4.1 and 5.3, the First Lien Collateral Agent shall be responsible for making the respective payments of amounts so received by the quotaholder to the Second Lien Collateral Agent.

          18.8 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

               (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

               (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.8(B) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

          18.9 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          18.10 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

          18.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          18.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns. Without limiting the foregoing, (i) upon the resignation or removal of the First Lien Collateral Agent pursuant to the terms of the First Lien Loan Documents and the delivery of written notice from the successor or replacement agent addressed to the Second Lien Collateral Agent and the Second Lien Claimholders that it is the successor First Lien Collateral Agent and is therefore bound by the terms of this Agreement, the resigning or removed First Lien Collateral Agent shall be discharged from its duties and obligations hereunder, and (ii) upon the resignation or removal of the Second Lien Collateral Agent pursuant to the terms of the Second Lien Loan Documents and the delivery of written notice from the successor or replacement agent addressed to the First Lien Collateral Agent and the First Lien Claimholders that it is the successor Second Lien Collateral Agent and is therefore bound by the terms of this Agreement, the resigning or removed Second Lien Collateral Agent shall be discharged from its duties and obligations hereunder.

          18.13 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be.

          18.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          18.15 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

          18.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          18.17 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Collateral Agent and the Second Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

          18.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, other than the Company's obligations under Section 5.2(c) and Section 6 hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

                                        FIRST LIEN COLLATERAL AGENT

                                        CITICORP NORTH AMERICA, INC.,
                                        as First Lien Collateral Agent,


                                        By: /s/ Suzanne Crymes
                                            ------------------------------------
                                        Name: Suzanne Crymes
                                        Title: Vice President

                                        SECOND LIEN COLLATERAL AGENT

                                        THE BANK OF NEW YORK,
                                        as Second Lien Collateral Agent


                                        By: /s/ Stephen C. Jerard
                                            ------------------------------------
                                        Name: Stephen C. Jerard
                                        Title: Vice President

ACKNOWLEDGED AND AGREED TO BY:

THE COMPANY

AUTOCAM CORPORATION


By: /s/ Warren A. Veltman
    ---------------------------------
Name: Warren A. Veltman
Title: Treasurer and Secretary

                                     Annex I
                                     Notices

FIRST LIEN COLLATERAL AGENT

CITICORP NORTH AMERICA, INC.,
390 Greenwich Street
New York, New York 10013
Attention: Suzanne Crymes
Telecopier: (212) 994-0961
E-mail: suzanne.crymes@citigroup.com

SECOND LIEN COLLATERAL AGENT

THE BANK OF NEW YORK
Stephen C. Jerard
Portfolio Manager
Agent Services
600 East Las Colinas Blvd. Suite 1300
Irving, TX 75039
T - 972-401-8600 F - 972-401-8556
Email: SJerard@Bankofny.com

with a copy to:

Laurie G. Lang
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, TX 75202
214.651.5667
214.200.0667 (fax)
Laurie.Lang@haynesboone.com

THE COMPANY

AUTOCAM CORPORATION
4070 East Paris Avenue Southeast
Grand Rapids, MI 49512
Attention: Warren A. Veltman, Chief Financial Officer
Telecopier: (616) 698-6876

with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention: Craig F. Miller, Esq.
Telecopier: (212) 859-4000

                                                                    EXHIBIT 10.3

                          PLEDGE AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 22, 2005

                                     BETWEEN

                        EACH OF THE GRANTORS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK,

                             AS THE COLLATERAL AGENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
(11)  SECTION 1. DEFINITIONS; GRANT OF SECURITY..........................     1
   1.1 General Definitions...............................................     1
   1.2 Definitions; Interpretation.......................................     7

(12)  SECTION 2. GRANT OF SECURITY.......................................     8
   2.1 Grant of Security.................................................     8
   2.2 Certain Limited Exclusions........................................     9

(13)  SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE........     9
   3.1 Security for Obligations..........................................     9
   3.2 Grantors Remain Liable............................................     9

(14)  SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS............    10
   4.1 Generally.........................................................    10
   4.2 Equipment and Inventory...........................................    13
   4.3 Receivables.......................................................    14
   4.4 Investment Related Property.......................................    16
   4.5 Material Contracts................................................    21
   4.6 Letter of Credit Rights...........................................    22
   4.7 Intellectual Property.............................................    23
   4.8 Commercial Tort Claims............................................    20

(15)  SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;
                    ADDITIONAL GRANTORS..................................    27
   5.1 Access; Right of Inspection.......................................    27
   5.2 Further Assurances................................................    27
   5.3 Additional Grantors...............................................    28

(16)  SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.............    28
   6.1 Power of Attorney.................................................    28
   6.2 No Duty on the Part of Collateral Agent or Secured Parties........    29

(17)  SECTION 7. REMEDIES................................................    23
   7.1 Generally.........................................................    23
   7.2 Application of Proceeds...........................................    31
   7.3 Sales on Credit...................................................    31
   7.4 Deposit Accounts..................................................    24
   7.5 Investment Related Property.......................................    32
   7.6 Intellectual Property.............................................    34
   7.7 Cash Proceeds.....................................................    34

(18)  SECTION 8. COLLATERAL AGENT........................................    34

(19)  SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.........    35

(20)  SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.........    36

(21)  SECTION 11. MISCELLANEOUS..........................................    36

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.2 -- LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 -- INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 -- MATERIAL CONTRACTS

SCHEDULE 4.6 -- DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 -- INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 -- COMMERCIAL TORT CLAIMS

EXHIBIT A -- PLEDGE SUPPLEMENT

EXHIBIT B -- FORM OF GRANT OF TRADEMARK SECURITY INTEREST

EXHIBIT C -- FORM OF GRANT OF COPYRIGHT SECURITY INTEREST

EXHIBIT D -- FORM OF GRANT OF PATENT SECURITY INTEREST

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 22, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BY AND AMONG AUTOCAM CORPORATION, A MICHIGAN CORPORATION, CITICORP NORTH AMERICA, INC., AS FIRST LIEN COLLATERAL AGENT, THE BANK OF NEW YORK, AS SECOND LIEN COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY THERETO OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AS BETWEEN THE FIRST LIEN COLLATERAL AGENT AND THE COLLATERAL AGENT.

     This PLEDGE AND SECURITY AGREEMENT, dated as of December 22, 2005 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and THE BANK OF NEW YORK, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

     WHEREAS, reference is made to that certain Term Loan and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among AUTOCAM CORPORATION, a Michigan corporation ("COMPANY"), TITAN HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") as Lead Arranger, Sole Book Runner and Syndication Agent, THE BANK OF NEW YORK, as Administrative Agent and Collateral Agent;

     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

     WHEREAS, pursuant to the First Lien Credit Agreement and First Lien Security Agreement, Grantors have incurred and may in the future incur Indebtedness and created security interests in favor of First Lien Collateral Agent, which security interests, pursuant to the provisions of the Intercreditor Agreement, are senior to the security interests created hereby; and

     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents and the Hedge Agreements as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

     1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

          "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

          "ADDITIONAL GRANTORS" shall have the meaning assigned in Section 5.3.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "ASSIGNED AGREEMENTS" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

          "CASH PROCEEDS" shall have the meaning assigned in Section 7.7.

          "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

          "COLLATERAL" shall have the meaning assigned in Section 2.1.

          "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

          "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

          "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

          "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

          "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC that are (a) maintained at Comerica or (b) have a principle balance with a value in excess of $200,000 for such account and $1,000,000 in the aggregate for all such accounts and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "COMMODITIES ACCOUNTS" (as such schedule may be amended or supplemented from time to time).

          "COMPANY" shall have the meaning set forth in the recitals.

          "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Tax Code. For avoidance of doubt, Autocam Europe B.V. and Autocam France, SARL are not Controlled Foreign Corporations.

          "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

          "COPYRIGHTS" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all mask works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications applied for thereon in the United States and any state thereof and in foreign countries referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

          "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement establishing the Collateral Agent's "control" of a deposit account for purposes of Article 9 of the UCC in a form reasonably satisfactory to the Collateral Agent.

          "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in
Article 9 of the UCC that are (a) maintained at Comerica or (b) have a principal balance with a value in excess of $200,000 for such account and $1,000,000 in the aggregate for all such accounts and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

          "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

          "EQUIPMENT" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

          "FIRST LIEN SECURITY AGREEMENT" shall mean the Pledge and Security Agreement dated as of June 21, 2004 by and among Company, Holdings, certain Subsidiaries of Company and First Lien Collateral Agent, as amended from time to time.

          "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

          "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

          "GRANT" means a Grant of Trademark Security Interest, substantially in the form of Exhibit B annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit C annexed hereto, and/or a Grant of Copyright Security Interest, substantially in the form of Exhibit D annexed hereto.

          "GRANTORS" shall have the meaning set forth in the preamble.

          "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

          "INSURANCE" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

          "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

          "INTERCOMPANY INDEBTEDNESS" shall mean all Indebtedness of any Grantor to another Grantor.

          "INVENTORY" shall mean (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

          "INVESTMENT ACCOUNTS" shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

          "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

          "LENDER" shall have the meaning set forth in the recitals.

          "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

          "MATERIAL IMPAIRMENT" means a material adverse effect on the value of any material Collateral or the rights of the Collateral Agent (acting for the benefit of the Secured Parties) in respect thereof, including the rights to levy legal process or to sell such Collateral upon foreclosure.

          "MONEY" shall mean "money" as defined in the UCC.

          "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in
Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

          "PATENTS" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights (but not obligations) to sue for past, present and future infringements thereof,
(vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and
(vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

          "PLEDGED DEBT" shall mean all Indebtedness owed to such Grantor, including, without limitation, all Intercompany Indebtedness and Indebtedness described on Schedule 4.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

          "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

          "PLEDGED LLC INTERESTS" shall mean all interests acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

          "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

          "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on
Schedule 4.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

          "PLEDGED TRUST INTERESTS" shall mean all interests acquired in a Delaware business trust or other statutory trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

          "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

          "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

          "RECORD" shall have the meaning specified in Article 9 of the UCC.

          "SECURED OBLIGATIONS" shall have the meaning assigned in Section 3.1.

          "SECURED PARTIES" shall mean the Agents, the Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

          "SECURITIES ACCOUNT CONTROL AGREEMENT" means an agreement establishing the Collateral Agent's "control" of a securities account or a commodities account for purposes of Article 9 of the UCC in a form reasonably satisfactory to the Collateral Agent.

          "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC that are (a) maintained at Comerica or (b) have a principle balance with a value in excess of $200,000 for such account and $1,000,000 in the aggregate for all such accounts and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

          "SECURITIES ENTITLEMENTS" shall mean all "securities entitlements" as defined in Article 8 of the UCC.

          "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

          "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

          "TRADEMARKS" shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing,
(iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

          "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and
(ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

          "UNCERTIFICATED SECURITIES CONTROL AGREEMENT" means an agreement establishing the Collateral Agent's "control" of uncertificated securities for purposes of Article 9 of the UCC in a form reasonably satisfactory to the Collateral Agent.

          "UNITED STATES" shall mean the United States of America.

     1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

     2.1 GRANT OF SECURITY. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the "COLLATERAL"):

          (a) Accounts;

          (b) Chattel Paper;

          (c) Documents;

          (d) General Intangibles;

          (e) Goods;

          (f) Instruments;

          (g) Insurance;

          (h) Intellectual Property;

          (i) Investment Related Property;

          (j) Letter of Credit Rights;

          (k) Money;

          (l) Receivables and Receivable Records;

          (m) Commercial Tort Claims;

          (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

          (o) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.

     2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything contained in
Section 2.1 hereof or anything else herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or rendering unenforceable any right, title or interest of any Grantor therein, or (ii) the breach or termination pursuant to the terms of, or a default under, any Intellectual Property or (iii) the violation of any applicable law; (b) in any General Intangible if the grant of such security interest (i) shall be prohibited by any contract, agreement, instrument or indenture governing such General Intangible,
(ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained; (c) in any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; in each case of clauses (a), (b) and (c), other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, provided, however that such security interest shall attach, immediately at such time as and to the extent severable, to any portion of such Intellectual Property, General Intangible, lease, license, contract, property rights or agreement that does not result or no longer results in any of the consequences specified in (a)(i), (ii) or (iii),
(b)(i), (ii) or (iii) or (c)(i) or (ii) above; (d) in the capital stock of Autocam France, Sarl; or (e) in any of the outstanding capital stock of a Controlled Foreign Corporation representing in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of capital stock representing a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

     3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "SECURED OBLIGATIONS").

     3.2 GRANTORS REMAIN LIABLE. Anything contained herein to the contrary notwithstanding, but subject to the transfer of Pledged Equity Interests to the Collateral Agent or its nominee upon foreclosure after an Event of Default:

          (a) each Grantor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

          (c) neither the Collateral Agent nor any Lender nor Lender Counterparty shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent, any Lender or any

Lender Counterparty be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Neither the Collateral Agent, any Lender, any Lender Counterparty nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral unless the Collateral Agent, any Lender, any Lender Counterparty or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

     4.1 GENERALLY.

          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that:

               (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens;

               (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its Federal Taxpayer Identification Number and (z) the jurisdiction of the chief executive office or its sole place of business.

               (iii) the full legal name of such Grantor is as set forth on
     Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

               (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five
     (5) years;

               (v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

               (vi) with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1(A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

               (vii) (u) upon the filing of all UCC financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt to either the Collateral Agent or the First Lien Collateral Agent acting as agent/bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement, (w) upon sufficient identification of Commercial Tort Claims,
     (x) upon execution of a control agreement establishing the Collateral Agent's "control" (within the meaning of Section 9-104 or 9-106 of the UCC, as applicable) with respect to any Investment Account, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) in the case of the Intellectual Property, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected Second Priority Liens on all of the Collateral;

               (viii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, except such action or consents which if not made or obtained could not reasonably be expected to result in a Material Impairment;

               (ix) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing or for which pay-off and Lien release letters containing authority to file such termination statements have been delivered to the Collateral Agent and (y) financing statements filed in connection with Permitted Liens;

               (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) which if not made or obtained could not reasonably be expected to result in a Material Impairment, and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

               (xi) except as could not reasonably be expected to result in a Material Impairment, all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

               (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

               (ii) it shall not produce, use or permit any Collateral to be used (a) in violation of any provision of this Agreement or (b) except as could not reasonably be expected to result in a Material Impairment, unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

               (iii) it shall not change its name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) unless it shall (a) promptly after such change or establishment notify the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, of any such change or establishment, identifying such new proposed name, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure and providing the Collateral Agreement certified copies of any relevant filings and such other information in connection therewith as the Collateral Agent may reasonably request and (b) take all actions necessary or advisable, in the reasonable judgment of Collateral Agent, to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

               (iv) to the extent required by the Credit Agreement, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

               (v) [intentionally deleted];

               (vi) it shall not take or permit any action which could materially impair the Collateral Agent's rights in the Collateral;

               (vii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Credit Agreement; and

               (viii) in the event any Person becomes its Domestic Subsidiary, such Grantor shall (a) promptly cause such Domestic Subsidiary to become an Additional Grantor pursuant to Section 5.3, (b) promptly take all actions necessary to grant and to perfect (with respect to Intellectual Property to the extent such perfection and priority may be achieved by filings made in the United States) a Second Priority security interest in the Collateral consisting of personal property of such Domestic Subsidiary in favor of Collateral Agent for the benefit of the Secured Parties in respect of such Collateral in accordance with this Agreement, and (c) subject to the provisions of the Intercreditor Agreement, promptly cause each Person holding Capital Stock of such Domestic Subsidiary to take all actions necessary to grant and to perfect a Second Priority security interest in favor of Collateral Agent for the benefit of the Secured Parties in respect of all such Capital Stock.

     4.2 Equipment and Inventory.

          (a) Representations and Warranties. Each Grantor represents and warrants on the Closing Date that:

               (i) all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time), except for (A) Inventory which, in the ordinary course of business, (i) is in transit from, or has been purchased by a Grantor and not yet shipped by, a supplier to a Grantor, (ii) is in transit to, or has been delivered to but not yet paid for by, a customer or (iii) which has been delivered by a Grantor to a subcontractor for secondary processing and (B) other mobile goods, Equipment or Inventory with an aggregate net book value of up to $2,000,000;

               (ii) except as could not reasonably be expected to result in a Material Impairment, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

               (iii) except as set forth on Schedule 4.2(A) (as such schedule may be amended or supplemented from time to time), none of the Inventory or Equipment (except for mobile goods, Equipment or Inventory with an aggregate net book value of up to $1,000,000) is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

          (b) Covenants and Agreements. Each Grantor covenants and agrees that until the payment in full of all Secured Obligations:

               (i) it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

               (ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, the Collateral Agent, or the First Lien Collateral Agent;

               (iii) if any Equipment or Inventory is in possession or control of any third party (other than a supplier, customer or subcontractor in the ordinary course of business as described in Section 4.2(a)(i), above), each Grantor shall, as a condition to entering into any such arrangement in respect of Equipment or Inventory in an aggregate net book value exceeding $2,000,000 at any time and otherwise upon request of the Collateral Agent, join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and using commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent;

               (iv) At any time when an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement upon written request of Collateral Agent, each Grantor shall instruct each subcontractor then holding Inventory for processing to hold such Inventory for the account of Collateral Agent and subject to the instructions of the Collateral Agent;

               (v) with respect to any Equipment with net book value in excess of $100,000 individually or $1,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) it shall provide the Collateral Agent information with respect to any such Equipment, (B) it shall execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) it shall deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

     4.3 Receivables.

          (a) Representations and Warranties. Each Grantor represents and warrants on the Closing Date that: no Receivable in excess of $100,000 individually or $500,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c);

          (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

               (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

               (ii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by it, and except as otherwise provided in subsection
     (v) below, during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

               (iii) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement, the Collateral Agent, may deem necessary or advisable. Notwithstanding the foregoing, subject to the provisions of the Intercreditor Agreement, the Collateral Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent;
     (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Securities Account or Deposit Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

               (iv) it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

          (c) Delivery and Control of Receivables. Subject to the provisions of the Intercreditor Agreement, with respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Subject to the provisions of the Intercreditor Agreement, with respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall use commercially reasonable efforts to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Subject to the provisions of the Intercreditor Agreement, any Receivable that is evidenced by, or constitutes, Chattel Paper or Instruments or would constitute "electronic chattel paper" under Article 9 of the UCC not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent at any time during the continuance of an Event of Default.

     4.4 Investment Related Property.

          4.4.1 INVESTMENT RELATED PROPERTY GENERALLY

          (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

               (i) subject to the limitation described in Section 2.2(d) with respect to the capital stock of any Controlled Foreign Corporation, in the event it acquires rights in any Investment Related Property constituting Pledged Equity Interests or Pledged Debt or otherwise with an aggregate net book value in excess of $500,000 after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to
     Schedule 4.4 as required hereby;

               (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten
     (10) days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal;

               (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent.

          (b) Delivery and Control.

               (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. Subject to the provisions of the Intercreditor Agreement, with respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. Subject to the provisions of the Intercreditor Agreement, with respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall use commercially reasonable efforts to cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an Uncertificated Securities Control Agreement, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor.

          (c) Voting and Distributions.

               (i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof, provided, no Grantor shall exercise or refrain from exercising any such right (1) if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect; or (2) for any purpose inconsistent with the terms of this Agreement or the Credit Agreement;

               (ii) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (ii) above; and

               (iii) Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default:

          (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right but not the obligation to exercise such voting and other consensual rights; and

          (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

          4.4.2 PLEDGED EQUITY INTERESTS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that:

               (i) Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

               (ii) except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

               (iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and except as described in Schedule 4.4(A), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

               (iv) without limiting the generality of Section 4.1(a)(v), except as described in Schedule 4.4(A), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or second priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

               (v) except as described in Schedule 4.4(A), none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

               (vi) except as described in Schedule 4.4(A), none of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations:

               (i) without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (b) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (c) waive any default under or breach of any material terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (d) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

               (ii) [intentionally deleted];

               (iii) without the prior written consent of the Collateral Agent or as permitted under the Credit Agreement, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

               (iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

          4.4.3 PLEDGED DEBT

          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt that constitutes Intercompany Indebtedness and otherwise is in excess of $500,000 individually or $1,000,000 in the aggregate owned by such Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity and is not in default and constitutes all of the issued and outstanding Intercompany Indebtedness owned by such Grantor.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

          4.4.4 INVESTMENT ACCOUNTS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that:

               (i) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto or First Lien Collateral Agent) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto, except to the extent such control would constitute a Permitted Lien;

               (ii) Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the First Lien Collateral Agent) having either sole dominion and control (within the meaning of common law) or "control" (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein, except to the extent such control would constitute a Permitted Lien; and

               (iii) Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish the Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); and (b) to establish the Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts.

          (b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that until the payment in full of all Secured Obligations it shall not close or terminate any Investment Account without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of
Section 4.4.4(c).

          (c) Delivery and Control

               (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into a Securities Account Control Agreement pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into a Deposit Account Control Agreement, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities

     Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

               (ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, using commercially reasonable efforts to cause the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, subject to the provisions of the Intercreditor Agreement, the Collateral Agent shall have the right at any time during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

     4.5 Material Contracts.

          (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations:

               (i) after the occurrence and during the continuance of an Event of Default, the applicable Grantor shall furnish to the Collateral Agent true and complete copies (including any amendments or supplements thereof) of all Material Contracts to which it is a party; and

               (ii) subject to the provisions of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent.

     4.6 LETTER OF CREDIT RIGHTS.

          (a) Representations and Warranties. Except with respect to letters of credit issued under the First Lien Credit Agreement, each Grantor hereby represents and warrants on the Closing Date that:

               (i) all material letters of credit to which such Grantor has rights as the beneficiary in an amount in excess of $100,000 are listed on
     Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

               (ii) it has used or will use commercially reasonable efforts to obtain the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent (subject to the provisions of the Intercreditor Agreement) and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the First Lien Collateral Agent) having "control" (within the meaning of Section 9-107 of the UCC) over, or any other interest in any of the Grantor's rights in respect thereof.

          (b) Covenants and Agreements. Except with respect to letters of credit issued under the First Lien Credit Agreement, each Grantor hereby covenants and agrees that, until the payment in full of all Secured Obligations, with respect to any material letter of credit referred to in (a)(i) above hereafter arising it will use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent (subject to the provisions of the Intercreditor Agreement) and shall deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto.

     4.7 INTELLECTUAL PROPERTY.


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

          (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants on the Closing Date that:

               (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and material to the business of each Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of each Grantor;

               (ii) it has executed and delivered to the Collateral Agent, the applicable Grants for all Copyrights, Patents and Trademarks owned by such Grantor, including, but not limited to, all Copyrights, Patents and Trademarks on Schedule 4.7 (as such schedule may be amended or supplemented from time to time);

               (iii) it is the sole and exclusive owner of the entire right, title, and interest in and to or has the valid right to use the Intellectual Property on Schedule 4.7 (as such schedule may be amended or supplemented from time to time) listed under its respective name, and owns all other Intellectual Property used in or necessary to conduct its business, as currently conducted except where the failure to own or right to use in the aggregate could not be reasonably expected to have a Material Adverse Effect;

               (iv) its Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, except as could not reasonably be expected to have a Material Adverse Effect, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property in full force and effect, except where the failure to do so could reasonably be expected to have a Material Adverse Effect;

               (v) its Intellectual Property is valid and enforceable in all material respects; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect and no such action or proceeding is pending or, to such Grantor's knowledge, threatened;

               (vi) the conduct of its business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party and no written claim has been made that the use of any material Intellectual Property owned or used by any Grantor (or any of its respective licensees) violates the asserted rights of any third party except, in each case, as could not reasonably be expected to have a Material Adverse Effect; and

               (vii) except for Permitted Liens or as otherwise permitted under the Credit Agreement, each Grantor has not made a previous assignment, sale or transfer constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent or Permitted Liens.

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows until the payment in full of the Secured Obligations:

               (i) it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and


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

     Copyright owned by any Grantor, the maintenance of or registration of which is material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on
     Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

               (ii) it shall promptly (but, except in the case of (II) below, in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (x) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (y) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent
     (I) a completed Pledge Supplement, together with all Supplements to Schedules thereto, and (II) upon the request of the Collateral Agent, an applicable Grant for recordation with respect thereto in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, provided, the failure of any Grantor to execute the Pledge Supplement or submit a Grant for recordation with respect to any additional Intellectual Property shall not impair the security interest of the Collateral Agent therein or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto;

               (iii) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, it shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and it shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for Permitted Liens or as otherwise permitted under the Credit Agreement;

               (iv) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

               (v) it shall take all commercially reasonable steps to protect the secrecy of all Trade Secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material or necessary to the business of such Grantor;

               (vi) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, any Grantor may take (and, at the Collateral Agent's reasonable direction, shall take) such action as such Grantor or, subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

     4.8 COMMERCIAL TORT CLAIMS

          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims in excess of $250,000 individually or $1,000,000 in the aggregate of each Grantor; and

          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations with respect to any Commercial Tort Claim in excess of $250,000 individually or $1,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed


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

Pledge Supplement, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

     5.1 ACCESS; RIGHT OF INSPECTION. The Collateral Agent shall at reasonable times with reasonable notice have full and free access during normal business hours and without unreasonable disruption of business to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at reasonable times with reasonable notice also have the right during normal business hours and without unreasonable disruption of business to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting or exhibiting the same, observing its use or otherwise protecting its interests therein. The Collateral Agent shall (and shall cause all of its representatives to) keep all information regarding the Grantors or obtained from any of the Grantors confidential in accordance with Section 10.17 of the Credit Agreement.

     5.2 Further Assurances.

          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

               (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

               (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in the United States which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing; and

               (iii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

          (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.


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

          (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

     5.3 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR"), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Additional Grantor shall deliver to the Collateral Agent, together with such Counterpart Agreement, a completed Pledge Supplement, together with all Supplements to Schedules thereto, reflecting all personal property to which it has rights that will be deemed Collateral pursuant to Section 2.1. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of the Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

     6.1 POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's reasonable discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement in each case, subject to the provisions of the Intercreditor Agreement, including, without limitation, the following:

          (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

          (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

          (e) to prepare and file any UCC financing statements against such Grantor as debtor;

          (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

          (g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

          (h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in accordance with the terms of this Agreement, all as fully and effectively as such Grantor might do.

     6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their or their Affiliates' officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their gross negligence or willful misconduct.

SECTION 7. REMEDIES.

     7.1 GENERALLY. Subject to the provisions of the Intercreditor Agreement:

          (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

               (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

               (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

               (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

               (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

          (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent such portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the


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

Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

          (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

          (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

     7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, and subject to the provisions of the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket expenses of the Collateral Agent paid or payable to its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     7.3 SALES ON CREDIT. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

     7.4 DEPOSIT ACCOUNTS.


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

     Subject to the provisions of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

     7.5 INVESTMENT RELATED PROPERTY.

     Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     7.6 INTELLECTUAL PROPERTY.

          (a) Anything contained herein to the contrary notwithstanding, but subject to the provisions of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default:

               (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent and the Secured Parties as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others;

               (ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

               (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

               (iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

               (v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

          (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

          (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 after an Event of Default has occurred and is continuing and at such time as the Collateral Agent shall be entitled under the terms of the Intercreditor Agreement and lawfully entitled to exercise such rights and remedies, each Grantor hereby grants so long as an Event of Default has occurred and is continuing, to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to the grant of sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

     7.7 CASH PROCEEDS. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables and Section 7.6(a)(v) with respect to payments in respect of Intellectual Property, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS") (i) except as specified in clause (ii), shall be applied by such Grantor in a manner not inconsistent with the Credit Agreement and the Intercreditor Agreement, and (ii) if an Event of Default shall have occurred and be continuing, subject to the provisions of the Intercreditor Agreement shall be held by such Grantor in trust for the Collateral Agent, and if so directed by the Collateral Agent in writing, shall segregate such Cash Proceeds from other funds of such Grantor, and shall, following receipt of such written direction, forthwith upon receipt by such Grantor, turn over to the Collateral Agent such Cash Proceeds in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required), which Cash Proceeds may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 8. COLLATERAL AGENT.

     The Collateral Agent has been appointed to act as Collateral Agent hereunder and under the Intercreditor Agreement by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. Subject to the provisions of the Intercreditor Agreement, the Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement and the Intercreditor Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Administrative Agent pursuant to Section 9.7 of the Credit Agreement shall also constitute removal of Collateral Agent under this Agreement and appointment of a successor Administrative Agent pursuant to subsection 9.7 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.7 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, reasonably promptly upon request by Grantor, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

     If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby or by any other Credit Document on such Collateral. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction not constituting an "Asset Sale" under (and as defined in the Credit Agreement) the Liens created hereby on such property shall be automatically released (without need for further action by any person or entity). At the request and sole expense of the Company, a Guarantor Subsidiary shall be released from its obligations hereunder and under any other Credit Document in the event that all the Capital Stock or substantially all of the assets of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement (including by way of merger or consolidation).

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

     The powers conferred on the Collateral Agent hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to take or delay in taking action under this Agreement except to the extent such delay or failure arises from the gross negligence or willful misconduct of the Collateral Agent or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may so long as an Event of Default has occurred and is continuing itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11. MISCELLANEOUS.

     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS

CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

SECTION 12. INTERCREDITOR AGREEMENT.

          (a) Prior to the First Lien Obligations (as such term is defined in the Intercreditor Agreement) being paid in full, the requirements of this Agreement to deliver Collateral to Collateral Agent hereunder shall be deemed satisfied by delivery of such Collateral to First Lien Collateral Agent or to any other person acting as agent for Collateral Agent.

          (b) Prior to the First Lien Obligations (as such term is defined in the Intercreditor Agreement) being paid in full, the requirements of this Agreement to hold or "control" (within the meaning of Sections 8-106, 9-104 or 9-106 of the UCC) Collateral for, on behalf of or for the account of Collateral Agent hereunder shall be deemed satisfied if such Collateral is held or controlled for, on behalf of or for the account of First Lien Collateral Agent or by any other person acting as agent for Collateral Agent.

          (c) Except as otherwise specifically provided herein, the provisions set forth in the Intercreditor Agreement shall operate either as additions to or modifications of the obligations of the parties hereunder, as the context may require. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall prevail.

     IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        AUTOCAM CORPORATION
                                        AUTOCAM-PAX, INC.
                                        AUTOCAM SOUTH CAROLINA, INC.
                                        AUTOCAM GREENVILLE, INC.
                                        AUTOCAM ACQUISITION, INC.
                                        AUTOCAM LASER TECHNOLOGIES, INC.
                                        AUTOCAM-HAR, INC.
                                        AUTOCAM INTERNATIONAL, LTD.
                                        AUTOCAM INTERNATIONAL SALES CORPORATION
                                        TITAN HOLDINGS, INC.


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        THE BANK OF NEW YORK,
                                        as the Collateral Agent


                                        By: /s/ Stephen C. Jerard
                                            ------------------------------------
                                        Name: Stephen C. Jerard
                                        Title: Vice President

                                        AUTOCAM EUROPE, B.V.


                                        By: /s/ John C. Kennedy
                                            ------------------------------------
                                        Name: John C. Kennedy, on behalf of
                                              Autocam Corporation
                                        Title: Managing Director

                                                                       EXHIBIT A
                                                TO PLEDGE AND SECURITY AGREEMENT

                            FORM OF PLEDGE SUPPLEMENT

     This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "GRANTOR") pursuant to the Pledge and Security Agreement, dated as of December 22, 2005 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among AUTOCAM CORPORATION, TITAN HOLDINGS, INC. and the other Grantors named therein, and THE BANK OF NEW YORK, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

     Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [MM/DD/YY].

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                    EXHIBIT B TO
                                                   PLEDGE AND SECURITY AGREEMENT

                 [FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

                      GRANT OF TRADEMARK SECURITY INTEREST

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS GRANT OF TRADEMARK SECURITY INTEREST AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 22, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BY AND AMONG AUTOCAM CORPORATION, A MICHIGAN CORPORATION, CITICORP NORTH AMERICA, INC., AS FIRST LIEN COLLATERAL AGENT, THE BANK OF NEW YORK, AS SECOND LIEN COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY THERETO OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GRANT OF TRADEMARK SECURITY INTEREST, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AS BETWEEN THE FIRST LIEN COLLATERAL AGENT AND THE COLLATERAL AGENT.

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

          WHEREAS, Autocam Corporation, a Michigan corporation ("COMPANY"), and Titan Holdings, Inc., a Delaware corporation, have entered into a Term Loan and Guaranty Agreement dated as of December 22, 2005 (said Term Loan and Guaranty Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), Goldman Sachs Credit Partners L.P., as Syndication Agent, and The Bank of New York, as Administrative Agent for the Lenders pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

          WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more interest rate swap agreement or currency swap agreement or other similar agreements or arrangements (collectively, the "HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "LENDER COUNTERPARTIES"); and

          [Insert if Grantor is a Subsidiary:] [WHEREAS, pursuant to Section 7 of the Credit Agreement, Grantor has guaranteed the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Credit Documents and all obligations of Company under the Hedge Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and]

          WHEREAS, pursuant to the terms of a Pledge and Security Agreement dated as of December 22, 2005 (said Pledge and Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"; the capitalized terms used in this Grant of Trademark Security Interest not otherwise defined herein shall have the respective meanings given thereto in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (a) the registrations and applications referred to in Schedule A annexed hereto,
     (b) all extensions or renewals of any of the foregoing, (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing, and (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and

          (ii) all proceeds, products, accessions, rents and profits of or from any and all of the foregoing Trademark Collateral, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of _______, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST

         Trademark    Registration/Appl.   Registration/Appl.
Owner   Description         Number                Date
-----   -----------   ------------------   ------------------



                                      B-A-1

                                                                    EXHIBIT C TO
                                                              SECURITY AGREEMENT

                 [FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

                      GRANT OF COPYRIGHT SECURITY INTEREST

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS GRANT OF COPYRIGHT SECURITY INTEREST AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 22, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BY AND AMONG AUTOCAM CORPORATION, A MICHIGAN CORPORATION, CITICORP NORTH AMERICA, INC., AS FIRST LIEN COLLATERAL AGENT, THE BANK OF NEW YORK, AS SECOND LIEN COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY THERETO OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GRANT OF COPYRIGHT SECURITY INTEREST, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AS BETWEEN THE FIRST LIEN COLLATERAL AGENT AND THE COLLATERAL AGENT.

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

          WHEREAS, Autocam Corporation, a Michigan corporation ("COMPANY"), and Titan Holdings, Inc., a Delaware corporation, have entered into a Term Loan and Guaranty Agreement dated as of December 22, 2005 (said Term Loan and Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), Goldman Sachs Credit Partners L.P., as Syndication Agent, and The Bank of New York, as Administrative Agent for the Lenders pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

          WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more interest rate swap agreement or currency swap agreement or other similar agreements or arrangements (collectively, the "HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "LENDER COUNTERPARTIES"); and

          [Insert if Grantor is a Subsidiary:] [WHEREAS, pursuant to Section 7 of the Credit Agreement, Grantor has guaranteed the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Credit Documents and all obligations of Company under the Hedge Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and]

          WHEREAS, pursuant to the terms of a Pledge and Security Agreement dated as of December 22, 2005 (said Pledge and Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"; the capitalized terms used in this Grant of Trademark Security Interest not otherwise defined herein shall have the respective meanings given thereto in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor created in favor of Collateral Agent a security interest in, and Collateral Agent has become a secured creditor with respect to, the Copyright Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Collateral Agent pursuant to the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

          (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications applied for thereon in the United States and any state thereof and in foreign countries referred to in Schedule A annexed hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, and
     (iv) all rights to sue for past, present and future infringements thereof; and

          (ii) all proceeds, products, accessions, rents and profits of or from any and all of the foregoing Copyright Collateral, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. COPYRIGHT REGISTRATIONS:

Title   Registration No   Date of Issue   Registered Owner
-----   ---------------   -------------   ----------------


FOREIGN COPYRIGHT REGISTRATIONS:

Country   Title   Registration No   Date of Issue
-------   -----   ---------------   -------------


PENDING U.S. COPYRIGHT REGISTRATION APPLICATIONS:

Title   Appl. No.   Date of Application   Copyright Claimant
-----   ---------   -------------------   ------------------


PENDING FOREIGN COPYRIGHT REGISTRATION APPLICATIONS:

Country   Title   Appl. No   Date of Application
-------   -----   --------   -------------------



                                      C-A-1

                                                                    EXHIBIT D TO
                                                              SECURITY AGREEMENT

                   [FORM OF GRANT OF PATENT SECURITY INTEREST]

                        GRANT OF PATENT SECURITY INTEREST

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO THIS GRANT OF PATENT SECURITY INTEREST AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 22, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BY AND AMONG AUTOCAM CORPORATION, A MICHIGAN CORPORATION, CITICORP NORTH AMERICA, INC., AS FIRST LIEN COLLATERAL AGENT, THE BANK OF NEW YORK, AS SECOND LIEN COLLATERAL AGENT, AND CERTAIN OTHER PERSONS PARTY THERETO OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GRANT OF PATENT SECURITY INTEREST, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AS BETWEEN THE FIRST LIEN COLLATERAL AGENT AND THE COLLATERAL AGENT.

          WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

          WHEREAS, Autocam Corporation, a Michigan corporation ("COMPANY"), and Titan Holdings, Inc., a Delaware corporation, have entered into a Term Loan and Guaranty Agreement dated as of December 22, 2005 (said Term Loan and Guaranty Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), Goldman Sachs Credit Partners L.P., as Syndication Agent, and The Bank of New York, as Administrative Agent for the Lenders pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

          WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more interest rate swap agreement or currency swap agreement or other similar agreements or arrangements (collectively, the "HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "LENDER COUNTERPARTIES"); and

          [Insert if Grantor is a Subsidiary:] [WHEREAS, pursuant to Section 7 of the Credit Agreement, Grantor has guaranteed the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Credit Documents and all obligations of Company under the Hedge Agreements, including, without limitation, the obligation of Company to make payments thereunder in the event of early termination thereof; and]

          WHEREAS, pursuant to the terms of a Pledge and Security Agreement dated as of December 22, 2005 (said Pledge and Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"; the capitalized terms used in this Grant of Patent Security Interest not otherwise defined herein shall have the respective meanings given thereto in the Security Agreement), among Grantor, Collateral Agent and the other grantors named therein, Grantor created in favor of Collateral Agent a security interest in, and Collateral Agent has become a secured creditor with respect to, the Patent Collateral;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Collateral Agent pursuant to the Security Agreement, Grantor hereby grants to Collateral Agent a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

     (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule A annexed hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof,
     (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights (but not obligations) to sue for past, present and future infringements thereof, and
     (vi) all licenses, claims, damages, and proceeds of suit arising therefrom;

     (ii) all proceeds, products, accessions, rents and profits of or from any and all of the foregoing Patent Collateral, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ____________, _____.

                                        [NAME OF GRANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                  EXECUTION COPY

                                   SCHEDULE A
                                       TO
                        GRANT OF PATENT SECURITY INTEREST

PATENTS ISSUED:

Patent No.   Issue Date   Invention   Inventor
----------   ----------   ---------   --------


PATENTS PENDING:

Applicant's    Date   Application
    Name      Filed      Number     Invention   Inventor
-----------   -----   -----------   ---------   --------


                                                                    EXHIBIT 10.4

                               AUTOCAM CORPORATION

                                SECOND AMENDMENT

                        TO CREDIT AND GUARANTY AGREEMENT

          This SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this "SECOND AMENDMENT") is dated as of December 22, 2005 and entered into by and among Autocam Corporation, a Michigan corporation (the "COMPANY"), Autocam France, Sarl, a French societe a responsabilite limitee (limited liability company) ("EUROPEAN BORROWER"), Titan Holdings, Inc., a Delaware corporation ("HOLDINGS"), the other Credit Parties listed on the signature pages hereof, the financial institutions party hereto (each individually a "LENDER" and collectively the "LENDERS"), Citicorp North America, Inc., as General Administrative Agent and Collateral Agent ("GENERAL ADMINISTRATIVE AGENT") and Citibank International Plc, as European Administrative Agent ("EUROPEAN ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit and Guaranty Agreement dated as of June 21, 2004, by and among Company, European Borrower, Holdings, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. ("GSCP") and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Runners, GSCP, as Syndication Agent, General Administrative Agent, European Administrative Agent, and Bank One, NA, ING Capital, LLC, and National City Bank as Documentation Agents, as amended by the First Amendment to Credit Agreement Credit and Guaranty Agreement dated as of March 31, 2005, by and among Company, European Borrower, Holdings, the other Credit Parties party thereto, the Lenders party thereto, the General Administrative Agent and the European Administrative Agent (as amended, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

                                    RECITALS

WHEREAS, the Company and the Lenders desire to amend the Credit Agreement to (i) permit the Company to incur term loans under a senior secured second lien credit facility in the aggregate principal amount of up to $75,000,000 or the Dollar Equivalent thereof, the proceeds of which will be used to repay certain outstanding Loans hereunder, pay related fees and expenses and provide for working capital as more particularly described herein, (ii) replace the Interest Coverage Ratio covenant in Section 6.8(a) of the Credit Agreement, the Leverage Ratio covenant in Section 6.8(b) of the Credit Agreement, and the Senior Leverage Ratio covenant in Section 6.8(d) of the Credit Agreement with a maximum First Lien Leverage Ratio covenant and a revised Senior Leverage Ratio covenant,
(iii) amend the Consolidated Capital Expenditures covenant in Section 6.8(c) of the Credit Agreement, and (iv) address certain other matters set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 19. AMENDMENTS TO CREDIT AGREEMENT

19.1 Amendments to Section 1: Definitions and Interpretation.

     (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

"FIRST LIEN LEVERAGE RATIO" means the ratio of (i) Consolidated Senior Debt minus the principal amount of Second Lien Term Loans outstanding as of the date of determination minus the amount of Term Loans repaid with the proceeds of Additional Sponsor Equity during the 45-day period following the date of determination to (ii) Consolidated Adjusted EBITDA of Holdings and its Subsidiaries for the four-Fiscal Quarter period ending on such date.

"INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Second Amendment Effective Date, by and among the Collateral Agent, as collateral agent for Lenders, the Second Lien Collateral Agent, as collateral agent for the lenders under the Second Lien Credit Agreement, and the Company.

"MANAGEMENT SERVICES AGREEMENT" means that certain Management Services Agreement entered into on or about June 21, 2004, by and between Sponsor and Holdings (as the same may be amended, restated, supplemented or otherwise modified from time to time).

"REQUIRED APPLICATION OF PROCEEDS" means the application of the proceeds of the Second Lien Term Loans, net of amounts thereof used to pay Second Lien Transaction Costs, amounts used to repay Domestic Revolving Loans and/or European Revolving Loans outstanding, if any, and cash retained by the Company not to exceed $10,000,000, toward repayment of the Term Loans, to be applied pro-rata between the US Term Loans and the European Term Loans in accordance with their respective aggregate outstanding principal amounts.

"SECOND AMENDMENT" means that certain Second Amendment to this Agreement, dated as of December 22, 2005.

"SECOND AMENDMENT EFFECTIVE DATE" means "Second Amendment Effective Date" as defined in the Second Amendment.

"SECOND LIEN ADMINISTRATIVE AGENT" means The Bank of New York, in its capacity as administrative agent under the Second Lien Credit Agreement, and its permitted successors in such capacity.

"SECOND LIEN COLLATERAL AGENT" means The Bank of New York, in its capacity as collateral agent under the Second Lien Credit Agreement, and its permitted successors in such capacity.

"SECOND LIEN CREDIT AGREEMENT" means the Term Loan and Guaranty Agreement, dated as of the Second Amendment Effective Date, entered into by Holdings, the Company, each Domestic Subsidiary and Autocam Europe and the various lenders and agents thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 6.18.

"SECOND LIEN TERM LOANS" means the term loans made to the Company pursuant to the Second Lien Credit Agreement on the Second Amendment Effective Date.

"SECOND LIEN TRANSACTION COSTS" means the fees, costs and expenses payable by Holdings, the Borrowers or any of their Subsidiaries on or about the Second Amendment Effective Date in connection with this Amendment and the Second Lien Credit Agreement (including, for avoidance of doubt, consent fees, breakage or other costs and expenses in connection with the prepayment of Indebtedness).

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions "Additional Term Loans" and "Net Margin" in their entirety.

     (c) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"APPLICABLE MARGIN" means (i) with respect to Loans that are Eurocurrency Rate Loans, (a) 3.50% from the Second Amendment Effective Date until the later of (I) the date that is twelve months after the First Amendment Effective Date, and
(II) three business days after the date on which General Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) demonstrating a Leverage Ratio of less than or equal to 4.50:1.00; provided that, the Applicable Margin with respect to the European Term Loans pursuant to this clause (a) shall be 4.00%; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

    LEVERAGE          APPLICABLE MARGIN FOR REVOLVING LOANS,
      RATIO        EUROPEAN REVOLVING LOANS AND U.S. TERM LOANS   APPLICABLE MARGIN FOR EUROPEAN TERM LOANS
    --------       --------------------------------------------   -----------------------------------------
> or = 3.00:1.00                       3.25%                                        3.75%

< 3.00:1.00                            3.00%                                        3.50%

provided, that, at any time the First Lien Leverage Ratio then in effect exceeds 2.25:1.00, the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause (i)(a) or (i)(b) above shall be increased by .25%, and at any time the First Lien Leverage Ratio then in effect exceeds 2.75:1.00, the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause (i)(a) or (i)(b) above shall be increased by an additional .25%, and (ii) with respect to Swing Line Loans and other Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin applicable to Eurocurrency Rate Loans pursuant to clause
(i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which General Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio and the First Lien Leverage Ratio. At any time Company has not submitted to General Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 3.00:1.00 and the First Lien Leverage Ratio were in excess of 2.75:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), General Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

     (d) The definition of "Change of Control" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause "(vi)" in its entirety and substituting the following therefor:

          "(vi) any "change of control" or similar event under the Senior Subordinated Note Indenture or the Second Lien Credit Agreement or related documentation shall occur."

     (e) The definition of "Consolidated Adjusted EBITDA" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the reference to "10,000,000" in clause (f)(II)(b) and substituting "15,000,000" therefor.

     (f) The definition of "Consolidated Adjusted EBITDA" set forth in Section
1.1 of the Credit Agreement is hereby further amended by deleting clauses
(i)(f)(V) and (i)(f)(VI) in their entirety and substituting the following therefor:

     "(V) charges associated with the write-off of unamortized financing fees and related costs arising in connection with the repayment of the Term Loans and the reduction of the Revolving Loan Commitments on or about the Second Amendment Effective Date, and (VI) Second Lien Transaction Costs paid or which became due and payable in Cash by Company and its Subsidiaries on or about the Second Amendment Effective Date, and"

     (g) The definition of "Consolidated Interest Expense" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the reference to the following phrase contained therein:

          ", any amounts paid in respect of Additional Term Loans or Indebtedness incurred pursuant to Section 6.1(s), in either case,"

     (h) The definition of "French Receivables Facility" set forth in Section
1.1 of the Credit Agreement is hereby amended by deleting the language "with an aggregate Principal Amount not to exceed $15,000,000 at any one time outstanding" contained therein.

     (i) The definition of "Permitted Acquisition" set forth in Section 1.1 of the Credit Agreement is hereby amended as follows:

          (i) by adding the words "at least 45 days prior to the date of consummation of such acquisition" after the word "ended" in clause (iv) thereof;

          (ii) by deleting the "and" at the end of clause "(v)" thereof, inserting the word "and" at the end of clause (vi) thereof, and inserting the following clause (vii) immediately after clause "(vi)" thereof:

          "(vii) the assets, capital stock, business line, unit or division so acquired generated positive EBITDA for the four quarter period most recently ended prior to the date of such acquisition (or for the four quarter period most recently ended for which financial statements are available to Holdings and its Subsidiaries), calculated on a pro forma basis after giving effect to the acquisition and related transactions (as determined in accordance with Section 6.8(e)) and, to the extent such Permitted Acquisition is to be financed in whole or part by Indebtedness (including assumed Indebtedness), the amount of such Indebtedness shall not exceed an amount equal to 3.5 multiplied by the amount of such positive EBITDA." and

(iii) by adding the following sentence to the end thereof:

"In addition to the foregoing, the Company's acquisition of assets of ATS Automation Tooling Systems, Inc.'s Precision Metals Division shall constitute a Permitted Acquisition so long as the cash consideration paid with respect thereto is paid with the proceeds of Additional Sponsor Equity."

     (j) The definition of "Restricted Junior Payment" set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting "or Second Lien Term Loans" immediately after "Subordinated Indebtedness" in clause "(v)" thereof.

     (k) The definition of "Senior Leverage Ratio" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"SENIOR LEVERAGE RATIO" means the ratio of (a) Consolidated Senior Debt as of the date of determination minus the amount of Consolidated Senior Debt repaid with the proceeds of Additional Sponsor Equity during the 45-day period following the date of determination to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

19.2 Amendments to Section 2: Loans and Letters of Credit.

     (a) Section 2.1 of the Credit Agreement is hereby amended by deleting
Section 2.1(c) in its entirety.

     (b) Section 2.6 of the Credit Agreement is hereby amended by deleting the second sentence thereof.

     (c) Section 2.8 of the Credit Agreement is hereby amended by deleting
Section 2.8(i) in its entirety.

19.3 Amendments to Section 4: Representations and Warranties.

     (a) Section 4.9 of the Credit Agreement is hereby amended by deleting the reference to "December 31, 2003" therein and substituting "September 30, 2005" therefor.

     (b) Section 4.22 of the Credit Agreement is hereby amended by adding after the phrase "Each Credit Party" the following:

     "(other than Autocam-Har, Inc., as a result of Franklin Park Lease Termination Charges)".

     (c) Section 4.25 of the Credit Agreement is hereby amended by adding at the end thereof the following:

"(including the Form 10-Q for the period ended September 30, 2005 filed by the Company with the Securities Exchange Commission)."

     (d) Section 4 of the Credit Agreement is hereby amended by inserting the following Sections 4.26 and 4.27 at the end thereof:

          "4.26 FIRST LIEN CLAIMS. The Obligations constitute "First Lien Claims" under the Intercreditor Agreement.

          4.27 QUARTERLY FINANCIALS. The Company's quarterly financial statements for the quarterly period ended after September 30, 2005 were prepared in conformity with GAAP and fairly present in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject to changes resulting from audit and normal year-end adjustments that individually or in the aggregate do not constitute or evidence a Material Adverse Effect."

19.4 Amendments to Section 5: Affirmative Covenants.

     (a) Section 5.1 of the Credit Agreement is hereby amended by deleting clause "(l)" thereof in its entirety and substituting the following therefor:

"(l) Second Lien Credit Agreement.

               (i) Promptly upon execution and delivery thereof, copies of any amendment, restatement, supplement or other modification to or waiver of the Second Lien Credit Agreement entered into after Second Amendment Effective Date.

               (ii) Promptly upon any officer of Holdings or Company obtaining knowledge of any condition or event that constitutes a default or an event of default under the Second Lien Credit Agreement, notice thereof."

19.5 Amendment to Section 6: Negative Covenants.

     (a) Section 6.1(b)(v) of the Credit Agreement is hereby amended by deleting the reference to "6.7(m)" therein and substituting "6.7(o)" therefor.

     (b) Section 6.1 of the Credit Agreement is hereby amended by deleting clause "(j)" in its entirety and substituting the following therefor:

          "(j) Indebtedness under Receivables Facilities in an aggregate outstanding Principal Amount not to exceed at any time the Dollar Equivalent of $35,000,000 minus the outstanding Principal Amount of obligations not constituting Indebtedness under any Receivables Facility; provided that no more than $5,000,000 of Indebtedness under such Receivables Facilities shall provide recourse to Company or any of its Subsidiaries other than customary provisions relating to the breach of representations by Company and/or its Subsidiaries;"

     (c) Section 6.1 of the Credit Agreement is hereby further amended by substituting "$10,000,000" for "$5,000,000" in clause (o).

     (d) Section 6.1 of the Credit Agreement is hereby further amended by deleting the "and" and the end of clause "(r)", deleting clause "(s)" in its entirety and substituting the following therefor:

          "(s) (i) the Second Lien Term Loans in an aggregate principal amount not to exceed $75,000,000 or the Dollar Equivalent thereof, and (ii) any extensions, renewals, refinancings or replacements of the Second Lien Term Loans, provided, that (w) if secured, the Liens securing the same are subordinated on terms substantially equivalent to those set forth in the Intercreditor Agreement or on other terms reasonably satisfactory to the General Administrative Agent and Syndication Agent, (x) the other material terms and conditions thereof are not less favorable taken as a whole to the obligor thereon or to the Lenders than the Indebtedness being extended, renewed, refinanced or replaced, (y) the average life to maturity thereof is greater than or equal to that of the Indebtedness being extended, renewed, refinanced or replaced; and (z) shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) exceed in a principal amount the Indebtedness being extended, renewed, refinanced or replaced or
     (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and"

     (e) Section 6.1 of the Credit Agreement is hereby further amended by inserting the following clause (t) immediately following clause (s):

          "(t) Indebtedness of the Company consisting of unsecured guaranties of Indebtedness of Autocam Brazil permitted hereunder; provided that the principal amount guaranteed shall be deemed to constitute either Investments made under Section 6.7(d), or, at the Company's election, intercompany loans made to Autocam Brazil under Section 6.1(b)(iii)."

     (f) Section 6.2(r) of the Credit Agreement is hereby amended by deleting clause "(r)" in its entirety and substituting the following therefor:

          "(r) Liens on the Collateral securing (i) the Second Lien Term Loans so long as the same are subordinated pursuant to the Intercreditor Agreement and (ii) Indebtedness permitted under Section 6.1(s) extending, renewing, refinancing or replacing the Second Lien Term Loans."

     (g) Section 6.4 of the Credit Agreement is hereby amended by deleting the "and" immediately preceding clause (e) thereof and inserting the following as clause (f) thereof:

"and (f) any such provision in the Second Lien Credit Agreement,"

     (h) Section 6.5 of the Credit Agreement is hereby amended by adding the following clause (d) to the end thereof:

"(d) Company (or any Guarantor Domestic Subsidiary or Autocam Europe) may make the following payments in respect of the Second Lien Term Loans (and permitted renewals, refinancings and replacements of the same): (i) scheduled payments of interest, (ii) payments of principal, interest and fees made with the proceeds of a refinancing permitted by Section 6.1(s), (iii) mandatory prepayments required by the Second Lien Credit Agreement (so long as any required prepayment of the Obligations has been made), and (iv) payments made with the portion of proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent that is not required to be applied to prepay the Obligations pursuant to Section 2.14(c)."

     (i) Section 6.6 is hereby amended by replacing the phrase "Section 6.1(a),
(c), (i) or (m)" with the phrase "Section 6.1(a), (c), (i), (m) or (s)" and inserting "6.1(l) and" immediately before the reference to "6.1(n)" contained therein.

     (j) Section 6.7 is hereby amended by deleting the "and" at the end of clause "(l)" thereof, relettering clause "(m)" as clause "(o)" and inserting the following as clauses "(m)" and "(n)" therein:

          "(m) Investments made in Autocam Europe and/or the European Borrower with the proceeds of the Second Lien Term Loans, so as to permit the European Borrower to make the European Term Loan portion of the Required Application of Proceeds on or about the Second Amendment Effective Date;

          (n) Investments in the Chinese joint venture currently named Wuxi Weifu Autocam Precision Machinery Co., LTD. in an aggregate amount not to exceed $3,000,000 in the aggregate; provided that no less than 50% of such Investments shall be returned to the Company or any of its Guarantor Domestic Subsidiaries (including by way of technology transfer royalty payments or purchases of machine tools, or otherwise) within one year of the date such Investments are made; and"

     (k) Section 6.8(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

          "(a) First Lien Leverage Ratio. Holdings shall not permit the First Lien Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                       FIRST LIEN LEVERAGE RATIO
---------------------                       -------------------------
December 31, 2005                                   3.00:1.00
March 31, 2006                                      3.00:1.00
June 30, 2006                                       3.00:1.00
September 30, 2006                                  3.00:1.00
December 31, 2006                                   3.00:1.00
March 31, 2007                                      3.00:1.00
June 30, 2007                                       3.00:1.00
September 30, 2007                                  3.00:1.00
December 31, 2007                                   2.50:1.00
March 31, 2008                                      2.50:1.00
June 30, 2008                                       2.50:1.00
September 30, 2008                                  2.50:1.00
December 31, 2008 and each Fiscal Quarter
thereafter                                          2.00:1.00

"

     (l) The text of Section 6.8(b) is hereby deleted in its entirety and replaced with "[Omitted]".

     (m) Section 6.8(c) is hereby amended by deleting it in its entirety and substituting the following therefor:

          "(c) Maximum Consolidated Capital Expenditures. Except to the extent funded with the proceeds of Additional Sponsor Equity or Indebtedness permitted under Section 6.1(l), Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (the "MAXIMUM CAPITAL EXPENDITURES AMOUNT"); provided, the Maximum Capital Expenditures Amount (i) for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (but in no event shall the amount of such increase exceed 50% of the Maximum Capital Expenditures Amount for such previous Fiscal Year), (ii) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2006, may be increased by the lesser of $2,000,000 or 50% of the pro forma EBITDA contribution from Permitted Acquisitions made after the Second Amendment Effective Date,
     (iii) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2006, shall be increased to $25,000,000 for such Fiscal Year if the First Lien Leverage Ratio as of December 31 of the previous Fiscal Year was less than 1.50 to 1.00, and (iv) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2008, shall be increased to $27,000,000 for such Fiscal Year if the First Lien Leverage Ratio as of December 31 of the previous Fiscal Year was less than 1.00 to 1.00.

FISCAL YEAR                            CONSOLIDATED CAPITAL EXPENDITURES
-----------                            ---------------------------------
2005                                              $21,500,000
2006                                              $23,750,000
2007 and each Fiscal Year thereafter              $23,000,000

"

     (n) Section 6.8(d) is hereby amended by deleting it in its entirety and substituting the following therefor:

          "(d) Senior Leverage Ratio. Holdings shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2005, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                       SENIOR LEVERAGE RATIO
---------------------                       ---------------------
December 31, 2005                                 5.00:1.00
March 31, 2006                                    5.00:1.00
June 30, 2006                                     5.00:1.00
September 30, 2006                                5.00:1.00
December 31, 2006                                 5.00:1.00
March 31, 2007                                    5.00:1.00
June 30, 2007                                     5.00:1.00
September 30, 2007                                5.00:1.00
December 31, 2007                                 4.50:1.00
March 31, 2008                                    4.50:1.00
June 30, 2008                                     4.50:1.00
September 30, 2008                                4.50:1.00
December 31, 2008 and each Fiscal Quarter
thereafter                                        4.00:1.00

"

     (o) Section 6.14 of the Credit Agreement is hereby amended by deleting clause "(a)" thereof in its entirety and substituting the following therefor:

          "(a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Credit Documents, the Related Agreements and the Second Lien Credit Agreement (and any related Credit Documents as defined therein);"

     (p) Section 6.14 of the Credit Agreement is hereby further amended by deleting clause "(ii)" thereof in its entirety and substituting the following therefor:

"(ii) performing its obligations and activities incidental thereto under the Credit Documents, the Related Agreements and the Second Lien Credit Agreement (and any related Credit Documents as defined therein);"

     (q) Section 6 of the Credit Agreement is hereby amended by inserting the following Section 6.18 at the end thereof:

          "6.18. AMENDMENTS OR WAIVERS WITH RESPECT TO SECOND LIEN CREDIT AGREEMENT. Company shall not, nor shall it permit Holdings or any of its Subsidiaries to, amend or otherwise change the terms of the Second Lien Credit Agreement or any related document, or make any payment consistent with an amendment thereof or change thereto that is prohibited by the terms of the Intercreditor Agreement."

19.6 Amendments to Section 9 - Agents.

     (a) Section 9.8 of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting the following therefor:

          "Each Lender hereby further authorizes Administrative Agents or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be agent for and representative of Lenders with respect to the Guaranty, the Intercreditor Agreement, the Collateral and the Collateral Documents and to execute and deliver on its behalf the Intercreditor Agreement and each of the Collateral Documents to which it is party."

     (b) Section 9 of the Credit Agreement is hereby amended by inserting the following Section 9.10 at the end thereof:

          "9.10 USA PATRIOT ACT. Each Lender and Agent hereby notifies Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub.
     L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act."

19.7 Amendments to Section 10 - Miscellaneous.

     (a) Section 10.5(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof.

19.8 Amendment and Substitution of Exhibits. EXHIBIT C (FORM OF COMPLIANCE CERTIFICATE) TO THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING SAID EXHIBIT C IN ITS ENTIRETY AND SUBSTITUTING IN PLACE THEREOF A NEW EXHIBIT C IN THE FORM OF ANNEX A TO THIS SECOND AMENDMENT

19.9 Waiver. TO THE EXTENT THE INCURRENCE OF THE SECOND LIEN TERM LOANS WOULD GIVE RISE TO A MANDATORY PREPAYMENT OF LOANS IN ACCORDANCE WITH SECTION 2.14(D) OF THE CREDIT AGREEMENT, SUCH PREPAYMENT IS HEREBY WAIVED. THE APPLICABLE PROVISIONS OF SECTION 2.15 OF THE CREDIT AGREEMENT ARE HEREBY WAIVED TO THE EXTENT NECESSARY TO PERMIT 50% OF THE REQUIRED APPLICATION OF PROCEEDS TO BE APPLIED TO REDUCE (AND IT IS HEREBY AGREED THAT SUCH AMOUNTS SHALL BE APPLIED TO REDUCE) REMAINING INSTALLMENTS OF PRINCIPAL WITH RESPECT TO THE APPLICABLE TERM LOANS IN FORWARD ORDER OF MATURITY. IN ADDITION, THE NOTICE AND MINIMUM REDUCTION REQUIREMENTS OF SECTION 2.13(B) OF THE CREDIT AGREEMENT ARE HEREBY WAIVED TO THE EXTENT NECESSARY TO PERMIT THE COMPANY TO REDUCE COMMITMENTS CONCURRENTLY WITH THE SECOND AMENDMENT EFFECTIVE DATE.

SECTION 20. CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Second Amendment, each Credit Party represents and warrants to each Lender that the following statements are true and correct:

               (1) each Credit Party has all requisite corporate power and authority to enter into this Second

     Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Second Amendment (the "AMENDED AGREEMENT");

               (2) the execution and delivery of this Second Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, and if required, stockholder, action on the part of each Credit Party;

               (3) the execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Amended Agreement do not and will not (i) violate the organizational documents of any Credit Party, (ii) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require a prepayment, repurchase or redemption under any Contractual Obligation of any Credit Party, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of its Subsidiaries, except with respect to the foregoing clauses (ii), (iii) and (v) above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (4) the execution and delivery by any Credit Party of this Second Amendment and the performance by any Credit Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for registrations, consents, approvals, notices and other actions the failure to obtain or take have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (5) this Second Amendment and the Amended Agreement have been duly executed and delivered by each Credit Party and are the legally valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability

               (6) after giving effect to Section 1 hereof, the representations and warranties contained in Section 4 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof and the Second Amendment Effective Date (as defined below) to the same extent as though made on and as of such dates, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and (ii) the representation in Section 4.8 of the Credit Agreement shall be deemed to be made on the Second Amendment Effective Date with respect to the revised projections delivered to the Agents and the Lenders in connection with this Second Amendment; and

               (7) after giving effect to Section 1 hereof, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 21. CONDITIONS TO EFFECTIVENESS

     Section 1 of this Second Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

     (a) REPRESENTATIONS AND WARRANTIES. On the Second Amendment Effective Date,
(a) after giving effect to Section 1 hereof, the representations and warranties contained in Section 2 hereof shall be true and correct as of such date, as though made on and as of such date; (b) after giving effect to Section 1 hereof, no Default or Event of Default shall then exist; and (c) the Company shall deliver to General Administrative Agent a certificate signed by a responsible officer of Company confirming the foregoing.

     (b) CORPORATE DOCUMENTS. On or before the Second Amendment Effective Date, each Credit Party that is a party to this Second Amendment shall have delivered to Lenders (or to General Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

               (1) An officer's certificate of such Credit Party certifying that organizational documents of such Credit Party as delivered to General Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date;

               (2) Resolutions of its Board of Directors or other authorizing body or Person approving and authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (3) Signature and incumbency certificates of the officers of such Person executing this Second Amendment; and

               (4) Executed originals of this Second Amendment from Holdings, Company, European Borrower and each Credit Party.

     (c) LITIGATION. No action, suit, investigation, litigation or proceeding by any entity (private or governmental) before any court, arbitration or governmental authority shall be pending or, to the knowledge of Company, threatened with respect to this Second Amendment, any other Credit Document, the Second Lien Credit Agreement or any other documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

     (d) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the Second Amendment, the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by General Administrative Agent, acting on behalf of Lenders, Syndication Agent and their counsel shall be satisfactory in form and substance to General Administrative Agent, Syndication Agent and such counsel, and General Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as General Administrative Agent may reasonably request.

     (e) FEES AND EXPENSES. Company shall have paid all reasonable out of pocket expenses of Administrative Agents and Syndication Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP and Shearman & Sterling LLP) in connection with this Second Amendment and the documents and transactions related hereto, and any fees separately agreed upon among Company and Syndication Agent. On or before the Second Amendment Effective Date, the General Administrative Agent shall have received payment, for the account of each Lender that executes this Second Amendment on or before 5:00 p.m. Eastern Standard Time on December 14, 2005, of an amendment fee equal to 0.25% of the sum of such Lender's Revolving Exposure and the principal amount of Term Loans held by such Lender on the Second Amendment Effective Date after giving effect to the Required Application of Proceeds and the permanent reduction of Revolving Commitments pursuant to Section 3(I) of this Second Amendment.

     (f) REQUISITE LENDER APPROVAL. On or prior to the Second Amendment Effective Date, the Requisite Lenders shall have executed and delivered counterparts to this Second Amendment.

     (g) CLOSING AND FUNDING OF SECOND LIEN CREDIT AGREEMENT; MAKING OF REQUIRED APPLICATION OF PROCEEDS.

(i) Company shall have received, on the Second Amendment Effective Date, gross proceeds from the Second Lien Term Loans of at least $75,000,000 or the Dollar Equivalent thereof and shall have made or will contemporaneously make the Required Application of Proceeds; and

(ii) The General Administrative Agent and Syndication Agent shall have each received a fully executed or conformed copy of the Second Lien Credit Agreement and any documents executed in connection therewith. The Second Lien Credit Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Required Lenders and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or General Administrative

Agent to be material, in each case without the consent of Syndication Agent and General Administrative Agent.

     (h) REVOLVER OUTSTANDINGS. After giving effect to the application of the proceeds of the Second Lien Term Loans, there shall be no Domestic Revolving Loans or European Revolving Loans outstanding.

     (i) REVOLVER COMMITMENTS. The Company shall have permanently reduced the Domestic Revolving Commitments by at least $7,220,000 and the European Borrower shall have permanently reduced the European Revolving Loan Commitments by at least E2,324,200, in each case pursuant to Section 2.13(b) of the Credit Agreement.

     (j) INTERCREDITOR AGREEMENT. The Second Lien Collateral Agent, on behalf of the lenders under the Second Lien Credit Agreement, shall have executed and delivered the Intercreditor Agreement, reasonably satisfactory to the Required Lenders.

SECTION 22. ACKNOWLEDGEMENT AND CONSENT

Each of Company, Holdings, European Borrower and each Guarantor (each individually a "CREDIT SUPPORT PARTY" and collectively, the "CREDIT SUPPORT PARTIES") has read this Second Amendment and consents to the terms hereof and agrees that all references to the Credit Agreement in all Credit Documents shall be deemed to mean the Credit Agreement as amended by this Second Amendment, and each Credit Support Party further hereby confirms and agrees that the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Credit Documents pursuant to, each of the Credit Documents to which such Credit Support Party is a party shall not be impaired by the effectiveness of this Second Amendment and each of the Credit Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

SECTION 23. MISCELLANEOUS

     (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

          (i) On and after the effective date of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (ii) Each reference in other Credit Documents to defined terms in the Credit Agreement shall be to the defined terms in the Credit Agreement as amended hereby.

          (iii) Except as specifically amended by this Second Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iv) The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Administrative Agent or any Lender under the Credit Agreement or any of the other Credit Documents.

     (b) FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in Section 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Second Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     (c) HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

     (d) APPLICABLE LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     (e) COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        AUTOCAM CORPORATION


                                        By: /s/ Warren A Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary


                                        AUTOCAM FRANCE, SARL


                                        By: /s/ John C. Kennedy
                                            ------------------------------------
                                        Name: John C. Kennedy
                                        Title: Co-Manager

                                        TITAN HOLDINGS, INC.
                                        AUTOCAM-PAX, INC.
                                        AUTOCAM SOUTH CAROLINA, INC.
                                        AUTOCAM GREENVILLE, INC.
                                        AUTOCAM ACQUISITION, INC.
                                        AUTOCAM LASER TECHNOLOGIES , INC.
                                        AUTOCAM-HAR, INC.
                                        AUTOCAM INTERNATIONAL, LTD.
                                        AUTOCAM INTERNATIONAL SALES CORPORATION


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        AUTOCAM EUROPE B.V.

                                        BY: AUTOCAM CORPORATION, AS MANAGING
                                            DIRECTOR


                                        By: /s/ Warren A. Veltman
                                            ------------------------------------
                                        Name: Warren A. Veltman
                                        Title: Treasurer and Secretary

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                        as Syndication Agent and a Lender


                                        By: Authorized Signatory
                                            ------------------------------------

                                        CITICORP NORTH AMERICA, INC.,

                                        as General Administrative Agent,
                                        Collateral Agent, and a Lender


                                        By: /s/ Suzanne Crymes
                                            ------------------------------------
                                        Name: Suzanne Crymes
                                        Title: Vice President

                                        CITIBANK INTERNATIONAL PLC,

                                        as European Administrative Agent


                                        By: /s/ Olu Dada
                                            ------------------------------------
                                        Name: Olu Dada
                                        Title: Facility Agent

                                     ANNEX A

                         FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

     1. I am the Chief Financial Officer of each of TITAN HOLDINGS, INC. ("HOLDINGS") and AUTOCAM CORPORATION ("COMPANY").

     2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of June 21, 2004 (as it may be amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among AUTOCAM CORPORATION, AUTOCAM FRANCE, SARL, TITAN HOLDINGS, INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CITIGROUP GLOBAL MARKETS, INC., as Joint Lead Arrangers and Joint Book Runners, GSCP, as Syndication Agent, CITICORP NORTH AMERICA, INC., as General Administrative Agent and as Collateral Agent, CITIBANK INTERNATIONAL PLC, as European Administrative Agent, and BANK ONE, NA, ING CAPITAL, LLC and NATIONAL CITY BANK, as Documentation Agents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [MM/DD/YY] pursuant to Section 5.1(d) of the Credit Agreement.

                                        TITAN HOLDINGS, INC.
                                        AUTOCAM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer

                                                                      ANNEX A TO
                                                          COMPLIANCE CERTIFICATE

               FOR THE FISCAL [QUARTER] [YEAR] ENDING [MM/DD/YY].

1.  Consolidated Adjusted EBITDA: (I) - (II) =                         $[___,___,___]

    (i)  (a)   Consolidated Net Income:                                $[___,___,___]

         (b)   Consolidated Interest Expense:                          $[___,___,___]

         (c)   provisions for taxes based on income:                   $[___,___,___]

         (d)   total depreciation expense:                             $[___,___,___]

         (e)   total amortization expense:                             $[___,___,___]

         (f)   to the extent reducing Consolidated Net Income:

               (I)   net extraordinary losses:                         $[___,___,___]

               (II)  (A) other unusual or non recurring expenses[(1)]: $[___,___,___]

                     (B) French Restructuring Costs[(2)]:              $[___,___,___]

               (III)  Franklin Park Lease Termination Charges[(3)]:    $[___,___,___]

               (IV)  Insurance Termination Charges[(4)]:               $[___,___,___]

               (V)   charges allocated with the write-off of
                     unamortized financing fees and related costs
                     arising in connection with the repayment of the
                     Term Loans in accordance with the Required
                     Application of Proceeds on or about the Second
                     Amendment Effective Date:                         $[___,___,___]

               (VI)  Second Lien Transaction Costs paid or which
                     became due and payable in cash by Company and its
                     Subsidiaries on or about the Second Amendment
                     Effective Date:                                   $[___,___,___]

         (g)   other non Cash items reducing Consolidated Net
               Income[(5)]:                                            $[___,___,___]

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[(1)] Not to exceed $10,000,000 in the aggregate from the Closing Date to the current period.

[(2)] Not to exceed $15,000,000 in the aggregate from the Closing Date to the current period and the aggregate of (A) and (B), not to exceed $15,000,000 in any 12 month period.

[(3)] Not to exceed $2,000,000 in the aggregate from the Closing Date to the current period.

[(4)] Not to exceed $2,500,000 in the aggregate from the Closing Date to the current period.

[(5)] Including whether or not includible as a separate item in the statement of Consolidated Net Income, non-Cash losses on sales of assets outside the ordinary course of business or


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

    (ii) (a)   income or gains that are extraordinary, unusual or
               non-recurring[(6)]:                                     $[___,___,___]

         (b)   other non cash items increasing Consolidated Net
               Income[(7)]:                                            $[___,___,___]

2.  Consolidated Capital Expenditures:                                 $[___,___,___]

3.  Consolidated Cash Interest Expense:                                $[___,___,___]

4.  Consolidated Current Assets:                                       $[___,___,___]

5.  Consolidated Current Liabilities:                                  $[___,___,___]

6.  Consolidated Excess Cash Flow: (I) - (II) =                        $[___,___,___]

    (i)  (a)   Consolidated Adjusted EBITDA:                           $[___,___,___]

         (b)   Consolidated Working Capital Adjustment                 $[___,___,___]

    (ii) (a)   voluntary and scheduled repayments of Consolidated
               Total Debt[(8)]:                                        $[___,___,___]

         (b)   (x) Consolidated Capital Expenditures[(9)]:             $[___,___,___]

               (y) Permitted Acquisition Expenses[(10)]:               $[___,___,___]

         (c)   Consolidated Cash Interest Expense                      $[___,___,___]

----------
returned surplus assets of any Pension Plan but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[(6)] Including whether or not includible as a separate item in the statement of Consolidated Net Income, gains on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan

[(7)] Excluding any such non-Cash item to the extent that it represents the reversal of an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period.

[(8)] Excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments and (ii) repurchases of Term Loans made pursuant to Section 2.13(c).

[(9)] Except to the extent financed with the proceeds of Additional Sponsor
     Equity, other financings, insurance proceeds or Asset Sales.

[(10)] Excluding Permitted Acquisition Expenses paid in respect of Cash or Cash
     Equivalents of an acquired Person, and except to the extent financed with the proceeds of other financings, insurance proceeds or Asset Sales.


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
         (d)   the provision for current taxes based on income of
               Holdings and its Subsidiaries and payable in cash with
               respect to such period:                                 $[___,___,___]

         (e)   amounts paid pursuant to [Section 6.5(b) and (c)]:      $[___,___,___]

         (f)   the sum of the amounts described in 1(f)(I) and 1(f)
               (II) above that are payable in Cash by Holdings and
               Company with respect to such period:                    $[___,___,___]

7.  Consolidated Interest Expense:                                     $[___,___,___]

8.  Consolidated Net Income: (I) - (II) =                              $[___,___,___]

    (i)  the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single
         accounting period determined in conformity with GAAP:         $[___,___,___]

    (ii) (a)   the income of any Person (other than a Subsidiary of
               Holdings) in which any other Person (other than
               Holdings or any of its Subsidiaries) has a joint
               interest, except to the extent of the amount of
               dividends or other distributions actually paid to
               Holdings or any of its Subsidiaries by such Person:     $[___,___,___]

         (b)   the income (or loss) of any Person accrued prior to the
               date it becomes a Subsidiary of Holdings or is merged
               into or consolidated with Holdings or any of its
               Subsidiaries or that Person's assets are acquired by
               Holdings or any of its Subsidiaries[(11)]:              $[___,___,___]

         (c)   the undistributed income of any Subsidiary of Holdings
               to the extent that the declaration or payment of
               dividends or similar distributions by that Subsidiary
               of that income is not at the time permitted by
               operation of the terms of its charter or any agreement,
               instrument, judgment, decree, order, statute, rule or
               governmental regulation applicable to that Subsidiary:  $[___,___,___]

9.  Consolidated Total Debt[(12)]:                                     $[___,___,___]

----------
[(11)] Except as provided in Section 6.8(d).

[(12)] For the purposes of the calculation in Section 13 hereof, any portion of Consolidated Total Debt that is denominated in Euros shall be converted into Dollars by applying the exchange rate used by the Company in calculating Consolidated Net Income for the preparation of the financial statements delivered to the Lenders under the Credit Agreement for the applicable period.


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

10. Consolidated Working Capital: (I) - (II) =                         $[___,___,___]

    (i)  Consolidated Current Assets:                                  $[___,___,___]

    (ii) Consolidated Current Liabilities:                             $[___,___,___]

11. Consolidated Working Capital Adjustment[(13)]: (I) - (II) =        $[___,___,___]

    (i)  Consolidated Working Capital as of the beginning of such
         period:                                                       $[___,___,___]

    (ii) Consolidated Working Capital as of the end of such
         period:                                                       $[___,___,___]

12. First Lien Leverage Ratio: (I)/(II) =                              $[___,___,___]

    (i)  Consolidated Senior Debt minus the principal amount of Second
         Lien Term Loans outstanding as of the date of determination minus the amount of Term Loans repaid with the proceeds of
         Additional Sponsor Equity during the 45-day period following
         the date of determination:                                    $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter
         period then ended:                                            $[___,___,___]

                                                             Actual:   _.__:1.00
                                                             Required: _.__:1.00

13. Leverage Ratio[14]: (I)/(II) =

    (i)  Consolidated Total Debt                                       $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter
         period then ended:                                            $[___,___,___]

14. Maximum Consolidated Capital Expenditures:

                                                               Actual: $[___,___,___]
                                                             Required: $[___,___,___]

         plus, the excess, if any, over the actual amount of
         Consolidated Capital Expenditures for such previous Fiscal
         Year (but in no event more than 50% of such amount for the previous Fiscal Year, as adjusted in accordance with this
         proviso):                                                     $[___,___,___]

----------
[(13)] For the purposes of this calculation, the Net Current Assets of any Subsidiary acquired in a Permitted Acquisition during such period, determined at the time of such acquisition, should be excluded.

[(14)] For the purposes of determining "Applicable Margin" and mandatory prepayments pursuant to Sections 2.14(c) and (e).


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

15. Senior Leverage Ratio: (I)/(II) =

    (i)  Consolidated Senior Debt as of the date of determination minus the amount of Consolidated Senior Debt repaid with the proceeds of Additional Sponsor Equity during the 45-day
         period following the date of determination:                   $[___,___,___]

    (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter
         period then ended:                                            $[___,___,___]

                                                               Actual: _.__:1.00
                                                             Required: _.__:1.00


A-6